EXHIBIT 4.1

STEELCASE INC. RETIREMENT PLAN
As Amended and Restated Effective as of February 28, 2003

TABLE OF CONTENTS

PREAMBLE			1
ARTICLE I DEFINITIONS; INTERPRETATION			3
1.1	Definitions		3
	(a)	Account	3
	(b)	Act	3
	(c)	Actual Contribution Ratio	3
	(d)	Actual Deferral Ratio	3
	(e)	Administrative Parties	3
	(f)	Anniversary Date	3
	(g)	Annual Addition	3
	(h)	Annuity Contract	4
	(i)	Annuity Starting Date	4
	(j)	Attained Age	5
	(k)	Average Contribution Percentage	5
	(l)	Average Deferral Percentage	5
	(m)	Beneficiary	5
	(n)	BenefitDollars	5
	(o)	Break in Service	5
	(p)	COBRA	6
	(q)	Code	6
	(r)	Committee	6
	(s)	Company	6
	(t)	Company Contributions	6
	(u)	Continuous Employment	6
	(v)	Contract Issuer	7
	(w)	Covered Employee	7
	(x)	Creditable Compensation	8
	(y)	Death Benefit	9
	(z)	Designated Beneficiary	9
	(aa)	Determination Date	9
	(bb)	Direct Rollover	9
	(cc)	Disability Benefit	9
	(dd)	Discretion	9
	(ee)	Discretionary Contributions	9
	(ff)	Discretionary Contribution Account	9
	(gg)	Distributable Account	9
	(hh)	Distributee	10
	(ii)	Distribution Calendar Year	10
	(jj)	Effective Date	10
	(kk)	Elective Deferrals	10
	(ll)	Elective Deferral Account	10
	(mm)	Eligibility Date	10
	(nn)	Eligible Location	10

i

(oo)	Eligible Retirement Plan	11
(pp)	Eligible Rollover Distribution	11
(qq)	Employee	11
(rr)	Employee Contributions	12
(ss)	Employee Contribution Account	12
(tt)	Employer	12
(uu)	Employer Group	12
(vv)	Excess Contributions	12
(ww)	Excess Deferrals	13
(xx)	Excess Elective Deferrals	13
(yy)	Financial Hardship	13
(zz)	FMLA	14
(aaa)	Grandfather Rule	14
(bbb)	Hardship Distribution	15
(ccc)	Highly Compensated Employee	15
(ddd)	Hours of Service	16
(eee)	Insurance Contract	18
(fff)	Investment Fund	19
(ggg)	Investment Manager	19
(hhh)	Key Employee	19
(iii)	Leased Employee	20
(jjj)	Life Expectancy	20
(kkk)	Limitation Year	20
(lll)	Matching Contributions	20
(mmm)	Matching Contribution Account	20
(nnn)	Merge Date	21
(ooo)	Merged Plan	21
(ppp)	Money Purchase Contributions	22
(qqq)	Money Purchase Contribution Account	22
(rrr)	Net Profits	22
(sss)	Nondiscretionary Contributions	22
(ttt)	Nondiscretionary Contribution Account	22
(uuu)	Nonforfeitable	22
(vvv)	Non-Key Employee	22
(www)	Normal Retirement Age	23
(xxx)	Normal Retirement Benefit	23
(yyy)	Normal Retirement Date	23
(zzz)	Original Effective Date	23
(aaaa)	Participant	23
(bbbb)	Participant’s Account Balance	23
(cccc)	Participation Agreement	23
(dddd)	Permanent and Total Disability	24
(eeee)	Plan	24
(ffff)	Plan Administrator	24
(gggg)	Plan Year	24
(hhhh)	Prior 401(k) Plan	24

	(iiii)	Prior Money Purchase Plan	24
	(jjjj)	Prior Plan	24
	(kkkk)	Prior Plan Participant	25
	(llll)	Proper	25
	(mmmm)	Qualified	25
	(nnnn)	Required Beginning Date	25
	(oooo)	Retiree	25
	(pppp)	Retiree Health Account	25
	(qqqq)	Retiree Health Effective Date	25
	(rrrr)	Retiree Health Participant	26
	(ssss)	Rule of 80	26
	(tttt)	Spouse or Surviving Spouse	26
	(uuuu)	Termination Benefit	26
	(vvvv)	Testing Compensation	26
	(wwww)	Top Heavy	26
	(xxxx)	Top Heavy Contributions	26
	(yyyy)	Total Compensation	26
	(zzzz)	Transferred Assets	28
	(aaaaa)	Transferred Assets Account	28
	(bbbbb)	Trust and Trust Fund	28
	(ccccc)	Trust Agreement	28
	(ddddd)	Trustee	29
	(eeeee)	Valuation Date	29
	(fffff)	Year of Service	29
1.2	Compliance with the Act and the Code		29
1.3	Governing Law and Rules of Construction		29
1.4	Power to Interpret		30
1.5	Terminated Employees		30
1.6	Profit Sharing Plan		30
ARTICLE II PARTICIPATION			31
2.1	Eligibility For Participation		31
	(a)	General Rule	31
	(b)	No Application Required	31
2.2	Participation Agreements		31
	(a)	Description	31
	(b)	Limits on Compensation Reduction Elections	31
	(c)	Catch-Up Contributions	32
2.3	Duration of Participation; Participation After Termination of Employment		32
	(a)	General Rule	32
	(b)	Transfer to Noncovered Status	33
	(c)	Participation After Termination of Employment	33
		(i) Treatment of Account	33
		(ii) Effect of Military Service	33
ARTICLE III CONTRIBUTIONS			34
3.1	Time and Amount of Company Contributions		34

	(a)	Company Contributions			34
		(i)	Discretionary Contributions		34
		(ii)	Nondiscretionary Contributions		34
			(A)	Amount of Nondiscretionary Contributions	34
			(B)	Participants Eligible for Nondiscretionary Contributions	35
			(C)	Limit on Compensation Considered	35
		(iii)	Top Heavy Contributions		35
	(b)	Elective Deferrals			35
	(c)	Matching Contributions			36
	(d)	Deductible Limit			36
	(e)	Time for Contributing Elective Deferrals			36
	(f)	Time for Making Company Contributions (Other Than Elective Deferrals)			37
	(g)	Application of Forfeitures			37
	(h)	Form of Contributions			37
	(i)	No Employee Contributions			37
3.2	Contributions Conditioned Upon Deductibility				37
	(a)	Treatment of Nondeductible Contributions			37
	(b)	Contributions to One or More Qualified Pension or Annuity Plans			37
3.3	Mistake of Fact				38
ARTICLE IV ALLOCATIONS AND ACCOUNTS					39
4.1	Participants’ Shares of Contributions				39
	(a)	Allocation of Elective Deferrals			39
	(b)	Allocation of Matching Contributions			39
	(c)	Discretionary Contributions			39
		(i)	Participants Eligible for a Discretionary Contribution		39
		(ii)	Allocation of Discretionary Contributions		40
		(iii)	Transfer Among Companies		40
		(iv)	Limit on Compensation Considered		41
	(d)	Allocation of Nondiscretionary Contributions			41
	(e)	Allocation of Top Heavy Contributions			41
4.2	Limitations on Allocations				41
	(a)	Limitations on Allocations of Elective Deferrals			41
		(i)	Limit for Highly Compensated Employees		41
		(ii)	Aggregation of Deferrals		42
		(iii)	Treatment of Excess Elective Deferrals		43
			(A)	Return of Excess Deferrals	43
			(B)	Determination of Income	45
				(1) General Rule	45
				(2) For the Plan Year	45
				(3) For the Period Between the End of the Plan Year and Distribution	45
	(b)	Limitations on Allocations of Matching Contributions			46
		(i)	Limit for Highly Compensated Employees		46
		(ii)	Aggregation of Contributions		47
		(iii)	Treatment of Excess Contributions		47
			(A)	Return of Excess Contributions	48

		(B)	Correction of Excess Contributions	49
	(c)	Order of Applying Limits		49
4.3	Limitations on Annual Contributions and Additions			49
	(a)	Maximum Annual Addition		49
	(b)	Treatment of Excess		50
	(c)	Coordination with Other Defined Contribution Plans		51
	(d)	Compliance with Applicable Law		51
4.4	Periodic Adjustments to Accounts			51
	(a)	Distributions and Expenses		51
	(b)	Gains and Losses		51
4.5	Expenses and Renumeration			52
	(a)	Renumeration		52
	(b)	Expenses		52
4.6	Distributable Accounts			52
	(a)	Adjustments to Distributable Accounts		53
	(b)	Investment		53
4.7	Forfeitures			53
	(a)	No Distribution		54
	(b)	Prior Distribution		54
	(c)	Deemed Distribution		54
4.8	Reinstatement of Account			54
4.9	Separate Accounting			54
ARTICLE V BENEFITS AND DISTRIBUTIONS				55
5.1	Retirement, Disability and Death Benefits			55
	(a)	Normal Retirement Benefit		55
	(b)	Disability Benefit		55
	(c)	Death Benefit		55
5.2	Termination Benefit			55
	(a)	Vesting		55
p	(b)	Change in Vesting Schedules		56
	(c)	Service Counting		56
	(d)	Treatment of Nonvested Amounts		57
5.3	Other Distributions and Payments			57
	(a)	Availability		57
	(b)	Attainment of Age 70-1/2		57
	(c)	Attainment of Age 59-1/2		57
	(d)	Hardship		58
		(i) Amount		58
		(ii) Alternate Fund Sources Exhausted		58
		(iii) Limitation on Future Deferrals		58
5.4	Loans to Participants			59
	(a)	General Rules		59
	(b)	Requirements		59
		(i) Maximum Amount		59
		(ii) Number of Loans		60
		(iii) Source		60

v

		(iv)	Term		60
		(v)	Interest; Security		60
		(vi)	Amoritization		61
		(vii)	Repayment		61
		(viii)	Loan Processing Fee		61
		(ix)	Loan Statement		62
		(x)	Effect on Investment Funds		62
		(xi)	Allocation of Interest		62
		(xii)	Effect on Distributions		62
		(xiii)	Acceleration		63
		(xiv)	Special Rules		63
		(xv)	Spouse Consent		63
5.5	Payment of Benefits				64
	(a)	Application			64
	(b)	Notice			64
	(c)	Payment of Benefits Other Than Death Benefits			65
		(i)	Normal Form		65
			(A)	General Rule	65
			(B)	Money Purchase Normal Form	65
		(ii)	Optional Forms		66
			(A)	Lump Sum	66
			(B)	Partial Distribution	66
			(C)	Installments	66
			(D)	Annuity	67
			(E)	Spouse Annuity	67
	(d)	Payment of Death Benefits			67
		(i)	Form for Payment		68
			(A)	Lump Sum	68
			(B)	Partial Distribution	68
			(C)	Installments	69
			(D)	Survivor Annuity	69
				(1) Waiver of Survivor Annuity	70
				(2) Waiver Period	70
				(3) Notice Requirements	71
		(ii)	Elections		72
		(iii)	Time for Payment		72
		(iv)	Designation of Beneficiary by Participant		72
		(v)	Designation of Beneficiary by Surviving Spouse or Alternate Payee		74
	(e)	Spouse Consent			75
	(f)	Required Distributions			76
		(i)	General Rules		76
			(A)	Effective Date	76
			(B)	Precedence	76
			(C)	Requirements of Treasury Regulations Incorporated	76
			(D)	TEFRA Section 242(b)(2) Elections	76

		(ii)	Time and Manner of Distribution		76
			(A)	Required Beginning Date	76
			(B)	Death of Participant Before Distributions Begin	76
			(C)	Forms of Distribution	78
		(iii)	Required Minimum Distributions During Participant’s Lifetime		78
			(A)	Amount of Required Minimum Distribution For Each Distribution Calendar Year	78
			(B)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death	79
		(iv)	Required Minimum Distributions After Participant’s Death		79
			(A)	Death On or After Date Distributions Begin	79
				(1) Participant Survived by Designated Beneficiary	79
				(2) No Designated Beneficiary	80
			(B)	Death Before Date Distributions Begin	81
				(1) Participant Survived by Designated Beneficiary	81
				(2) No Designated Beneficiary	81
				(3) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin	81
	(g)	Permanent Elections			81
	(h)	Unclaimed Benefits			82
	(i)	Small Benefits			82
	(j)	Deadline for Payment			83
	(k)	Direct Rollovers			84
5.6	Benefit Recipients				84
	(a)	Distributions to Participants			84
	(b)	Distributions to Minors and Incompetent Individuals			84
5.7	Payment Medium				84
5.8	Distribution of Excess Deferrals				84
	(a)	Notification to Plan Administrator			85
	(b)	Timing of Distribution			85
5.9	Payments Pursuant to a Qualified Domestic Relations Order				85
ARTICLE VI TOP HEAVY REQUIREMENTS					86
6.1	Applicability				86
6.2	Determination of Top Heavy Status				86
	(a)	General Rule			86
	(b)	Required Aggregation			86
	(c)	Optional Aggregation			86
	(d)	Aggregation Rule			86
	(e)	Special Computation Rules			87
6.3	Top Heavy Restrictions				89
	(a)	Minimum Vesting			89
	(b)	Minimum Required Allocation For Non-Key Employees			89
		(i)	General		89
		(ii)	Adjustment for Small Contributions		90
		(iii)	Alternative Method for Satisfying the Minimum Allocation Requirement		90

ARTICLE VII TERMINATION OF EMPLOYMENT			92
7.1	Dissolution		92
7.2	Termination in Other Circumstances		92
7.3	Temporary Absence and Military Service		92
	(a)	Leaves, Illness, Layoffs	92
	(b)	Armed Forces	92
	(c)	Inactive Status	93
	(d)	Short Absences	93
	(e)	Corrective Actions	93
	(f)	Mutual Agreement	93
7.4	No Longer Covered Employee		93
ARTICLE VIII COMMITTEE AND COMPANY			94
8.1.	Composition of Committee		94
	(a)	Appointment of Members	94
	(b)	Plan Administrator	94
8.2	Removal and Resignation		94
8.3	Actions		94
8.4	Officers		94
8.5	Duties of Employer		95
	(a)	Provide Notification	95
	(b)	Maintain Records	95
	(c)	Furnish Information	95
	(d)	Make Available Materials	95
	(e)	Establish Investment Funds	95
8.6	Duties of Committee		95
	(a)	Maintain Data	95
	(b)	Make Records Available	96
	(c)	Provide Forms	96
	(d)	Accept/Reject Forms	96
	(e)	Furnish Allocation Information	96
	(f)	Furnish Participant Information	96
	(g)	Administer Investment Funds	96
	(h)	Direct Benefit Payments	96
8.7	Duties of the Plan Administrator		96
	(a)	Establish Procedures for Benefit Claims	97
	(b)	Establish Rules for Participation Agreements	97
	(c)	Establish Procedures for Domestic Relations Orders	97
	(d)	Reporting and Disclosure	97
8.8	Claims Procedure		97
	(a)	Notice	97
	(b)	Timing of Determination	98
	(c)	Appeals	98
8.9	Powers		100
8.10	Discretion; Nondiscrimination		101
8.11	Fiduciaries and Named Fiduciaries		101
	(a)	Identity	101

	(b)	Responsibility	101
	(c)	Prior Actions	102
	(d)	Allocation of Responsibility	102
	(e)	Multiple Capacities	102
	(f)	No Relief for Fraud	102
ARTICLE IX RETIREE HEALTH ACCOUNTS			103
9.1	Eligibility for Retiree Health Account		103
9.2	Retiree Health Contributions		103
	(a)	Limitation on Contributions	103
	(b)	Partial Year of Participation	103
9.3	Allocations to Retiree Health Accounts		103
9.4	Earnings and Losses Credited to Retiree Health Account		104
9.5	Retiree Health Account Distributions		104
	(a)	Election	104
		(i) Procedures	104
		(ii) Retiree’s Failure to Pay Full Required Premiums	105
		(iii) Election Between COBRA and Retiree Health Account Distributions	105
	(b)	Transfers Between Locations	105
	(c)	Application of Elected Amounts	105
	(d)	Death of Retiree Health Participant	106
		(i) After Rule of 80 or Grandfather Rule is Satisfied	106
		(ii) Before Rule of 80 or Grandfather Rule is Satisfied	106
9.6	Failure to Satisfy Rule of 80 or Grandfather Rule or Loss of Coverage		106
ARTICLE X THE TRUSTEE AND TRUST AGREEMENT; INVESTMENTS			107
10.1	The Trustee		107
10.2	Form and Terms of the Trust Agreement		107
10.3	Fiduciary of Trust Fund		107
10.4	Transfer of Investment Authority		107
	(a)	Transfer to Employer or Steelcase Inc. Investment Committee	107
	(b)	Transfer to Investment Manager	108
	(c)	Transfer to Participants	108
10.5	Bonding		108
10.6	Funding Policy		108
10.7	Investment Funds		109
	(a)	Participants’ Interests in Investment Funds	109
	(b)	Addition or Deletion of Investment Funds	109
	(c)	Participant Elections	109
	(d)	Implementation	109
ARTICLE XI TERMINATION AND AMENDMENT			110
11.1	Termination of Plan		110
11.2	Liquidation of Plan		111
11.3	Termination of Trust		111
11.4	Amendment		111

	(a) No Increase in Liabilities	111
	(b) Retroactivity Allowed	112
	(c) Benefits Preserved	112
	(d) Vesting Changes	112
	(i) Election	112
	(ii) Election Period	112
ARTICLE XII MISCELLANEOUS		113
12.1	No Reversions	113
12.2	Nonforfeitability	113
12.3	Merger, Consolidation, Etc	113
	(a) Transfers to Other Plans	113
	(b) Transfers From Other Plans	113
12.4	Spendthrift Provision	114
	(a) No Assignment Permitted	114
	(b) Qualified Domestic Relations Orders	114
12.5	Execution of Instruments	114
12.6	Company Actions	115
12.7	Successors, Etc	115
12.8	Miscellaneous Protective Provisions	115
12.9	Reliance	116
12.10	Common Control and Successorship Situations	116
	(a) Predecessor and Successor Employers	116
	(b) Transfers Within Employer Group	116
	(c) Multiple Employers	117
12.11	Indemnification by Company	117
12.12	Employment Rights Not Enlarged	117
12.13	Correction of Errors and Recoupment	117
12.14	Effect of Participant’s Acceptance of Payments	117
12.15	Notification of Address	118
12.16	Source of Benefit Payments	118
ARTICLE XIII INSURANCE PROVISIONS		119
13.1	Type and Amount of Insurance Contracts	119
	(a) Limited Locations	119
	(b) No Discrimination	119
	(c) Limit on Investment	119
	(d) Investment Limit Inapplicable	120
13.2	Application and Ownership	120
13.3	Protective Provisions	120
ARTICLE XIV TRANSFERRED ASSETS		122
14.1	Right to Transfer	122
14.2	Accounting for Transferred Assets	122
14.3	Nonforfeitability of Transferred Assets	122
14.4	Distribution of Transferred Assets	122

x

ARTICLE XV EMPLOYEE CONTRIBUTIONS		123
15.1	Right to Contribute	123
15.2	Accounting	123
15.3	Nonforfeitability	123
15.4	Withdrawals While Employed	123
ARTICLE XVI EXECUTION		124

PREAMBLE

     Steelcase Inc. has adopted and maintains the Steelcase Inc. Employees’ Profit-Sharing Retirement Plan, originally effective as of November 1, 1944, as most recently amended and restated effective as of March 1, 1998, and as thereafter amended from time to time (the “Plan”). The Steelcase Inc. 401(k) Retirement Plan and the Steelcase Inc. Employees’ Money Purchase Plan is merged with the Plan, and the Plan’s name is changed to the Steelcase Inc. Retirement Plan, effective February 28, 2003; the assets and liabilities of the Steelcase Inc. Group Retirement Plan attributable to employer profit-sharing contributions were merged with this Plan effective September 1, 2000; the Attwood Corporation Profit-Sharing Plan merged with the Plan March 1, 1994; and the Vecta Contract Division of Steelcase Inc. Employees’ Profit-Sharing Retirement Plan merged with this Plan February 28, 1995. Elective deferrals under the 401(k) feature of the Plan are a component of BenefitSystems, a cafeteria plan established and maintained by Steelcase Inc.

     The Steelcase Inc. 401(k) Retirement Plan (formerly known as the Steelcase Inc. BenefitsSystems 401(k) Retirement Plan) was originally adopted effective March 1, 1985, and, (prior to its merger with the Plan), was most recently amended and restated effective as of March 1, 1997 (the “401(k) Plan”). Prior to the merger, the assets and liabilities of the Steelcase Inc. Group Retirement Plan (originally effective December 31, 1962), other than those relating to employer profit-sharing contributions, were merged into the 401(k) Plan effective September 1, 2000; the Vecta 401(k) Retirement Plan was merged into the 401(k) Plan on February 28, 1995; and the Attwood Corporation 401(k) Retirement Plan was merged into the 401(k) Plan on March 1, 1994.

     Prior to its September 1, 2000, merger in part with the Plan and merger of the remainder with the 401(k) Plan, the Steelcase Inc. Group Retirement Plan was originally established effective December 31, 1962, as the Stow & Davis Profit Sharing Plan, and was thereafter amended and restated several times. On October 8, 1992, it was renamed The Steelcase North America, Wood Furniture, Grand Rapids Profit Sharing Plan, and when was renamed the Steelcase Group Retirement Plan effective March 1, 1998. The assets and liabilities of the Stow Davis Furniture, Inc. 401(k) Profit Sharing Plan were merged into the Group Retirement Plan effective October 1, 1999, and the assets and liabilities of the Brayton International, Inc. Profit

Sharing Plan, originally effective July 1, 1978, were merged into the Group Retirement Plan effective March 1, 1996.

     The Steelcase Inc. Employees’ Money Purchase Plan was originally adopted effective March 1, 1985, and, prior to its merger with the Plan, was most recently amended and restated effective as of March 1, 1998 (the “Money Purchase Plan”). Prior to that merger, the assets and liabilities of the Steelcase Inc. Group Money Purchase Plan (originally effective March 1, 1998) were merged into the Money Purchase Plan effective September 1, 2000. The Attwood Corporation Employees’ Money Purchase Plan was merged into the Money Purchase Plan on March 1, 1994.

     The provisions of this restated Plan are effective as of February 28, 2003, unless otherwise provided elsewhere in this document. The provisions of the Creditable Compensation and Total Compensation definitions related to deemed Code Section 125 compensation are effective for Plan Years and Limitation Years beginning on and after January 1, 1998, for this Plan, all Merged Plans, and all Qualified Plans merged into the Merged Plans on or after January 1, 1998. Employees who terminate their employment before the effective date of this amendment and restatement shall, unless otherwise specified in this document, be subject to the terms of the Plan, or the prior merged plan, as in effect on the date of their termination of employment.

ARTICLE I

DEFINITIONS; INTERPRETATION

1.1 Definitions. The following words and phrases, wherever capitalized, shall have the following respective meanings, unless the context otherwise requires:

     (a) “Account” means one (1) or more accounts maintained to record the interest of a Participant in the Plan, including the aggregate of the Participant’s Elective Deferral Account, Matching Contribution Account, Money Purchase Contribution Account, Employee Contribution Account, Discretionary Contribution Account, Nondiscretionary Contribution Account, and Transferred Assets Account, if any.

     (b) “Act” means those provisions of the Employee Retirement Income Security Act of 1974, as amended, not included within the Code, and any successor laws.

     (c) “Actual Contribution Ratio” means, for any Participant, the amount of Matching Contributions actually paid to the Plan on his behalf for the Plan Year expressed as a percentage of his Testing Compensation for such Plan Year.

     (d) “Actual Deferral Ratio” means, for any Participant, the amount of the Elective Deferrals actually contributed to the Plan on his behalf for the Plan Year expressed as a percentage of his Testing Compensation for such Plan Year.

     (e) “Administrative Parties” means and includes the Employer, the Trustee, the Steelcase Inc. Investment Committee and the Committee.

     (f) “Anniversary Date” means the last day of February.

     (g) “Annual Addition” means, with respect to any Participant (for any Limitation Year), the sum of:

(i)	That part of any Company Contributions, Matching Contributions or Elective Deferrals allocated to the Participant’s Account with respect to that Limitation Year (provided such amount is contributed to the Plan not later than thirty (30) days following the Employer’s due date for filing its federal income tax return for its taxable year with or within which that Limitation Year ends).

(ii)	The forfeitures and Company Contributions, if any, allocated to the Participant’s account under any defined contribution plan maintained by the Employer Group with respect to that Limitation Year.

(iii)	The total amount of any Employee Contributions made by the Participant to any other Qualified plan maintained by the Employer Group, if any, for that Limitation Year.

(iv)	The total amount of any Company contributions allocated to the Participant’s Retiree Health Account for that Limitation Year.

(v)	Amounts allocated after March 31, 1984, on behalf of the Participant during the Limitation Year to an individual medical account, within the meaning of Section 415(l)(2) of the Code, which is part of a pension or annuity plan of the Employer Group.

(vi)	If the Participant is or ever has been a Key Employee, amounts allocated after December 31, 1985 to any separate account (within the meaning of Section 419A(d)(3) of the Code) in a welfare benefit fund (within the meaning of Section 419(e) of the Code) during the Limitation Year for provision of post-retirement medical benefits for the Participant.

     (h) “Annuity Contract” means any type of contract with an insurance company not providing for life insurance protection or risk, other than the return of premium or the payment of cash surrender value in the event of death.

     (i) “Annuity Starting Date” means the first day of the first period for which an amount is payable as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to that benefit.

     (j) “Attained Age” means a Participant’s chronological age (not his age on his nearest birthday).

     (k) “Average Contribution Percentage” means, for any Plan Year, the average of the Actual Contribution Ratios for the group of Participants consisting of Highly Compensated Employees and for the group consisting of Participants who are not Highly Compensated Employees.

     (l) “Average Deferral Percentage” means, for any Plan Year, the average of the Actual Deferral Ratios determined separately for the group of Participants consisting of Highly Compensated Employees and for the group consisting of Participants who are not Highly Compensated Employees.

     (m) “Beneficiary” means the person or persons designated by a Participant in accordance with Section 5.5(d)(iv) (Designation of Beneficiary by Participant) to receive payments under the Plan in the event of the Participant’s death, or the person or persons designated by the Surviving Spouse or by an alternate payee under a “qualified domestic relations order” in accordance with Section 5.5(d)(v) (Designation of Beneficiary by Surviving Spouse or Alternate Payee) to receive payments under the Plan in the event of the Surviving Spouse’s or alternate payee’s death.

     (n) “BenefitDollars” means amounts credited under Steelcase Inc. BenefitSystems, a cafeteria plan established by the Employer pursuant to Section 125 of the Code, either that the Participant has elected to contribute to the Plan or that are remaining after the Participant’s other elections, if any, have been made under BenefitSystems.

     (o) “Break in Service” means (and occurs at the beginning of) each employment year (a twelve (12) month period beginning on the date an Employee first performs an Hour of Service and ending on each anniversary thereof) in which an Employee has not completed more than five hundred (500) Hours of Service; provided, however, that any period of FMLA leave will be treated as continued service for purposes of determining whether a Break in Service has occurred and no Break in Service shall occur solely as a result of an absence which qualifies under the FMLA (if its provisions are applicable to the Company), but only if he returns to active employment after the expiration of the FMLA-qualified leave. For purposes of determining whether an Employee for whom the Company does not keep records of hours has incurred a Break in Service, the Employee shall be credited with forty-five (45) Hours of Service for each week in which the Employee has one (1) or more Hours of Service. If the week in which an Employee has one (1) or more Hours of Service extends into more than one (1) employment year, the Hours of Service shall be allocated between the periods on a pro rata basis.

     (p) “COBRA” means the Consolidated Omnibus Budget and Reconciliation Act of 1985, as amended.

     (q) “Code” means the Internal Revenue Code of 1986, as amended, and any successor laws.

     (r) “Committee” means the administrative committee appointed pursuant to Section 8.1 (Composition of Committee).

     (s) “Company” means the divisions and locations of the Employer and any of the Employer’s subsidiaries or affiliates, if any, which, with the approval of the Board of Directors of the Employer, adopt the Plan. The attached Schedule A lists the participating subsidiaries, affiliates, divisions and division locations and the effective date of participation of each.

     (t) “Company Contributions” means the amounts contributed to the Plan by the Company pursuant to Section 3.1(a) (Company Contributions). As the context may require, the term Company Contributions may also refer to any other contributions made to the Plan by the Company.

     (u) “Continuous Employment” means a Participant’s years of employment measured from the Participant’s most recent employment or reemployment date on which he first completed an Hour of Service with the Employer Group, either as a new hire or after a previous termination from employment with the Employer Group, through the date the Participant terminates employment with the Employer Group. Any period of time during which a Participant is either on a leave of absence authorized by the Company or is employed by Workstage LLC shall be included in determining years of Continuous Employment. A part-time year of employment is counted as Continuous Service to the extent provided under the Company-sponsored retiree medical coverage available to the Participant.

     (v) “Contract Issuer” means a legal reserve life insurance company from which the Plan has purchased an Insurance Contract.

     (w) “Covered Employee” means any Employee other than:

(i)	An Employee who is on active duty in the armed forces of any nation or international body (other than as a member of the Armed Forces of the United States of America).

(ii)	An Employee who is covered by a collective bargaining agreement entered into by the Company unless the agreement, by specific reference to the Plan, provides for coverage under the Plan, if there is evidence that retirement benefits were the subject of good faith bargaining.

(iii)	A Leased Employee.

(iv)	An Employee of a division or a location of the Employer, or an Employee of a member of the Employer Group, that is not listed as participating on the attached Schedule A.

(v)	An Employee who is a non-resident alien and received no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer Group which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).

(vi)	An Employee who is classified by the Company as a summer employee or a cooperative intern employee.

(vii)	Any person whose status as an Employee is the result of a judicial or administrative determination.

     (x) “Creditable Compensation” means all salary and wages paid to a Participant by the Company in the Plan Year or other applicable period in question for services performed for the Company, including vacation pay, holiday pay, sick pay, jury duty pay, bereavement pay, bonuses and commissions, any elective salary or other deferrals of wages under any non-qualified deferred compensation plan maintained by the Company, deferred compensation actually paid and not previously included in “Creditable Compensation” under this Section 1.1(x), Elective Deferrals, and any amount that is excluded from gross income pursuant to Code Section 125 or Code Section 132(f)(4), but excluding any amount paid subsequent to termination of employment, gifts, reimbursements or other expense allowances, cash and noncash fringe benefits, moving expenses, separation pay, cash payments and imputed income from Steelcase BenefitSystems welfare benefits.

     Creditable Compensation taken into account for any Plan Year shall be limited to the amount set forth in Section 401(a)(17) of the Code (currently Two Hundred Thousand Dollars ($200,000)), or such other amount as may be established by the Commissioner of Internal Revenue as a result of adjustments to account for the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Creditable Compensation is determined (the "Determination Period") beginning in such calendar year. If a Determination Period consists of fewer than twelve (12) months, the limit will be multiplied by a fraction, the numerator of which is the number of months in the Determination Period, and the denominator of which is twelve (12). For purposes of Section 3.1(a)(ii)(C) (Limit on Compensation Considered) and Section 4.1(c)(iv) (Limit on Compensation Considered), the limit shall be prorated to correspond only to the period of the Participant’s period of Plan participation.

     For Plan Years beginning on or after January 1, 1998, amounts under Section 125 of the Code include any amounts not available to a Participant as cash in lieu of group health coverage because the Participant is unable to certify that he has other health coverage. An amount will be treated as an amount under Section 125 of the Code only if the Employer does not request or collect information regarding the Participant’s other health coverage as a part of the enrollment process for the health plan. This paragraph shall also apply to all Merged Plans effective as of

January 1, 1998, and to all Qualified plans that were merged into the Merged Plans on or after that date.

     (y) “Death Benefit” means the benefit payable on the death of the Participant pursuant to Sections 5.1(c) (Death Benefit) and 5.5(d) (Payment of Death Benefits).

     (z) “Designated Beneficiary” means the individual who is designated as the Beneficiary under Section 5.5(d)(iv) (Designation of Beneficiary by Participant) or Section 5.5(d)(v) (Designation of Beneficiary by Surviving Spouse or Alternate Payee) of the Plan and is the Designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

     (aa) “Determination Date” means, for any Plan Year, the last day of the preceding Plan Year.

     (bb) “Direct Rollover” means a payment by the Plan to an Eligible Retirement Plan specified by the Distributee.

     (cc) “Disability Benefit” means the benefit payable under the Plan as a result of a Participant’s Permanent and Total Disability, as described in Section 5.1(b) (Disability Benefit).

     (dd) “Discretion” means sole, absolute and uncontrolled discretion.

     (ee) “Discretionary Contributions” means Company Contributions made to the Plan pursuant to Section 3.1(a)(i) (Discretionary Contributions).

     (ff) “Discretionary Contribution Account” means the account established for a Participant pursuant to Section 4.1(c) (Discretionary Contributions) to hold Discretionary Contributions allocable to the Participant, as adjusted for any earnings and losses.

     (gg) “Distributable Account” means an Account which has become fixed, vested, and set apart pursuant to Section 4.6 (Distributable Accounts), regardless of whether the assets of the Account are commingled with any other Account.

     (hh) “Distributee” means a Participant or former Participant, a Surviving Spouse, or a Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

     (ii) “Distribution Calendar Year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 5.5(f)(ii)(B). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

     (jj) “Effective Date” means February 28, 2003.

     (kk) “Elective Deferrals” means BenefitDollars and Elective Deferrals made to the Plan pursuant to a Participant’s Participation Agreement described in Section 3.1(b) (Elective Deferrals).

     (ll) “Elective Deferral Account” means the account established for a Participant pursuant to Section 4.1(a) (Allocation of Elective Deferrals) to hold Elective Deferrals made to the Plan on his behalf, as adjusted for any earnings and losses.

     (mm) “Eligibility Date” means the first day of each month occurring on or after the Effective Date.

     (nn) “Eligible Location” means those divisions and locations of the Company, the Employees of which are eligible for Retiree Health Accounts under Article IV (Retiree Health Accounts), and includes every location and division of the Company other than the Attwood Canvas (Eastpoint), a division of Attwood Corporation; Brayton International Inc.; The

Designtex Group; the New Paris, Indiana location of the Wood Division of Steelcase Inc. (f/k/a Stow Davis Furniture, a division of Steelcase Inc.); and Anderson Desk Inc.

     (oo) “Eligible Retirement Plan” means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, a Qualified plan that accepts the Distributee’s Eligible Rollover Distribution, an annuity contract described in Section 403(b) of the Code, or an eligible plan under Section 457(b) of the Code that is maintained by a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.

     (pp) “Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of a Distributee, except the following:

(i)	Any distribution that is one of a series of substantially equal periodic payments (paid not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary.

(ii)	Any distribution that is one of a series of distributions paid to the Distributee and his designated Beneficiary over a specified period of ten years or more.

(iii)	Any distribution to the extent such distribution is required under Section 401(a)(9) of the Code.

(iv)	The portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(v)	Any distribution which is a Hardship Distribution.

     (qq) “Employee” means a person who receives Total Compensation, within the meaning of Section 1.1(yyyy) (Total Compensation), including any Leased Employee, but excluding any person who is an independent contractor.

     (rr) “Employee Contributions” means voluntary, after-tax contributions previously made by a Participant under the Steelcase Inc. Group Retirement Plan before it merged with the Steelcase Inc. 401(k) Retirement Plan effective September 1, 2000.

     (ss) “Employee Contribution Account” means the account established for a Participant who previously participated in the Steelcase Inc. Group Retirement Plan to hold Employee Contributions made by the Participant to that Plan, as adjusted for any earnings and losses.

     (tt) “Employer” means Steelcase Inc.

     (uu) “Employer Group” means the Employer and any subsidiary or affiliated entity which, with the Employer, constitutes a controlled group of corporations or other entities or an affiliated service group within the meaning of subsections (b), (c), (m), or (o) of Section 414 of the Code. For purposes of Section 4.34.3 (Limitations on Annual Contributions and Additions), the definition of Employer Group shall be modified as required by Section 415(h) of the Code.

     (vv) “Excess Contributions” means the sum, for all affected Highly Compensated Employees, of the amounts, determined for each Highly Compensated Employee, in accordance with the following procedure:

(i)	Determine the amount, if any (expressed as a percentage of the relevant Participant’s Testing Compensation), by which the Actual Contribution Ratio of the Highly Compensated Employee with the highest Actual Contribution Ratio would have to be reduced to satisfy the limit under Section 4.2(b)(i) (Limit for Highly Compensated Employees), or, if less, the amount (expressed as a percentage of the relevant Participant’s Testing Compensation) which would cause such Actual Contribution Ratio to equal the Actual Contribution Ratio of the Highly Compensated Employee with the next highest Actual Contribution Ratio.

(ii)	Repeat the procedure in (i) above for each Highly Compensated Employee until the limit under Section 4.2(b)(i) (Limit for Highly Compensated Employees) would be satisfied.

(iii)	Multiply the percentage determined for each Highly Compensated Employee under (i) and (ii) by the relevant Participant’s Testing Compensation.

     (ww) “Excess Deferrals” means any elective contributions made by a Participant during a calendar year in excess the dollar limitation set forth in Code Section 402(g) in effect for any taxable year of the Participant (Twelve Thousand Dollars ($12,000) for 2003), as adjusted for cost of living by the Secretary of the Treasury pursuant to Section 402(g) of the Code (which constitute excess deferrals within the meaning of Section 402(g)(2) of the Code).

     (xx) “Excess Elective Deferrals” means the sum, for all affected Highly Compensated Employees, of the amounts, determined for each Highly Compensated Employee, in accordance with the following procedure:

(i)	Determine the amount, if any, (expressed as a percentage of the relevant Participant’s Testing Compensation) by which the Actual Deferral Ratio of the Highly Compensated Employee with the highest Actual Deferral Ratio would have to be reduced to satisfy the limit under Section 4.2(a)(i) (Limit for Highly Compensated Employees), or, if less, the amount (expressed as a percentage of the relevant Participant’s Testing Compensation) which would cause such Actual Deferral Ratio to equal the Actual Deferral Ratio of the Highly Compensated Employee with the next highest Actual Deferral Ratio.

(ii)	Repeat the procedure in (i) above for each Highly Compensated Employee until the limit under Section 4.2(a)(i) (Limit for Highly Compensated Employees) would be satisfied.

(iii)	Multiply the percentage determined for each Highly Compensated Employee under (i) and (ii) by the relevant Participant’s Testing Compensation.

     (yy) “Financial Hardship” shall mean an immediate and heavy financial need, as determined by the Plan Administrator, that the Participant represents to the Plan Administrator has arisen because the Participant has experienced one (1) or more of the following circumstances:

(i)	Unreimbursed expenses for medical care (as defined in Code Section 213(d)) incurred by the Participant or by the Participant’s Spouse or dependents (as defined in Code Section 152) or necessary for these persons to obtain medical care described in Code Section 213(d);

(ii)	Costs directly related to the purchase (excluding mortgage payments) of the Participant’s principal residence;

(iii)	Payment of tuition, related educational fees, or room and board for the next twelve (12) months of post-secondary education for the Participant or for the Participant’s Spouse, children or dependents (as defined in Code Section 152);

(iv)	Payments necessary to prevent the Participant’s eviction from his principal residence or foreclosure of the mortgage on that residence;

(v)	Such other circumstances as may from time to time be deemed to constitute financial hardship by the Commissioner of the Internal Revenue Service.

     (zz) “FMLA” means the Family and Medical Leave Act of 1993, as amended.

     (aaa) “Grandfather Rule” is satisfied if the Participant was employed by the Employer at the Grand Rapids, Fletcher, or Tustin locations, or by SC Transport Inc., both on or before February 1, 1978, and at the time of his termination of employment with the Employer Group, and at the time of such termination has reached:

(i)	An Attained Age of fifty-five (55) with at least twenty (20) years of Continuous Employment,

(ii)	An Attained Age of fifty-eight (58) with at least fifteen (15) years of Continuous Employment, or

(iii)	An Attained Age of sixty-five (65).

     (bbb) “Hardship Distribution” means an amount payable from the Plan under Section 5.3(d) (Hardship) on account of a Financial Hardship.

     (ccc) “Highly Compensated Employee” means any Employee who:

(i)	Owned at any time in the current or preceding Plan Year more than five percent (5%) of the outstanding stock of the Company or stock which has more than five percent (5%) of the total combined voting power of all stock of the Company; or

(ii)	Received Total Compensation for the preceding Plan Year in excess of Eighty Thousand Dollars ($80,000).

     In determining the identity of Highly Compensated Employees, the following additional rules shall apply:

(iii)	The dollar threshold set forth in subparagraph (ii) shall be increased to reflect any cost of living adjustments implemented by the Secretary of the Treasury pursuant to Section 415(d) of the Code. The applicable dollar amount shall be the dollar amount for the calendar year in which the relevant Plan Year begins.

(iv)	Former Employees who were Highly Compensated Employees either when they separated from service (or have a deemed separation within the meaning of regulations promulgated under Section 414(q) of the Code) or at any time after reaching an Attained Age of fifty-five (55) shall always be considered Highly Compensated Employees.

     (ddd) “Hours of Service” means:

(i)	The total of paragraphs (A), (B), (C) and (D) as follows:

(A)	Each hour for which an Employee is paid, or entitled to payment, by the Company for the performance of duties. Those hours shall be credited during the employment year (a twelve (12) consecutive month period beginning on the date the Employee first performs an Hour of Service and ending on each anniversary thereof) in which the duties were performed.

(B)	Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Company. Those hours shall be credited to the employment year to which the award or agreement pertains; provided, however, that an Employee shall not be credited with more than one (1) Hour of Service under Section 1.1(ddd)(i)(A) or Section 1.1(ddd)(i)(C) and this Section 1.1(ddd)(i)(B) with respect to the same hour nor shall an Employee be credited with more than five hundred one (501) Hours of Service under this Section 1.1(ddd)(i)(B) on account of any single continuous period during which the Employee did not or would not have performed duties for the Company (whether or not the period occurs in a single employment year).

(C)	Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Company for reasons (such as vacation, sickness or disability) other than for the performance of duties (irrespective of whether the employment relationship with the Company has terminated). These hours shall be credited in the employment year in which payment is actually made or amounts payable become due, whichever is earlier; provided, however, that an Employee shall not be credited with more than five hundred one (501) Hours of Service under this Section 1.1(ddd)(i)(C) on account of any single continuous period during which the Employee performs no duties for the Company (whether or not such period occurs in a single employment year).

(D)	Subject to Section 2.3(c)(ii) (Effect of Military Service), each hour for which an Employee is not paid, or entitled to payment, by the Company while he is on an approved leave for illness, military service, Family Medical Leave Act, or any other approved purpose pursuant to Company policy, provided he returns to active employment with the Company within thirty (30) days after the approved leave terminates. Following the Employee’s return to active employment with the Company, the Employee shall be credited with forty-five (45) Hours of Service for each week of the Employee’s approved leave, up to a maximum of fifty-two (52) weeks, allocated to the employment year (a twelve (12) month period beginning on the date an Employee first performs an Hour of Service and ending on each anniversary thereof) in which each week falls. If a week for which the Employee is entitled to credit for Hours of Service under this subparagraph (D) extends into more than one (1) employment year, the forty-five (45) Hours of Service shall be allocated between the employment years on a pro rata basis.

Hours under this Section 1.1(ddd)(i) shall be calculated and credited pursuant to Sections 2530.200b-2(b) and (c) of the Department of Labor Regulations, which are incorporated herein by this reference.

(ii)	Solely for purposes of determining whether a Break in Service has occurred, in the case of an Employee who is absent from work because of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of that child by the Employee, or for purposes of caring for that child for a period beginning immediately following such birth or placement, and provided the absence commences on or after the first day of the first Plan Year beginning on or after January 1, 1985, such Employee’s Hours of Service shall be deemed to include all hours described in subparagraph (i) which would have been credited to the Employee but for such absence or, if those hours cannot be determined, eight (8) hours for each day of the absence. The Plan Administrator may require the Employee to certify that his absence is due to a reason described in this subparagraph (ii) and to certify the number of days during the absence which were due to that cause. The total number of hours deemed to be Hours of Service under this subparagraph (ii) shall not exceed five hundred and one (501). These hours shall be allocated to the employment year in which the Employee’s absence begins, but only if that allocation would, solely because of hours which are deemed Hours of Service under this subparagraph (ii), prevent the Employee from incurring a Break in Service for the employment year. In any other case, these Hours of Service shall be allocated to the next employment year.

(iii)	Service with any member of the Employer Group shall be treated as Hours of Service to the extent provided in Section 12.10(b) (Transfers Within Employer Group).

(iv)	Service with Steelcase SAS and Steelcase Jeraisy Company Limited shall be treated as Hours of Service for purposes of eligibility under Section 2.1 (Eligibility for Participation) and vesting under Section 5.2(a) (Vesting), up to but not exceeding five (5) Years of Service.

(v)	Service with predecessor or successor employers shall be treated as Hours of Service to the extent provided in Section 12.10(a) (Predecessor and Successor Employers).

     (eee) “Insurance Contract” means a contract issued by a legal reserve life insurance company insuring the life of a Participant.

     (fff) “Investment Fund” means one or more funds, comprising the Trust Fund, in which Plan assets may be invested. Investment Funds may include such funds as may be established from time to time by the Employer in its Discretion.

     (ggg) “Investment Manager” means a person, firm or entity which:

(i)	Is either (A) registered as an investment adviser under the Investment Advisers Act of 1940, (B) a bank, as defined in the Investment Advisers Act of 1940, or (C) an insurance company qualified to manage, acquire and dispose of the assets of Qualified plans under the laws of more than one (1) state,

(ii)	Has acknowledged in writing that it is a fiduciary with respect to the Plan, and

(iii)	Has been granted the authority and duty to direct the investment of all or part of the Trust Fund pursuant to Section 10.4 (Transfer of Investment Authority).

     (hhh) “Key Employee” means any individual described in (i) or (ii) below:

(i)	Any Employee or former Employee (including any deceased Employee) who, at any time during the Plan Year that includes the Determination Date, was:

(A)	An officer having Total Compensation greater than One Hundred Thirty Thousand Dollars ($130,000) (as adjusted under Section 416(i) of the Code for Plan Years beginning after December 31, 2002); or

(B)	A five percent (5%) owner of the Company; or

(C)	A one percent (1%) owner of the Company having Total Compensation of more than One Hundred Fifty Thousand Dollars ($150,000).

The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability thereunder.

(ii)	The Beneficiary of a person described in (i).

     (iii) “Leased Employee” means a person who is not an Employee, but who provides services to the Employer Group which are pursuant to an agreement between a member of the Employer Group and a leasing organization or between a member of the Employer Group and another person, the services are performed under the primary direction or control of a member of the Employer Group, and the person has performed the services for the Employer Group on a substantially full-time basis for a period of at least one (1) year. The one (1) year period is the individual’s initial twelve (12) month period of performing services for the recipient or any Plan Year beginning during or after the initial twelve (12) month period. A person who would otherwise be treated as a Leased Employee pursuant to this Section 1.1(iii) shall not be so treated if the person is covered by a Qualified plan maintained by the leasing organization which is a nonintegrated money purchase pension plan with at least a ten percent (10%) employer contribution rate, and which provides for full and immediate vesting and immediate participation; provided, however, that this sentence shall not apply if Leased Employees comprise more than twenty percent (20%) of the Employer Group’s Employees who are not Highly Compensated Employees.

     (jjj) “Life Expectancy” means life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

     (kkk) “Limitation Year” means the Plan Year.

     (lll) “Matching Contributions” means Matching Contributions described in Section 3.1(c) (Matching Contributions) which are based on the Participant’s Elective Deferrals.

     (mmm) “Matching Contribution Account” means the account established for a Participant pursuant to Section 4.1(b) (Allocation of Matching Contributions) to hold Matching Contributions made to the Plan on behalf of the Participant, as adjusted for any earnings and losses.

     (nnn) “Merge Date” means the date as of which a Merged Plan’s assets and liabilities are transferred to this Plan, or, as applicable, to the Prior 401(k) Plan or Prior Money Purchase Plan. The Merge Dates are as follows:

(i)	For this Plan, February 28, 2003, for the Steelcase Inc. 401(k) Retirement Plan; February 28, 2003, for the Steelcase Inc. Employees’ Money Purchase Plan; September 1, 2000, for the Steelcase Inc. Group Retirement Plan (with respect to those assets and liabilities attributable to profit sharing accounts); February 28, 1995, for the Vecta Contract Division of Steelcase Inc. Employees’ Profit-Sharing Retirement Plan; and March 1, 1994, for the Attwood Corporation Profit-Sharing Plan.

(ii)	For the Prior 401(k) Plan, September 1, 2000, for the Steelcase Inc. Group Retirement Plan (with respect to those assets and liabilities not attributable to profit sharing accounts); February 28, 1995, for the Vecta 401(k) Retirement Plan; and March 1, 1994, for the Attwood Corporation 401(k) Retirement Plan.

(iii)	For the Prior Money Purchase Plan, September 1, 2000, for the Steelcase Inc. Group Money Purchase Plan; and March 1, 1994 for the Attwood Corporation Employees’ Money Purchase Pension Plan.

     (ooo) “Merged Plan” means those plans whose assets and liabilities have been transferred into this Plan pursuant to Section 12.3(b) (Transfers From Other Plans), with this Plan as the survivor of the transaction. For this Plan, the following Plans are Merged Plans: the Prior 401(k) Plan, the Prior Money Purchase Plan, Attwood Corporation Profit-Sharing Plan, the Vecta Contract Division of Steelcase Inc. Employees’ Retirement Plan, and the Steelcase Inc. Group Retirement Plan (with respect to those assets and liabilities attributable to profit sharing accounts). With respect to the Prior 401(k) Plan, the following plans were Merged Plans: The Steelcase Inc. Group Retirement Plan (with respect to those assets and liabilities not attributable to profit sharing accounts); the Vecta 401(k) Retirement Plan; and the Attwood Corporation 401(k) Retirement Plan. With respect to the Prior Money Purchase Plan, the following plans were Merged Plans: Attwood Corporation Employees’ Money Purchase Pension Plan and the Steelcase Inc. Group Money Purchase Plan.

     (ppp) “Money Purchase Contributions” means contributions previously made under the Prior Money Purchase Plan before it merged with, and transferred its assets and liabilities to, the Plan effective February 28, 2003.

     (qqq) “Money Purchase Contribution Account” means the account established for a Participant who previously participated in the Prior Money Purchase Plan to hold Money Purchase Contributions allocable to the Participant under that plan, as adjusted for any earnings and losses.

     (rrr) “Net Profits” means the net income of the Company shown on its consolidated financial statement, as certified by its independent public accountants, for its taxable year in question.

     (sss) “Nondiscretionary Contributions” means Company Contributions made to the Plan pursuant to Section 3.1(a)(ii) (Nondiscretionary Contributions).

     (ttt) “Nondiscretionary Contribution Account” means the account established for a Participant pursuant to Section 4.1(d) (Allocation of Nondiscretionary Contributions) to hold Nondiscretionary Contributions allocable to the Participant, as adjusted for any earnings and losses.

     (uuu) “Nonforfeitable,” when used with respect to a benefit or right under this Plan, means vested and unconditional.

     (vvv) “Non-Key Employee” means:

(i)	a Participant or former Participant who is not and has never been a Key Employee; and

(ii)	the Beneficiary of a person described in (i).

     (www) “Normal Retirement Age” means the date that is the earliest of:

(i)	the date a Participant reaches an Attained Age of sixty-five (65),

(ii)	the first date on which the Participant satisfies the Rule of 80, or

(iii)	the first date on which the Participant satisfies the Grandfather Rule.

     (xxx) “Normal Retirement Benefit” means the benefit payable at the Participant’s Normal Retirement Date pursuant to Section 5.1(a) (Normal Retirement Benefit).

     (yyy) “Normal Retirement Date” means the date the Participant reaches his Normal Retirement Age.

     (zzz) “Original Effective Date” means the date on which the Prior Plan was originally established, which is November 1, 1944.

     (aaaa) “Participant” means a Covered Employee who is eligible, and has qualified, to participate in the Plan in accordance with Article II (Participation).

     (bbbb) “Participant’s Account Balance” means the Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

     (cccc) “Participation Agreement” means the actual agreement, whether written or registered via telephonic, electronic or by other methods approved by the Committee in its discretion, by which a Participant elects to reduce his Creditable Compensation as described in Section 2.2 (Participation Agreements).

     (dddd) “Permanent and Total Disability” means a physical or mental condition, either occupational or non-occupational in cause, which, in the opinion of the Plan Administrator, pursuant to uniform standards consistently applied, will totally and permanently prevent the Participant from performing the duties of his employment. In any case where the Plan Administrator is required to make a determination with respect to the Permanent and Total Disability of any Participant, the Plan Administrator shall have the right to require the Participant to submit to a complete evaluation by a physician, physicians, or medical clinic selected by the Plan Administrator and to submit to such reexamination as shall be necessary for the Plan Administrator to make a determination concerning his physical and mental condition. A Participant who shall refuse to submit to any physical examination properly requested by the Plan Administrator shall not be entitled to receive a Disability Benefit. The decision of the physician, physicians or medical clinic shall be conclusive as to the physical or mental condition of the Participant and all fees and expenses of the examination shall be paid by the Company.

     (eeee) “Plan” means the Steelcase Inc. Retirement Plan as herein set forth or as from time to time amended.

     (ffff) “Plan Administrator” means the Employer.

     (gggg) “Plan Year” means the twelve (12) consecutive month period beginning on each March 1 and ending on the following February 28/29.

     (hhhh) “Prior 401(k) Plan” means the Steelcase Inc. 401(k) Retirement Plan, As Amended and Restated Effective as of March 1, 1997, as in effect through February 28, 2003, and any predecessor retirement plan superceded thereby.

     (iiii) “Prior Money Purchase Plan” means the Steelcase Inc. Employees’ Money Purchase Plan, As Amended and Restated Effective as of March 1, 1998, as in effect through February 28, 2003, and any predecessor retirement plan superceded thereby.

     (jjjj) “Prior Plan” means the Steelcase Inc. Employees’ Profit-Sharing Retirement Plan, As Amended and Restated Effective as of March 1, 1998, as in effect through February 28, 2003, and any predecessor retirement plan superseded thereby.

     (kkkk) “Prior Plan Participant” means any Employee who was a participant under the Prior Plan, the Prior 401(k) Plan, or the Prior Money Purchase Plan as of February 28, 2003.

     (llll) “Proper” means necessary, advisable, desirable, expedient or convenient.

     (mmmm) “Qualified,” where used with reference to a plan or trust, has the same meaning as in Section 401(a) of the Code, and when used with reference to an annuity plan, means a plan which meets the requirements of Section 404(a)(2) of the Code.

     (nnnn) “Required Beginning Date” means April 1 of the calendar year following the later of the calendar year in which the Participant reaches an Attained Age of seventy and one-half (70-1/2) or the calendar year in which his Company employment terminates. If the Participant is a five percent (5%) owner of the Company, payment of his Plan benefits shall commence not later than the April 1 following the calendar year in which he reaches an Attained Age of seventy and one-half (70-1/2), regardless of whether or not his Company employment has terminated.

     (oooo) “Retiree” means a Participant who, at the time he separates from service, is employed at an Eligible Location and has satisfied (i) the Rule of 80, or (ii) the Grandfather Rule.

     (pppp) “Retiree Health Account” means the account established with respect to a Retiree Health Participant pursuant to Article IX (Retiree Health Accounts) to reflect the Company’s contributions for retiree health coverage allocable to such Participant, as adjusted for any earnings and losses.

     (qqqq) “Retiree Health Effective Date” means the later of September 1, 2001, or the earliest date the Committee determines is administratively feasible following the Employer’s receipt from the Internal Revenue Service of both a private letter ruling confirming that distributions from a Participant’s Retiree Health Account shall not be includible in the taxable income of the Participant or his dependents and a favorable determination letter with respect to the tax-qualified status of the Prior Plan.

     (rrrr) “Retiree Health Participant” means a Participant who is employed at an Eligible Location.

     (ssss) “Rule of 80” is satisfied if the Participant’s number of years of Continuous Employment plus his Attained Age equal eighty (80) or more.

     (tttt) “Spouse” or “Surviving Spouse” means the person legally married to the Participant on the Annuity Starting Date. For purposes of determining benefit recipients upon the death of the Participant, the Surviving Spouse shall be the person to whom the Participant is legally married on the date of the Participant’s death.

     (uuuu) “Termination Benefit” means the benefit payable to a Participant as a result of his termination of employment with the Company, as described in Section 5.2 (Termination Benefit).

     (vvvv) “Testing Compensation” means compensation, as defined in any manner permitted by Section 414(s) of the Code and regulations promulgated thereunder, including Treas. Reg. Section 1.414(s)-1, other than “rate of compensation” as defined in Treas. Reg. Section 1.414(s)-1(e), paid during the Plan Year by the Employer or by any member of the Employer Group to a Participant, while he is a Participant, for services actually performed. Compensation taken into account shall be limited as described in Code Section 401(a)(17), as adjusted for the cost of living by the Secretary of the Treasury.

     (wwww) “Top Heavy” describes the Plan if it meets the conditions described in Section 6.2 (Determination of Top Heavy Status).

     (xxxx) “Top Heavy Contributions” means those contributions required to be made to the Plan by the Company pursuant to Section 6.3(b) (Minimum Required Allocation for Non-Key Employees), if any.

     (yyyy) “Total Compensation” means all amounts paid during the Limitation Year or other relevant period to an individual by any member of the Employer Group for services actually performed which includes all wages, salaries, fees for professional services and other amounts for personal services actually rendered in the course of employment with any member of the Employer Group (including, but not limited to, commissions paid salesmen, commissions, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Treas. Reg. Section 1.62-2), including any amounts that would otherwise be excluded from gross income by reason of the application of Sections 125, 132(f)(4), 402(g)(3), or 457), but excluding:

(i)	contributions made by any member of the Employer Group to a plan of deferred compensation to the extent that, before the application of the limits of Section 415 of the Code, the contributions are not includible in the gross income of the individual for the taxable year in which contributed;

(ii)	contributions made by any member of the Employer Group on behalf of the individual to a simplified employee pension plan described in Section 408(k) of the Code to the extent the contributions are excludable from the individual’s gross income;

(iii)	distributions from a plan of deferred compensation maintained by any member of the Employer Group regardless of whether the amounts are includible in the gross income of the individual when distributed (except amounts received pursuant to an unfunded non-Qualified plan to the extent the amounts are includible in the gross income of the individual);

(iv)	amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by the individual either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(v)	amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(vi)	other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the individual), or contributions made by any member of the Employer Group (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Section 403(b) of the Code (whether or not the contributions are excludable from the gross income of the individual).

     For Limitation Years beginning on or after January 1, 1998, amounts under Section 125 of the Code include any amounts not available to a Participant as cash in lieu of group health coverage because the Participant is unable to certify that he has other health coverage. An amount will be treated as an amount under Section 125 of the Code only if the Employer does not request or collect information regarding the Participant’s other health coverage as a part of the enrollment process for the health plan. This paragraph shall also apply to all Merged Plans effective as of January 1, 1998, and to all Qualified Plans that were merged into the Merged Plans on or after that date.

     (zzzz) “Transferred Assets” means those funds which constitute rollover amounts within the meaning of Section 402(c) of the Code transferred from another Qualified plan to this Plan by the other Qualified plan on behalf of a Participant; or distributed from another Qualified plan to a Participant and transferred by the Participant to this Plan; or distributed from another Qualified plan to a Participant and transferred by the Participant to an individual retirement account or individual retirement annuity (within the meaning of Section 408 of the Code) and then to this Plan, provided that the Participant has not made any contributions to such individual retirement account or individual retirement annuity other than eligible rollover contributions within the meaning of Sections 402(c)(4) and 402(c)(5) of the Code.

     (aaaaa) “Transferred Assets Account” means the account established for a Participant pursuant to Section 14.1 (Right to Transfer) to hold Transferred Assets received by the Plan on his behalf, as adjusted for any earnings and losses.

     (bbbbb) “Trust” and “Trust Fund” mean the trust and trust fund established pursuant to the Plan as a medium for funding the Plan.

     (ccccc) “Trust Agreement” means the agreement entered into between the Employer and the Trustee which governs the management and control of Plan assets.

     (ddddd) “Trustee” means one (1) or more individuals or corporations (including banks or trust companies) designated by the Employer to be the Trustee for the Trust and Trust Fund.

     (eeeee) “Valuation Date” means the date on which the value of Plan assets is determined and includes each Anniversary Date and any other appraisal dates that may be designated by the Plan Administrator as well as each business day on which both the Trustee and the New York Stock Exchange are open for regular and ordinary course business.

     (fffff) “Year of Service” means an employment year (a twelve (12) consecutive month period beginning on the date the Employee first performs an Hour of Service and ending on each anniversary thereof) during which an Employee has completed at least one thousand (1,000) Hours of Service, excluding periods that are expressly excluded from the definition of a Year of Service by reason of the provisions of Section 2.3 (Duration of Participation; Participation After Termination of Employment); provided, however, that an Employee for whom the Company does not keep records of hours shall be credited with forty-five (45) Hours of Service for each week in which the Employee has one (1) or more Hours of Service. If the week in which the Employee has one (1) or more Hours of Service extends into more than one (1) employment year, the forty-five (45) Hours of Service shall be allocated between the employment years on a pro rata basis. An Employee shall not be credited with more than one (1) Year of Service for any employment year.

1.2 Compliance with the Act and the Code. This Plan shall be interpreted and effectuated to comply with the applicable requirements of the Act and the Code. Accordingly, the Plan shall be operated so as not to discriminate in favor of Highly Compensated Employees in the provision of benefits or contributions.

1.3 Governing Law and Rules of Construction. This Plan shall be governed in all respects, whether as to construction, capacity, validity, performance or otherwise, by the laws of the United States and, to the extent not superseded by the laws of the United States, by the laws of the State of Michigan. Wherever reasonably necessary, pronouns of any gender shall be deemed synonymous, as shall singular and plural pronouns. The Table of Contents of the Plan and the headings to the Articles and Sections of the Plan are included solely for convenience and shall in no event affect, or be used in connection with, the interpretation of the Plan. Each provision of the Plan shall be treated as severable and if any provision is declared illegal, invalid or unenforceable, the Plan shall be interpreted, and shall remain in full force and effect, as though that provision had never been contained in this Plan.

1.4 Power to Interpret. Subject to Section 1.2 (Compliance with the Act and the Code) and in addition to the obligations imposed on it under Section 8.10 (Discretion; Nondiscrimination) and elsewhere in the Plan, the Plan Administrator shall have the power and Discretion to construe this Plan, to determine entitlement to benefits, to correct any defect, supply any omission, or reconcile any inconsistencies in the manner and to the extent the Plan Administrator considers Proper to carry the Plan into effect.

1.5 Terminated Employees. The provisions of the Plan shall not apply to Employees who participated under the Prior Plan, the Prior 401(k) Plan or the Prior Money Purchase Plan, and whose employment with the Company terminated before the Effective Date (except as provided in Sections 2.3 (Duration of Participation; Participation After Termination of Employment) and 7.4 (No Longer Covered Employee). The benefits for such former Employees shall instead be determined pursuant to the terms of the Plan as in effect at the time of their termination of employment with the Employer Group.

1.6 Profit Sharing Plan. This Plan is intended to be a profit sharing plan and, specifically, not a plan to which Section 412 of the Code applies. This Plan also contains cash or deferred features and is intended to comply with the provisions of Section 401(k) of the Code.

ARTICLE II

PARTICIPATION

2.1 Eligibility For Participation.

     (a) General Rule. Any Covered Employee shall be eligible to become a Participant as of the date he first completes an Hour of Service. An Employee who has fulfilled the eligibility conditions of this Section 2.1(a), but who is not a Covered Employee on the date he would otherwise become a Participant, shall become a Participant on the date he becomes a Covered Employee.

     (b) No Application Required. An eligible Covered Employee shall automatically become a Participant without filing an application or notice with the Plan Administrator.

2.2 Participation Agreements. A Participant shall not be entitled to receive an allocation of Elective Deferrals until and unless he shall have filed with the Plan Administrator a Participation Agreement.

     (a) Description. A Participant’s initial Participation Agreement shall be effective on his initial date of participation or, if later, as soon as administratively feasible after the Plan Administrator receives an enforceable Participation Agreement. An amendment or revocation of a Participation Agreement shall be effective as soon as administratively feasible after the Plan Administrator receives an enforceable amended Participation Agreement. A Participation Agreement shall apply to all Creditable Compensation received each pay period and shall remain in effect until revoked or amended, except that the Plan Administrator may temporarily suspend a Participation Agreement to the extent necessary to limit a Participant’s Elective Deferrals as provided in Section 5.3(d)(iii) (Limitation on Future Deferrals).

     (b) Limits on Compensation Reduction Elections. A Participant’s election to reduce his Creditable Compensation pursuant to a Participation Agreement may be made in one percent (1%) increments (or such other increments as the Plan Administrator, in its Discretion, may permit) up to a maximum of fifty percent (50%) of Creditable Compensation each payroll period for all Participants other than Highly Compensated Employees, and nine percent (9%) of

Creditable Compensation each payroll period for Highly Compensated Employees (ten percent (10%) of Creditable Compensation each payroll period for all Highly Compensated Employee Participants who are employed at the following locations: Steelcase North America, Wood Furniture Grand Rapids; Brayton International Inc.; Anderson Desk Inc.; Stow Davis Furniture Company, Inc.; and Steelcase Design Partnership). Notwithstanding the above, except to the extent permitted in Section 2.2(c) (Catch-Up Contributions) and Section 414(v) of the Code, if applicable, Elective Deferrals may not exceed the dollar limitation set forth in Code Section 402(g) in effect for any taxable year of the Participant (Twelve Thousand Dollars ($12,000) for 2003), or such greater amount as may be permitted under Section 402(g) of the Code as a result of adjustments made by the Secretary of the Treasury for the cost of living. The Code Section 402(g) limitation set forth in the preceding sentence shall apply to all elective deferrals, within the meaning of Section 402(g)(3) of the Code, made to all plans of the Employer Group in which such elective deferrals are permitted. An election must be made before the amount becomes currently available to the Participant.

     (c) Catch-Up Contributions. Notwithstanding the above, all Participants who are eligible to make Elective Deferrals under the Plan and who have reached an Attained Age of fifty (50) before the close of the Plan Year, or are deemed to have reached such age under regulations (whether proposed, temporary or final in form) issued at any time by the Treasury Department, shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

2.3 Duration of Participation; Participation After Termination of Employment.

     (a) General Rule. A Covered Employee who becomes a Participant shall continue to be a Participant through the date on which his employment with the Employer Group terminates for any reason; provided, however, that, to the extent required by the Code or the Act, he shall be considered a Participant until the date he is no longer entitled to receive any benefits from the Plan.

     (b) Transfer to Noncovered Status. A Participant who is transferred to employment with the Employer Group such that he is no longer a Covered Employee shall not, for such period that he is not a Covered Employee, be entitled to reduce his Creditable Compensation pursuant to Section 2.2 (Participation Agreements), shall not, after the Plan Year in which such transfer occurs, be considered for purposes of performing the testing described in Section 4.2 (Limitations on Allocations), and shall not be entitled to have any contributions made on his behalf pursuant to Section 3.1 (Time and Amount of Company Contributions) or to receive an allocation under Section 4.1 (Participants’ Shares of Contributions), although he shall continue to earn additional Years of Service for vesting purposes pursuant to Section 1.1(fffff) (Year of Service).

     (c) Participation After Termination of Employment. A former Participant whose employment with the Employer Group has terminated or whose employment is deemed to have terminated, and who is later reemployed by the Employer Group, shall again become eligible to participate in the Plan as of the date on which he again performs an Hour of Service as a Covered Employee.

(i)	Treatment of Account. If a former Participant whose Distributable Account has not been fully distributed to him again becomes a Participant, his Account shall be treated as described in Section 4.8 (Reinstatement of Account).

(ii)	Effect of Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

ARTICLE III

CONTRIBUTIONS

3.1	Time and Amount of Company Contributions. So long as the Plan is in effect but subject to Article X (Termination and Amendment) the Company shall, for each Plan Year, contribute to the Plan as follows:

     (a) Company Contributions. The Company shall contribute to the Plan an amount, determined as follows:

(i)	Discretionary Contributions. Each separate Company entity, division or location separately listed on Exhibit A may, for each Plan Year, contribute to the Plan, out of such separate Company entity’s, division’s or location’s Net Profits for its taxable year ending nearest the last day of such Plan Year plus accumulated earnings and profits from prior taxable years, such amount, if any, as may be determined in the Discretion of such separate Company entity, division or location.

(ii)	Nondiscretionary Contributions.

(A)	Amount of Nondiscretionary Contributions. As long as the Plan is in effect, but subject to Article X (Termination and Amendment), each Company entity, division and location listed on Schedule A as eligible to make Nondiscretionary Contributions shall contribute to the Plan for each Plan Year an amount equal to five percent (5%) of the aggregate Creditable Compensation of each Participant who is employed at the end of the Plan Year by such entity, division or location and who is eligible to receive such Nondiscretionary Contributions, less the amount of any forfeitures to be used to reduce the amount of Nondiscretionary Contributions pursuant to Section 3.1(g) (Application of Forfeitures); provided, however, that if the employment of a Participant terminates during but prior to the last day of the Plan Year because of his death, becoming eligible for a Normal Retirement Benefit, or Permanent and Total Disability, he shall be deemed to be employed by the Company as of the last day of the Plan Year in which his death, eligibility, or Permanent and Total Disability occurs. Further, any Participant who is absent on the last day of the Plan Year due to an absence qualifying under FMLA (if such Act is applicable to the Company) shall be treated as actively employed on the last day of the Plan Year for purposes of this Section 3.1(a)(ii).

(B)	Participants Eligible for Nondiscretionary Contributions. Participants shall be eligible to receive Nondiscretionary Contributions as of the Eligibility Date coincident with or next succeeding the date on which the following conditions are fulfilled, provided he is a Covered Employee on that Eligibility Date:

(1)	The Participant’s reaching an Attained Age of twenty-one (21) years or more, and

(2)	The Participant’s completion of one (1) or more Years of Service, subject to Section 2.3 (Duration of Participation; Participation After Termination of Employment).

(C)	Limit on Compensation Considered. For purposes of this Section 3.1(a)(ii), there shall be taken into account only such Creditable Compensation which is paid to a Participant while he is eligible to receive Nondiscretionary Contributions.

(iii)	Top Heavy Contributions. The Company shall contribute to the Plan all required Top Heavy Contributions.

     (b) Elective Deferrals. The Company shall contribute to the Plan an amount equal to the aggregate Elective Deferrals of Participants for the Plan Year.

     (c) Matching Contributions. Each Company entity, division and location identified on Schedule A as being eligible to make Matching Contributions may contribute to the Plan an amount, based on the Elective Deferrals of each Participant who is an eligible Employee of the applicable Company entity, division or location. Such amount shall be determined under the formula and measuring period described on Schedule A, subject to such requirements and limitations as may be imposed by each such Company entity, division or location as described in Schedule A; provided, however, that only those Employees identified by the eligible Schedule A Company entities, divisions or locations as eligible for Matching Contributions for the Plan Year shall be entitled to share in the Matching Contributions. Such Company entities, divisions or locations may determine to contribute different amounts, or make no Matching Contributions, for one or more classifications of Participants. Matching Contributions shall not be based on Elective Deferrals that are Excess Deferrals, Excess Contributions, or contributions made pursuant to Section 2.2(c) (Catch-Up Contributions). If specified on Schedule A, a Company entity, division or location may limit Participants eligible to receive its Matching Contribution to those employed at the end of the Plan Year; provided, however, that any Participant who is absent on the last day of the Plan Year due to an absence qualifying under FMLA shall be treated as actively employed on the last day of the Plan Year for purposes of this Section 3.1(c).

     (d) Deductible Limit. Notwithstanding the foregoing, the Company Contributions, when combined with the Matching Contributions made by the Company for its taxable year ending with or within the Plan Year and the contribution made pursuant to Section 9.2 (Retiree Health Contributions), shall not exceed the sum of (i) twenty-five percent (25%) of the aggregate compensation (within the meaning of Section 404(a)(3) of the Code) during such taxable year paid to or accrued for persons who were or became Participants in such taxable year, plus (ii) the amount of any so called "credit carry-over” available for the taxable year under Section 404(a)(3)(A) of the Code.

     (e) Time for Contributing Elective Deferrals. All Elective Deferrals shall be contributed to the Plan by the Company as soon as administratively possible following the payroll period to which a salary reduction pursuant to a Participation Agreement applies, but not later than the fifteenth (15th) business day following the end of the month in which such contributions are required to be paid to the Participant or were withheld by the Company.

     (f) Time for Making Company Contributions (Other Than Elective Deferrals). All contributions to the Plan for a taxable year of the Company shall be made within the time prescribed by law for the filing of the Company’s federal income tax return (including extensions) for that taxable year.

     (g) Application of Forfeitures. All forfeitures, including those pursuant to Sections 4.2(a)(iii) (Treatment of Excess Elective Deferrals), 4.2(b)(iii)(B) (Correction of Excess Contributions), 4.7 (Forfeitures) and 5.2(d) (Treatment of Nonvested Amounts) shall be applied, for the Plan Year for which such amounts become forfeited, first to restore any amounts required to be restored pursuant to Section 4.7(b) (Prior Distribution), and next to reduce any Company Contributions for that Plan Year.

     (h) Form of Contributions. All contributions made to the Plan shall be in cash.

     (i) No Employee Contributions. All contributions under the Plan shall be made by the Company and no contributions shall be required or permitted by a Participant.

3.2 Contributions Conditioned Upon Deductibility.

     (a) Treatment of Nondeductible Contributions. All Company Contributions are conditioned on their being deductible under Section 404 of the Code. If the deduction for any Company Contribution for any taxable year shall be disallowed, the contribution (to the extent of the disallowance) shall be returned to the Company within one (1) year following the date of the disallowance. Amounts to be returned to the Company shall not exceed the excess of the amount contributed over the amount that would have been contributed had the contribution been limited to the amount deductible after any disallowance by the Internal Revenue Service. Earnings attributable to the excess contribution may not be returned to the Company, but losses attributable thereto must reduce the amount to be so returned. In addition, the amount returned to the Company must be limited so as to ensure that no Participant’s Account balance will be reduced below the balance which would have been in his Account had the nondeductible amount not been contributed.

     (b) Contributions to One or More Qualified Pension or Annuity Plans. If the Company makes contributions for a taxable year to one or more Qualified plans (within the meaning of Section 404(a)(7) of the Code) whose participants include one or more Participants in this Plan, the total amount contributed by the Company to those Qualified plans for the taxable year, together with its contributions for the taxable year under Section 3.1(a) (Company Contributions) and 3.1(c) (Matching Contributions), shall not exceed the greater of:

(i)	Twenty-five percent (25%) of the compensation otherwise paid during the taxable year to the participants in the Qualified pension or annuity plans and the Participants in this Plan, and

(ii)	The amount of Company contributions necessary to avoid an accumulated funding deficiency (within the meaning of Section 412(a) of the Code) with respect to the plan years of those Qualified pension or annuity plans which end with or within the taxable year; provided, however, that if this limitation would otherwise be exceeded, the Company Contributions made pursuant to Section 3.1 (Time and Amount of Company Contributions) under the Plan for the taxable year shall be reduced by an amount equal to the excess.

3.3 Mistake of Fact. If and to the extent that a Company Contribution to the Trust is made by or under a mistake of fact, it shall be repaid to the Company upon demand, to the extent of the mistake, within one (1) year after the contribution was paid, pursuant to rules and regulations promulgated by the Internal Revenue Service and the Department of Labor. Amounts returned to the Company shall not exceed the excess of the amount contributed over the amount that would have been contributed had no mistake of fact occurred. Earnings attributable to the excess contribution may not be returned to the Company, but losses attributable thereto must reduce the amount to be so returned. In addition, the amount returned to the Company must be limited so as to ensure that no Participant’s Account balance will be reduced below the balance which would have been in his Account had the mistaken amount not been contributed.

ARTICLE IV

ALLOCATIONS AND ACCOUNTS

4.1 Participants’ Shares of Contributions. The Committee shall establish and maintain records of an “Elective Deferral Account”, a “Matching Contribution Account,” a “Discretionary Contribution Account,” and a “Nondiscretionary Contribution Account” for each Participant. The Company Contributions made pursuant to Section 3.1 (Time and Amount of Company Contributions) for a Plan Year shall be allocated to Participants’ Accounts as follows:

     (a) Allocation of Elective Deferrals. Elective Deferrals shall be allocated as of the date of receipt by the Trustee to the Elective Deferral Accounts of the Participants on behalf of whom the Elective Deferrals were made.

     (b) Allocation of Matching Contributions. Matching Contributions shall be allocated as soon as administratively feasible after they are received to the Matching Contribution Accounts of the Participants on behalf of whom Matching Contributions were made.

     (c) Discretionary Contributions.

(i)	Participants Eligible for a Discretionary Contribution. The Discretionary Contributions of each separate Company entity, division or location listed on Schedule A as being eligible to make Discretionary Contributions for any Plan Year shall be allocated as of the last day of that Plan Year among the Discretionary Contribution Accounts of the Participants who are eligible to receive Discretionary Contributions and who are employed by the Employer Group at the end of the Plan Year; provided, however, that if the employment of a Participant with the Company terminates during but prior to the last day of the Plan Year because of his death, becoming eligible for a Normal Retirement Benefit, or Permanent and Total Disability, he shall be deemed to be employed by the Company as of the last day of the Plan Year in which his death, eligibility for a Normal Retirement Benefit, or Permanent and Total Disability occurs for purposes of this Section 4.1(c); provided, further, that any Participant, who is absent on the last day of the Plan Year due to an absence qualifying under FMLA (if such Act is applicable to the Company) shall be treated as actively employed on the last day of the Plan Year for purposes of this Section 4.1(c). Paticipants shall be eligible to receive Discretionary Contributions as of the Eligibility Date coincident with or next succeeding the date on which the following conditions are fulfilled, provided he is a Covered Employee on that Eligibility Date:

(A)	The Participant’s reaching an Attained Age of twenty-one (21) years or more, and

(B)	The Participant’s completion of one (1) or more Years of Service, subject to Section 2.3 (Duration of Participation; Participation After Termination of Employment).

(ii)	Allocation of Discretionary Contributions. The Plan Administrator shall allocate to each eligible Participant’s Discretionary Contribution Account that portion of each separate Company entity’s, division’s or location’s Discretionary Contributions for those eligible Participants employed by that Company entity, division or location during the Plan Year that bears the same ratio to such Company entity’s, division’s or location’s Discretionary Contribution that each such Participant’s Creditable Compensation from the applicable Company entity, division or location for the Plan Year bears to the total Creditable Compensation for all eligible Participants from that Company entity, division or location for the Plan Year, subject to any maximum contribution limits specified in Schedule A.

(iii)	Transfer Among Companies. If a participant transfers employment from one Company entity, division or location to another, the allocation to that Participant’s Discretionary Contribution Account shall be made first with respect to the Company entity, division or location that employed the Participant earliest in the Plan Year and next with respect to the Company entity, division or location that subsequently employed the Participant, based on the Participant’s Creditable Compensation for the portion of the Plan Year while he was employed by that Company entity, division or location.

(iv)	Limit on Compensation Considered. For purposes of this Section 4.1(c), there shall be taken into account only Creditable Compensation that is paid to a Participant while he is eligible to receive a Discretionary Contribution or, if applicable, while employed by each Company entity, division or location from which he is entitled to receive an allocation of Discretionary Contributions.

     (d) Allocation of Nondiscretionary Contributions. The Nondiscretionary Contributions for any Plan Year shall be allocated as of the last day of that Plan Year among the Nondiscretionary Contribution Accounts of the Participants on behalf of whom a Nondiscretionary Contribution was made for such Plan Year.

     (e) Allocation of Top Heavy Contributions. Top Heavy Contributions shall be allocated as of the last day of the Plan Year among the Discretionary Contribution Accounts of all Participants on behalf of whom the Top Heavy Contributions were made.

4.2 Limitations on Allocations. The following allocation limitations shall apply. The Plan Administrator may reduce or suspend the Elective Deferrals of any individual Participant as it deems necessary to ensure that these limitations are not exceeded.

     (a) Limitations on Allocations of Elective Deferrals. For purposes of this Section 4.2(a), Matching Contributions and any amounts designated by the Company as Qualified Nonelective Contributions that are contributed to the Plan not later than the end of the Plan Year following the Plan Year to which they relate may be treated as Elective Deferrals.

(i)	Limit for Highly Compensated Employees. Allocations of Elective Deferrals to the Accounts of Participants who are Highly Compensated Employees shall be limited to an Average Deferral Percentage for the current Plan Year which does not exceed the greater of:

(A)	The Average Deferral Percentage for the preceding Plan Year for Participants who are not Highly Compensated Employees times 1.25, or

(B)	The lesser of (I) the Average Deferral Percentage for the preceding Plan Year for Participants who are not Highly Compensated Employees multiplied by 2.00, or (II) the Average Deferral Percentage for the preceding Plan Year for Participants who are not Highly Compensated Employees plus two (2) percentage points.

For purposes of calculating this limit, all Participants who do not meet the minimum age and service requirements set forth in Code Section 410(a)(1)(A) may be excluded, whether Highly Compensated Employees or Nonhighly Compensated Employees, if such Participants are excluded for purposes of determining whether the Plan meets the coverage provisions of Code Section 410(b)(1).

(ii)	Aggregation of Deferrals. For purposes of determining a Participant’s Actual Deferral Ratio, the following salary deferrals made by the Participant to another plan of the Employer Group shall be aggregated with his Elective Deferrals.

(A)	If the Plan and one or more other plans maintained by any member of the Employer Group which include cash or deferred arrangements (as defined in Section 401(k)(2) of the Code) are considered as one plan for purposes of Sections 401(a)(4) and 410(b) of the Code, all salary deferrals by the Participant under such other plan or plans, if any, during the Plan Year shall be aggregated with his Elective Deferrals.

(B)	If a Participant who is a Highly Compensated Employee is also a participant in one or more plans maintained by any member of the

Employer Group, other than the Plan, which contain cash or deferred arrangements (as defined in Section 401(k)(2) of the Code), all salary deferrals by the Participant under such other plan or plans, if any, during the Plan Year shall be aggregated with his Elective Deferrals.

(iii)	Treatment of Excess Elective Deferrals. Each Highly Compensated Employee’s portion of Excess Elective Deferrals, and income attributable thereto, shall be returned to him not later than the end of the Plan Year immediately following the Plan Year in which the Excess Elective Deferrals are made. The portion of the Excess Elective Deferrals to be distributed to any individual shall be reduced by the amount of any Excess Deferrals previously distributed to that Employee for that Employee’s taxable year ending with or within the Plan Year, in accordance with Code Section 402(g)(2), and Excess Deferrals to be distributed for a taxable year shall be reduced by Excess Elective Deferrals previously distributed for the Plan Year beginning in such taxable year. Matching Contributions, and income allocable thereto, attributable to the portion of Excess Elective Deferrals distributed to any individual Highly Compensated Employee shall be immediately forfeited and treated in accordance with Section 5.2(d) (Treatment of Nonvested Amounts).

(A)	Return of Excess Deferrals. The portion of the Excess Elective Deferrals to be returned, with respect to a Highly Compensated Employee, shall be determined as follows:

(1)	Highly Compensated Employees shall be ranked in descending order according to the dollar amount of their Elective Deferrals.

(2)	The Elective Deferrals of the Highly Compensated Employee(s) with the highest dollar amount of Elective Deferrals shall be reduced by the lesser of the aggregate amount of Excess Elective Deferrals or the amount necessary to cause the dollar amount of those Highly Compensated Employees’ Elective Deferrals to equal the dollar amount of the Elective Deferrals of the Highly Compensated Employee(s) with the next highest dollar amount of Elective Deferrals. This amount shall be distributed equally to those Highly Compensated Employees.

(3)	If, after completing the process described in paragraph (2), the total amount distributed is less than the total amount of Excess Elective Deferrals, the remaining dollar amount of the Excess Elective Deferrals shall be divided equally to reduce the dollar amount of the Elective Deferrals of the Highly Compensated Employee(s) with the next highest dollar amount of Elective Deferrals by the lesser of the total amount of Excess Elective Deferrals or the amount necessary to cause those Highly Compensated Employees’ Elective Deferrals to equal the amount of the Elective Deferrals of the Highly Compensated Employee(s) with the next highest dollar amount of Elective Deferrals. Those amounts shall be distributed to the relevant Highly Compensated Employees. This procedure shall be repeated to the extent necessary to eliminate the remaining Excess Elective Deferrals.

(4)	The amount by which a Highly Compensated Employee’s Elective Deferrals is reduced under this Section 4.2(a)(iii)(A), if any, shall constitute that Highly Compensated Employee’s portion of Excess Elective Deferrals.

(B)	Determination of Income. Income allocable to the portion of Excess Elective Deferrals required to be returned to a Participant under this Section 4.2(a)(iii)(B) may be calculated as follows (or under any other permissible method):

(1)	General Rule. The income allocable to a Participant’s Excess Elective Deferrals is equal to the sum of the allocable gain or loss for the Plan Year in which the Excess Elective Deferrals were made and the allocable gain or loss for the period between the end of that Plan Year and the date of distribution. Income includes all earnings and appreciation, including such items as interest, dividends, gains from the sale of property, and appreciation in the value of stock and life insurance contracts, without regard to whether such appreciation has been realized.

(2)	For the Plan Year. The income allocable to a Participant’s Excess Elective Deferrals for the Plan Year in which the Excess Elective Deferrals were made is determined by multiplying the income for that Plan Year by a fraction, the numerator of which is the Participant’s Excess Elective Deferrals and the denominator of which is the Participant’s Account balance, reduced by the gain for the Plan Year and increased by the loss for the Plan Year.

(3)	For the Period Between the End of the Plan Year and Distribution. The income allocable to a Participant’s Excess Elective Deferrals for the period between the end of the Plan Year in which the Excess Elective Deferrals were made and the distribution date is equal to ten percent (10%) of the income allocable to the Elective Deferrals for the Plan Year (as calculated under Section 4.2(a)(iii)(B)(2)

(For the Plan Year)) multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of determining the number of calendar months that have elapsed, a distribution occurring on or before the fifteenth (15th) day of the month will be treated as having been made on the last day of the preceding month and a distribution occurring after the fifteenth (15th) day of the month will be treated as having been made on the first day of the next month.

     (b) Limitations on Allocations of Matching Contributions.

(i)	Limit for Highly Compensated Employees. Allocations of Matching Contributions to the Accounts of Participants who are Highly Compensated Employees shall be limited to an Average Contribution Percentage for the current Plan Year which does not exceed the greater of:

(A)	The Average Contribution Percentage for the preceding Plan Year for Participants who are not Highly Compensated Employees, times 1.25, or

(B)	The lesser of (I) the Average Contribution Percentage for the preceding Plan Year for Participants who are not Highly Compensated Employees multiplied by 2.00, or (II) the Average Contribution Percentage for the preceding Plan Year for Participants who are not Highly Compensated Employees plus two (2) percentage points.

For purposes of calculating this limit, all Participants who do not meet the minimum age and service requirements set forth in Code Section 410(a)(1)(A) may be excluded, whether Highly Compensated Employees or Nonhighly Compensated Employees, if such Participants are excluded for purposes of determining whether the Plan meets the coverage provisions of Code Section 410(b)(1).

Any contributions that are intended to be treated as “matching contributions,” within the meaning of Code Section 401(m) and regulations thereunder, shall be contributed to the Plan not later than the end of the Plan Year following the Plan Year to which they relate.

(ii)	Aggregation of Contributions. For purposes of determining a Participant’s Actual Contribution Ratio, the following amounts contributed on behalf of the Participant under one or more other plans maintained by any member of the Employer Group shall be aggregated with his Matching Contributions under this Plan.

(A)	If the Plan, and any other plan maintained by any member of the Employer Group to which “matching contributions,” “employee contributions,” or “elective deferrals” (as those terms are defined in Code Section 401(m)(4)) are made, are considered as one plan for purposes of Sections 401(a)(4) and 410(b) of the Code, then such other plan or plans shall be treated with this Plan as a single plan.

(B)	If one or more other plans maintained by any member of the Employer Group permit “matching contributions” or “employee contributions” (as those terms are defined in Code Section 401(m)(4)) to be allocated to the account of any Highly Compensated Employee who is a Participant in this Plan, then such contributions under that other plan or plans shall be aggregated with his Matching Contributions.

(iii)	Treatment of Excess Contributions. A Highly Compensated Employee’s portion of Excess Contributions, and income attributable thereto (determined in the manner described in Section 4.2(a)(iii)(B)

(Determination of Income)), shall be removed from his Account not later than the end of the Plan Year immediately following the Plan Year in which the Excess Contributions are made.

(A)	Return of Excess Contributions. The portion of the Excess Contributions to be returned, with respect to a Highly Compensated Employee, shall be determined as follows:

(1)	Highly Compensated Employees shall be ranked in descending order according to the dollar amount of their Matching Contributions.

(2)	The Matching Contributions of the Highly Compensated Employee(s) with the highest dollar amount of Matching Contributions shall be reduced by the lesser of the total amount of Excess Contributions or the amount necessary to cause the dollar amount of those Highly Compensated Employees’ Matching Contributions to equal the amount of the Matching Contributions of the Highly Compensated Employee(s) with the next highest dollar amount of Matching Contributions. This amount shall be distributed equally to those Highly Compensated Employee(s).

(3)	If, after completing the process described in paragraph (2), the total amount distributed is less than the total amount of Excess Contributions, the remaining dollar amount of the Excess Contributions shall be divided equally to reduce the dollar amount of the Matching Contributions of the Highly Compensated Employee(s) with the next highest dollar amount of Matching Contributions by the lesser of the total amount of Excess Contributions or the amount necessary to cause those Highly Compensated Employees’ Matching Contributions to equal the amount of the Matching

Contributions of the Highly Compensated Employee(s) with the next highest dollar amount of Matching Contributions. Those amounts shall be distributed to the relevant Highly Compensated Employee(s). This procedure shall be repeated to the extent necessary to eliminate the remaining Excess Contributions.

(4)	The amount by which a Highly Compensated Employee’s Matching Contributions is reduced under this Section 4.2(b)(iii), if any, shall constitute that Highly Compensated Employee’s portion of Excess Contributions.

(B)	Correction of Excess Contributions. A Participant’s Excess Contributions required to be removed from his Account under this Section 4.2(b)(iii), and income allocable to such amounts, shall be removed in the following order, to the extent necessary to ensure compliance with the limits described in this Section 4.2(b):

(1)	Amounts which are not Nonforfeitable shall be forfeited.

(2)	Amounts which are Nonforfeitable shall be either forfeited or distributed to the affected Participants, as the Plan Administrator shall determine.

     (c) Order of Applying Limits. Notwithstanding anything in this Section 4.2 or Section 2.2(b) (Limits on Compensation Reduction Elections) to the contrary, the provisions of Section 2.2(b) (Limits on Compensation Reduction Elections) shall be applied before application of the provisions of either Section 4.3 (Limitations on Annual Contributions and Additions) or this Section 4.2.

4.3 Limitations on Annual Contributions and Additions.

     (a) Maximum Annual Addition. The Annual Additions (or, for purposes of applying subparagraph (ii), below, the Annual Additions excluding amounts allocated to an account described in Code Section 419A on behalf of a Participant to provide benefits after the Participant’s separation from service with the Employer Group) to a Participant’s Account for any Limitation Year shall in no event exceed the lesser of:

(i)	Forty Thousand Dollars ($40,000), as adjusted for increased in the cost-of-living under Section 415(d) of the Code, or

(ii)	One hundred percent (100%) of the Participant’s Total Compensation for the Limitation Year; provided, however, that this compensation limit shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

     (b) Treatment of Excess. If, because of a reasonable error in estimating a Participant’s Creditable Compensation, or under other circumstances which may be permitted under Code Section 415, the limitation set forth in Section 4.3(a) (Maximum Annual Addition) for a Limitation Year would otherwise be exceeded, the Participant’s Elective Deferrals (and earnings thereon) for the Limitation Year shall be distributed to such Participant to the extent that the distribution reduces the excess amounts in the Participant’s Account; provided, however, that any Matching Contributions (and earnings thereon) attributable to Elective Deferrals (and earnings thereon) distributed in accordance with this Section 4.3(b) shall be held in accordance with the remaining provisions of this Section; provided, further, that the Employer may choose to use any combination of distributions of Elective Deferrals (and earnings thereon) and suspense of Matching Contributions (and earnings thereon) which will eliminate the excess Annual Addition but does not result in discrimination within the meaning of Code Section 401(a)(4). Excess amounts remaining after the distributions described above shall be held unallocated in a separate suspense account, which account shall not share in allocations of earnings or losses of the Plan, and shall be held therein until the next succeeding Plan Year, during which it shall be used to reduce, and applied as, Company Contributions. In the event of the termination of the Plan before the suspense account has been fully allocated, the suspense account shall revert to the Company to the extent it may not then be reallocated to any Participant’s Account due to the limitation of Section 4.3(a) (Maximum Annual Addition).

     (c) Coordination with Other Defined Contribution Plans. If a Participant also participates in a defined contribution plan (within the meaning of Code Section 415(k)) maintained by any member of the Employer Group, other than the Plan, the limitation set forth in Section 4.3(a) (Maximum Annual Addition) shall apply to the aggregate of the Annual Additions to the Plan and to such other plan(s). If the limitation set forth in Section 4.3(a) (Maximum Annual Addition) would otherwise be exceeded when taking into account such combination of plans, the contributions shall be reduced or eliminated first under this Plan prior to making any adjustments under the other plan(s).

     (d) Compliance with Applicable Law. The limitations described in this Section 4.3 shall be determined and applied in accordance with the provisions of Section 415 of the Code and regulations promulgated thereunder, which are incorporated herein by this reference.

4.4 Periodic Adjustments to Accounts. Adjustments shall from time to time be made to each Participant’s Account as follows:

     (a) Distributions and Expenses. The Plan Administrator shall direct the Trustee to debit each Account currently in respect of any distributions of benefits therefrom and any special expenses chargeable thereto under Section 4.5 (Expenses and Remuneration).

     (b) Gains and Losses. As of each Valuation Date, the Trustee shall compute the profit or loss of the Trust Fund and each Investment Fund since the last Valuation Date, using a method of accounting selected by the Trustee, after giving recognition to the appreciation or depreciation of assets as determined pursuant to the terms of the Trust Agreement. The profit or loss so computed shall be credited or debited to the Participants’ Accounts invested in each Investment Fund in the ratio which each portion of an Account invested in each Investment Fund on the preceding Valuation Date bore to the aggregate of all portions of Participants’ Accounts invested in that Investment Fund on that Valuation Date. In determining the Account balances on any Valuation Date, there shall be included any Company Contributions allocable thereto as of that date. Upon agreement between the Trustee and the Plan Administrator, any other reasonable method for allocating profits and losses among Participants’ Accounts may be used.

4.5 Expenses and Remuneration.

     (a) Remuneration. Members of the Committee shall serve without remuneration but the Trustee shall be paid fees in an amount and manner mutually agreed upon in writing between the Trustee and the Employer; provided, however, that no fees (except for reimbursement of expenses Properly and actually incurred) shall be paid to a Trustee for any period during which that person received full time pay from any member of the Employer Group and also served as Trustee.

     (b) Expenses. The expenses of the Administrative Parties, including but not limited to the Trustee’s fees, shall (unless the Company shall in its Discretion elect to pay them) be paid and accounted for as follows:

(i)	All such expenses shall be debited to the several Participants’ Accounts as part of, or in conjunction with, the posting of profits and losses under Section 4.4(b) (Gains and Losses).

(ii)	Any expenses which the Administrative Parties may incur with special reference to any Participant or his Account (including any Distributable Account), other than expenses related to determining the qualified status of a domestic relations order, shall first be charged against his Account to the extent that the Account is sufficient for that purpose. The remaining balance of the special expenses, if any, shall then be charged among the other Accounts pursuant to paragraph (i) above, but shall if possible be later reimbursed to the other Accounts out of future credits to the relevant Participant’s Account.

4.6 Distributable Accounts. After a Participant’s employment with the Employer Group terminates, whether due to his retirement, death, Permanent and Total Disability or any other cause, he shall cease to be a Participant as of the date his employment with the Employer Group ends and, except for Discretionary Contributions or Nondiscretionary Contributions he is entitled to receive under Sections 3.1(a)(ii) (Nondiscretionary Contributions) or 4.1(c) (Discretionary Contributions), and benefits payable or distributable under this Plan, shall cease to have any further right, title or interest in the Plan or Trust Fund. The Participant’s Account shall thereafter be subject to the following rules.

     (a) Adjustments to Distributable Accounts. His Account shall become fixed at its Nonforfeitable balance as of the Valuation Date coincident with or next succeeding the date on which his employment with the Employer Group ceases and the Nonforfeitable portion of his Account as so fixed shall be his Distributable Account. Thereafter no further credits or debits shall be made to said Account, except for matters mentioned in Sections 4.4 (Period Adjustments to Accounts), 4.5(b) (Expenses), and 4.6(b) (Investment), and adjustments in respect of Insurance Contracts under Article XIII (Insurance Provisions).

     (b) Investment. The Trustee shall continue to invest cash and other assets of the Trust Fund having an aggregate fair market value on the relevant Valuation Date equal to the balance of the Distributable Account in question, determined as described in this Section 4.6. Thereafter, unless that Distributable Account shall have been distributed in full, the Trustee shall maintain it as separate Account but may commingle the assets thereof with any other assets of the Trust Fund and shall continue to invest such Accounts; provided, however, that the Participant shall be entitled to continue to direct the investment of his Distributable Account to the same extent as any other Participant.

4.7 Forfeitures. All funds forfeitable pursuant to Section 5.2(d) (Treatment of Nonvested Amounts) shall remain credited to the Participant’s Account and shall be forfeited and applied as provided in Section 3.1(g) (Application of Forfeitures) as of the Valuation Date coincident with or next succeeding the earlier of the date on which a Participant has incurred five (5) consecutive Breaks in Service or the date on which he shall have received a distribution of his entire Distributable Account. If the Participant has received a distribution of less than his entire Distributable Account, however, the amount to be so forfeited and allocated shall be limited to an amount determined by multiplying the forfeitable portion of the Participant’s Account balance as of the date immediately preceding the distribution by a fraction, the numerator of which is the amount of the distribution from his Distributable Account, and the denominator of which is the amount of his Distributable Account as of the date immediately prior to such distribution. If the

Participant is reemployed by a member of the Employer Group prior to incurring a five (5) consecutive Breaks in Service, then the following rules shall apply.Please see plan amendment, this section has changed

     (a) No Distribution. If such Participant has not received a distribution from his Distributable Account by reason of his prior termination of employment, the funds forfeited from his Account by reason of his prior termination of employment shall be restored to his Account.

     (b) Prior Distribution. If the Participant has received a total or partial distribution of his Distributable Account by reason of his prior termination of employment and he repays to the Plan the entire amount distributed to him from the Plan before five (5) years have elapsed after the date of his reemployment, the portion of his Account that was forfeited shall be restored to his Account.

     (c) Deemed Distribution. For purposes of this Section 4.7(c), a Participant shall be deemed to have received a distribution of the entire balance of his Distributable Account if, at the time of his termination of employment with the Employer Group, he either has no Nonforfeitable interest in his Plan Account or he has no Account under the Plan.

4.8 Reinstatement of Account. Subject to Section 4.7 (Forfeitures), in the case of a former Participant whose Account becomes no longer forfeitable pursuant to Section 4.7(a) (No Distribution) or has been restored pursuant to Section 4.7(b) (Prior Distribution), the balance of his Distributable Account will no longer be subject to the limitations of Sections 4.6(a) (Adjustments to Distributable Accounts) and 4.6(b) (Investment) and his Account shall be Nonforfeitable to the same extent as at the time his Account became a Distributable Account. Any amounts required to be restored to a Participant’s Account pursuant to Section 4.7(a) (No Distribution) or Section 4.7(b) (Prior Distribution) shall be obtained either from Fund earnings, forfeitures, or from additional Company contributions.

4.9 Separate Accounting. The provisions of this Article IV shall be so applied and interpreted as to provide separate accounting within the meaning of Section 204(b)(3)(B) of the Act for each Participant’s interest under the Plan. The fact that an individual account is established for each Participant shall not be construed to give such Participant any interest in such account except as provided in Article V (Benefits and Distributions) and elsewhere in the Plan.

ARTICLE V
BENEFITS AND DISTRIBUTIONS

5.1 Retirement, Disability and Death Benefits. A Participant whose employment terminates by reason of his death or who becomes eligible for a Normal Retirement Benefit, Disability Benefit or Age 70-1/2 Benefit shall have a one hundred percent (100%) Nonforfeitable interest in the balance of his Distributable Account computed pursuant to Section 4.6 (Distributable Accounts).

     (a) Normal Retirement Benefit. A Participant becomes eligible for a Normal Retirement Benefit if his employment with the Employer Group terminates on or after his Normal Retirement Date.

     (b) Disability Benefit. A Participant becomes eligible for a Disability Benefit if he is Permanently and Totally Disabled.

     (c) Death Benefit. The Beneficiary of a Participant who dies prior to the date his Account is distributed, whether or not his employment with the Company or Employer Group has theretofore terminated, shall be eligible to receive a Death Benefit, consisting of the entire Nonforfeitable balance of the Participant’s Distributable Account.

5.2 Termination Benefit.

     (a) Vesting. The Distributable Account of a Participant whose employment with the Employer Group terminates for reasons other than his death, whose termination constitutes a severance from employment (regardless of when the severance occurred) and who is not eligible for a Normal Retirement Benefit or Disability Benefit shall be the sum of the following:

(i)	The balance in his Elective Deferral Account.

(ii)	The balance in his Matching Contribution Account.

(iii)	Amounts, if any, repaid by the Participant pursuant to Section 4.7(b) (Prior Distribution).

(iv)	The Nonforfeitable percentage of the balance in his Discretionary Contribution Account and Nondiscretionary Contribution Account, if any, based upon the number of his Years of Service as follows:

Nonforfeitable
Years of Service	Percentage
Less than 3	0%
3 but less than 4	20%
4 but less than 5	40%
5 but less than 6	60%
6 but less than 7	80%
7 or more	100%

     (b) Change in Vesting Schedules. In the event that the vesting schedule described above represents a change from that which existed under the provisions of the Plan prior to the Effective Date or if there is a future change in the vesting schedule described above, the rules described in Section 11.4(d) (Vesting Changes) shall apply.

     (c) Service Counting. In computing a Participant’s period of service for purposes of Section 5.2(a) (Vesting) all his Years of Service shall be counted except:

(i)	Years of Service to the extent excludable, in accordance with Section 411(a)(4)(F) of the Code, under the Break in Service provisions of the Prior Plan, the Prior 401(k) Plan, or the Prior Money Purchase Plan.

(ii)	In the case of a Participant who was a Prior Plan Participant, Years of Service before the effective date of the Act, if that service would have been disregarded under the Prior Plan, the Prior 401(k) Plan, or the Prior Money Purchase Plan then in effect.

(iii)	In the case of an Employee who previously incurred a Break in Service, if at the time of his prior Break in Service the Employee either did not have any Account under the Plan or did not have any Nonforfeitable right to any portion of his Account, his Years of Service before his Break in Service shall not be taken into account if the number of his consecutive Breaks in Service equals or exceeds five (5).

(d)	Treatment of Nonvested Amounts. The portion of a Participant’s Account which does not become part of his Distributable Account shall be held in accordance with Section 4.7 (Forfeitures) and applied as described in Section 3.1(g) (Application of Forfeitures).

5.3 Other Distributions and Payments.

     (a) Availability. In addition to distributions described in Sections 5.1 (Retirement, Disability and Death Benefits) or Section 5.2 (Termination Benefit), and withdrawals that may be available to a Participant with respect to his Transferred Assets under Section 14.4 (Distribution of Transferred Assets) or Section 15.4 (Withdrawals While Employed), distributions or payments shall be available in the following circumstances; provided, however, that with respect to the portion of a Participant’s Account attributable to Money Purchase Contributions, or if a Participant has elected the optional payment form under Section 5.5(c)(ii)(D) (Annuity) (and Code Section 401(a)(11) therefore applies), no portion of the Participant’s Account may be withdrawn under this Section 5.3 (Other Distributions and Payments) without the consent of the Participant’s Spouse, if applicable. Spouse consent shall be obtained no earlier than the beginning of the ninety (90) day period that ends on the date on which the distribution is made. The consent must be in writing, must acknowledge the effect of the distribution, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter by binding with respect to that distribution.

     (b) Attainment of Age 70-1/2. A Participant who reaches an Attained Age of seventy and one half (70-1/2) shall be entitled to elect to withdraw a single sum distribution of all or part of his Money Purchase Contribution Account and Nondiscretionary Contribution Account, valued as of the Valuation Date immediately preceding the date of the election, subject to the provisions of Section 5.5(c) (Payment of Benefits Other Than Death Benefits), whether or not his Company employment shall have terminated. No more than one such withdrawal may be made each Plan Year. Amounts distributed pursuant to this Section 5.3(b) shall be taken from the Investment Funds pro rata.

     (c) Attainment of Age 59-1/2. A Participant who reaches an Attained Age of fifty-nine and one-half (59-1/2) shall be entitled to elect to withdraw a single sum distribution of all or part of his Elective Deferral Account and Matching Contribution Account, valued as of the

Valuation Date immediately preceding the date of the election, less twice the amount of any outstanding loans, whether or not his Company employment shall have terminated. No such withdrawal may be made within six (6) months of a prior withdrawal. Amounts distributed pursuant to this Section 5.3(c) shall be taken from the Investment Funds pro rata.

     (d) Hardship. A Participant who experiences a Financial Hardship shall be eligible to receive a distribution from his Elective Deferral Account only, taken from the Investment Funds pro rata, to the extent necessary to relieve that Financial Hardship (which may include amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution), subject to the restrictions set forth below.

(i)	Amount. The amount available for distribution to a Participant as a Hardship Distribution under this Section 5.3(d) shall be limited to the amount of the Participant’s Elective Deferrals, plus earnings on Elective Deferrals credited prior to January 1, 1989, less twice the amount of any outstanding loans.

(ii)	Alternate Fund Sources Exhausted. A Participant may request a Hardship Distribution only if he has obtained all distributions, other than hardship distributions, and all nontaxable loans available to him as of the date of his request under this Plan and all Qualified plans maintained by any member of the Employer Group.

(iii)	Limitation on Future Deferrals. A Participant who receives a distribution under this Section 5.3(d) on account of a Financial Hardship, shall be prohibited from reducing his Creditable Compensation pursuant to a Participation Agreement and from making elective contributions and employee contributions to any Qualified or nonqualified plan, stock option, stock purchase or similar plan, of the Employer Group for the period beginning on the date of the distribution and ending six (6) months after receipt of the distribution.

5.4 Loans to Participants.

     (a) General Rules. Pursuant to uniform rules consistently applied, the Plan Administrator may direct the Trustee to make a loan to a Participant who: (i) is either currently an active Employee or a “party-in-interest” within the meaning of Section 3(14) of the Act; and (ii) has requested a loan. The Plan Administrator is responsible for administering all loans and shall make available to Participants written information describing the rules and procedures for applying for loans. The procedures shall be in written form and shall comprise the written document forming part of the Plan within the meaning of Department of Labor Regulations Section 2550.408(b)-1. The procedures set forth in that document may be revised at any time by the Plan Administrator, without requiring an amendment to this Plan document, even if the procedures, as revised, differ in certain respects from the specifications set forth below.

     (b) Requirements. The Plan Administrator shall in its Discretion determine the amount, terms and conditions of any loan. All loans to Participants shall be subject to the following limitations:

(i)	Maximum Amount. Any loan to a Participant, when added to the unpaid balance of any outstanding loans, if any, made to him pursuant to this Section 5.4 and any outstanding loan transferred directly from another Qualified Plan, shall not exceed the least of:

(A)	Fifteen Thousand Dollars ($15,000);

(B)	Fifty Thousand Dollars ($50,000), reduced by the excess (if any) of the Participant’s highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which the loan was made, over the outstanding balance of his loans from the Plan on the date on which the new loan is to be made); or

(C)	One-half (1/2) of the balance of the Nonforfeitable portion of the Participant’s Elective Deferral Account, Matching Contribution Account, Employee Contribution Account, Transferred Assets

Account, and Discretionary Contribution Account as of the Valuation Date immediately preceding the date of the loan.

In determining the maximum amount of any loan to be made under Sections 5.4(b)(i)(B) and (C), all Qualified plans maintained by any member of the Employer Group shall be treated as one plan.

(ii)	Number of Loans. No more than two (2) loans shall be outstanding at any time for any Participant, and no more than one (1) loan shall be issued in any one (1) Plan Year; provided, however, that

(A)	This limit does not apply to loans made under the Steelcase Inc. Group Retirement Plan prior to September 1, 2000;

(B)	Any loans transferred directly to the Plan from another Qualified plan may, if the Plan’s loan procedures so provide, remain outstanding until repaid in accordance with the terms of the note evidencing its existence, and

(C)	No more than one (1) loan shall be allowed in any one (1) Plan Year.

(iii)	Source. Loans shall be made from the Participant’s Elective Deferral Account, Matching Contribution Account, Employee Contribution Account, Transferred Assets Account, and the Nonforfeitable portion of the Discretionary Contributions Account, pro rata from each account.

(iv)	Term. Any loan must have a specified repayment date, which may in no event extend beyond four and one-half (4-1/2) years from the date the loan is made.

(v)	Interest; Security. Each loan shall bear interest at such reasonable rate as may be in effect at the time the loan is made, as determined by the Committee in the manner described in written rules established by the Committee and which are made available to Participants. All loans shall be adequately secured. The Committee shall require the Participant to assign to the Trustee that portion of the Nonforfeitable balance of his Account, but not more than fifty percent (50%) of the Nonforfeitable portion of his Account, necessary to secure the loan. The Plan Administrator may, in its Discretion, require the Participant to provide such additional security as it deems necessary to fully secure the loan.

(vi)	Amortization. Except as determined by the Committee in accordance with regulations promulgated by the Secretary of Treasury pursuant to Section 72(p) of the Code, any loan granted hereunder shall be amortized on a substantially level basis over its term and payments shall be required to be made not less frequently than quarterly.

(vii)	Repayment. Repayment of a loan made pursuant to this Section 5.4(b) shall be by payroll deduction wherever possible. Repayment of a loan by a Participant who is not actively employed shall be made by cashier’s check or money order sent monthly to the Plan Administrator. Loan repayment requirements will be suspended under this Plan during a Participant’s period of military service, as permitted under Code Section 414(u)(4), or during a Participant’s unpaid leave of absence for a period not to exceed twelve (12) months, although the entire loan repayment term may in no event be extended beyond five (5) years from the date the loan is made. After a Participant’s return from an unpaid leave of absence, repayment of the loan shall resume at two (2) times the payroll deduction amount in effect before the leave of absence began, until the payments in arrears have been made, unless the Participant shall elect to continue payments at the original payroll deduction amount; provided, however, that any balance due on the loan must be repaid not later than five (5) years from the date the loan is made.

(viii)	Loan Processing Fee. The Plan may impose a one-time loan processing fee and/or other reasonable fee to each Participant who is granted a loan.

The Committee shall inform the Participant of the amount of any fees at the time his loan is made.

(ix)	Loan Statement. Each Participant who receives a loan shall also receive a clear statement of the charges involved in such loan transaction, including the dollar amount and annual rate of finance charge.

(x)	Effect on Investment Funds. The amount of any loan made pursuant to this Section 5.4(b) shall reduce the Participant’s interest in the Investment Funds, pro rata. Notwithstanding the preceding rule, Investment Funds may be reduced in such other manner as the Committee, in its Discretion, may determine and make part of the written procedures governing loans to Participants.

(xi)	Allocation of Interest. The unpaid balance of any loan, whether or not yet due, shall be deducted from the amount standing to the credit of the Participation in his Account for purposes of Section 4.4 (Periodic Adjustments to Accounts); provided, however, that interest paid by the Participant into the Trust Fund with respect to any such loan shall be allocated directly to the Participant’s Account.

(xii)	Effect on Distributions. No payment out of the Trust Fund shall be made to or in respect of a Participant or his Beneficiary (except under Section 5.3(d) (Hardship) or this Section 5.4) unless and until all unpaid loans to that Participant or his Beneficiary have been satisfied in full. Loans in default under a note executed by a Participant pursuant to the rules and procedures governing Participant loans will be satisfied on the date the Trustee forecloses upon that portion of the Participant’s Account which is used as security for the loan. The Trustee will foreclose upon the portion of the Participant’s Account that is used as security for the loan when both the loan is in default and the Participant incurs an event which would permit him to receive a distribution under another provision of the Plan (other than Section 5.3(d) (Hardship)). The foregoing provisions shall not prevent the Trustee from reporting a loan in default as income to the Participant at any time permitted or required by Section 72(p) of the Code.

(xiii)	Acceleration. Notwithstanding anything in this Section 5.4 to the contrary, the entire outstanding balance of any loan shall become due and payable ninety (90) days after: (a) the date any required payment has not been made, or (b) the Participant’s death.

(xiv)	Special Rules. Anything in this Section 5.4 to the contrary notwithstanding, additional rules that may apply to any loan which is to be secured by any portion of a Participant’s Account which is invested in an Investment Fund subject to special restrictions. These rules shall be established by the Committee in accordance with the terms of the Investment Fund, so long as such portion of his Account is invested in such Investment Fund.

(xv)	Spouse Consent. If a Participant has elected the optional payment form under Section 5.5(c)(ii)(D) (Annuity) (and Code Section 401(a)(11) therefore applies) and part or all of the Participant’s Account balance is to be used as security for a loan, no portion of the Participant’s Account balance may be used as security for such loan without consent by the Participant’s Spouse. Spouse consent shall be obtained no earlier than the beginning of the ninety (90) day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to that loan. A new consent shall be required if the Account balance is used for renegotiation, renewal, or other revision of the loan.

5.5 Payment of Benefits.

     (a) Application. Except as provided in Section 5.5(f) (Required Distributions), Section 5.5(i) (Small Benefits) and the small benefit cash out provisions of Section 5.9 (Payments Pursuant to a Qualified Domestic Relations Order), Participants, Beneficiaries and other persons eligible for benefits under the Plan shall make application for benefits on forms provided by the Plan Administrator and must consent, in writing, to a distribution from the Plan of benefits to which he is entitled. Notwithstanding anything herein to the contrary, no benefits shall be payable under the Plan with respect to any period which is before the date on which application for those benefits is received by the Plan Administrator in accordance with procedures established by it, unless the Plan Administrator determines that the delay was not due to negligence on the part of the Participant, Beneficiary or other person applying for benefits hereunder. The Plan Administrator may require any Participant, Beneficiary or other person applying for benefits to furnish to it any information reasonably necessary for the Proper administration of the Plan and if the applicant shall fail to furnish that information, the Plan Administrator may compute his benefits, if any, on any basis it deems reasonable. No benefits shall be paid unless proof satisfactory to the Plan Administrator evidencing entitlement to those benefits is presented to the Plan Administrator by the person or persons claiming the benefits.

     (b) Notice. At least thirty (30), but not more than ninety (90), days before the Participant’s Annuity Starting Date, the Plan Administrator shall notify the Participant of the benefits available to him, the optional forms for payment, if any, and, if the benefit is immediately distributable, his right, if any, to defer receipt of the distribution. Such notice shall be given in accordance with Treas. Reg. Section 1.411(a)-11(c). The Participant’s consent to the distribution may not be made before the Participant receives the notice and may not be made more than ninety (90) days before his Annuity Starting Date. Such distribution may commence less than thirty (30) days after the notice required under Treas. Reg. Section 1.411(a)-11(c) is given, provided that:

(i)	the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option),

(ii)	the Participant, after receiving the notice, affirmatively elects a distribution, and

(iii)	with respect to a distribution from the Participant’s Money Purchase Contribution Account, and any distribution for which the Participant has selected the annuity form of benefit, the distribution is made at least seven (7) days after the notice is given.

     (c) Payment of Benefits Other Than Death Benefits. Subject to Sections 5.5(a) (Application), 5.5(f) (Required Distributions), and 5.5(j) (Deadline for Payment), the Plan Administrator shall direct the Trustee to pay to the Participant, using the Participant’s entire Distributable Account (reduced by any prior distributions), valued as of the Valuation Date coincident with or immediately preceding the date of payment, as promptly as possible after the Participant becomes eligible for a benefit under Section 5.1 (Retirement, Disability and Death Benefits), other than Death Benefits, or Section 5.2 (Termination Benefit), as follows:

(i)	Normal Form. Unless the Participant shall elect to have his benefits payable in accordance with Section 5.5(c)(ii) (Optional Forms), the balance of the Participant’s Distributable Account shall be paid to him as follows:

(A)	General Rule. The portion not attributable to his Money Purchase Contribution Account shall be paid in a single lump sum;

(B)	Money Purchase Normal Form. The portion that is attributable to his Money Purchase Contribution Account shall be applied to purchase an annuity payable monthly for his lifetime; provided, however, that in the case of a Participant who is married on his Annuity Starting Date such annuity shall, unless the Participant has elected and his Spouse has consented otherwise during the ninety (90) day period immediately preceding the Annuity Starting Date in the manner provided in Section 5.5(e) (Spouse Consent), be paid as a Spouse Annuity as described in Section 5.5(c)(ii)(E) (Spouse Annuity).

(ii)	Optional Forms. If the Participant shall elect by written notice delivered to the Plan Administrator, at any time within the ninety (90) day period immediately preceding the Annuity Starting Date (and with his Spouse’s consent as described in Section 5.5(e) (Spouse Consent) with respect to the portion attributable to his Money Purchase Contribution Account), the balance of his Distributable Account shall be paid to him in one of the methods described below. A separate election may be made for the portion of his Distributable Account attributable to his Money Purchase Contribution Account. Any election under this paragraph (ii) may be revoked and a new election made during such ninety (90) day period.

(A)	Lump Sum. In a single lump sum.

(B)	Partial Distribution. One lump sum distribution of any part within twelve (12) months after the Participant’s termination of employment and one separate distribution of the proceeds of any life insurance policy on the life of the Participant as soon as administratively possible following the date of termination. The remaining balance may then be paid in the normal or any other optional form.

(C)	Installments. In approximately equal regular installments not less frequently than annually over a period to be selected by the Participant but not to exceed a period extending beyond the life expectancy of the Participant and his Beneficiary. At any time, the Participant may change the installment payment schedule (subject to the limitations of Section 5.5(f) (Required Distributions) or the remainder may be paid in a single lump sum at any time at the election of the Participant.

(D)	Annuity. The purchase of an annuity selected by the Participant providing for payments to be made over a period not to exceed the life or joint lives of the Participant and his Beneficiary. Any annuity distribution method, other than the Spouse Annuity described below, selected by any Participant who is married shall not become effective unless his Spouse shall have consented to such selection, in the manner described in Section 5.5(e) (Spouse Consent) during the ninety (90) day period immediately preceding the Annuity Starting Date.

(E)	Spouse Annuity. The purchase of a “Spouse Annuity” providing for monthly payments commencing immediately and payable during the lifetime of the Participant with fifty percent (50%) to one hundred percent (100%), as elected by the Participant, of the amount payable to the Participant continuing to be paid, after the death of the Participant, to and for the lifetime of the Participant’s surviving Spouse. If the Participant fails to elect a specific percentage of the monthly benefit to be paid to the Spouse, the percentage shall be fifty percent (50%). Within the time period described in Section 5.5(b) (Notice), the Plan Administrator shall provide to each Participant a written explanation of:

(1)	The terms and conditions of the Spouse Annuity;

(2)	the Participant’s right to waive the Spouse Annuity and the effect thereof;

(3)	the Participant’s right to revoke his waiver of the Spouse Annuity, and the effect thereof; and

(4)	the rights of the Participant’s Spouse.

     (d) Payment of Death Benefits. Upon the death of a Participant, the Plan Administrator shall (except as otherwise provided in Article XIII (Insurance Provisions) and

Section 5.5(a) (Application)) direct the Trustee to pay or arrange as promptly as possible to pay, in the manner described below, the balance of such Participant’s Distributable Account (reduced by any prior distributions) to his Surviving Spouse or, if there is no Surviving Spouse or if the Surviving Spouse has consented in the manner described in Section 5.5(e) (Spouse Consent), to his Beneficiary, as follows:

(i)	Form for Payment. If benefits have begun to be paid to the Participant prior to his death in a form that would continue payments to his Beneficiary after his death, then such payments shall continue according to the method for payment selected by the Participant, unless the Participant elected a payment form under Section 5.5(c)(ii)(C) (Installments), in which case, the Beneficiary may accelerate the installment payments. If benefit payments have not begun to be made to the Participant prior to his death, Death Benefits shall be payable in any of the following methods, at the election of the Participant or Beneficiary, or, if no election is made, in a single lump sum payment for that portion of his Distributable Account not attributable to his Money Purchase Contribution Account, and as a Survivor Annuity described in Section 5.5(d)(i)(D) (Survivor Annuity) for the portion of his Distributable Account attributable to his Money Purchase Account if the Participant is married upon his death. A separate election may be made for the portion of his Distributable Account attributable to his Money Purchase Account.

(A)	Lump Sum. The Participant’s Distributable Account shall be paid in a single lump sum payment.

(B)	Partial Distribution. One distribution of any part of the Participant’s Distributable Account within twelve (12) months after the Participant’s death and one separate distribution of the proceeds of any life insurance policy on the life of the Participant as soon as administratively possible following the date of death. The remaining balance may then be paid in the normal or any other optional form.

(C)	Installments. The Participant’s Distributable Account shall be paid in substantially equal annual installments, as selected by the Beneficiary, over a period selected by the Beneficiary, but not to exceed a period extending beyond the life expectancy of the Beneficiary.

(D)	Survivor Annuity. The portion of the Participant’s Distributable Account (reduced by any prior distributions) attributable to his Money Purchase Contribution Account, or, if the Spouse Annuity form for payment of retirement benefits has been elected by the Participant and the Participant dies before the Spouse Annuity is purchased, unless the Spouse or Participant has elected otherwise, with the consent of his Spouse pursuant to Section 5.5(e) (Spouse Consent), the Participant’s Distributable Account, shall be used, as promptly as possible, to purchase an annuity for his Spouse with payments under such annuity payable to such Surviving Spouse beginning on the first day of the month following the Participant’s death (or, at the election of the Surviving Spouse, beginning at such later date as may be selected (but not later than the date the Participant would have reached an Attained Age of 70-1/2)) and continuing for the lifetime of the Surviving Spouse (a “Survivor Annuity”). If there is no Surviving Spouse or if the Surviving Spouse has consented in the manner described in Section 5.5(e) (Spouse Consent), the Plan Administrator shall direct that such portion of the Participant’s Distributable Account be paid to the Beneficiary designated by the Participant in accordance with Section 5.5(d)(iv) (Designation of Beneficiary by Participant) in the form elected by the Participant or the Beneficiary, as the case may be.

(1)	Waiver of Survivor Annuity. Each Participant to whom the Survivor Annuity applies shall be entitled to waive the Survivor Annuity by electing an alternative payment method during the Waiver Period. Such election may be revoked at any time during the Waiver Period. Any waiver or revocation must be in writing and must be delivered to the Plan Administrator during the Waiver Period. Any waiver of the Survivor Annuity must contain the consent of the Participant’s Spouse in the manner described in Section 5.5(e) (Spouse Consent).

(2)	Waiver Period. For purposes of waiving the Survivor Annuity, the Waiver Period is:

(a)	with respect to the portion of the Participant’s Distributable Account not attributable to his Money Purchase Contributions the ninety (90) day period ending on the Participant’s Annuity Starting Date;

(b)	with respect to the portion of the Participant’s Distributable Account attributable to his Money Purchase Contribution Account, the period beginning on the date the Participant’s Plan participation begins and ending on the Annuity Starting Date. Any waiver of a Survivor Annuity prior to the first day of the Plan Year in which the Participant reaches an Attained Age of thirty-five (35) becomes invalid on that date and the Participant must execute a new waiver and obtain the consent of his Spouse to such waiver in order to continue the waiver of the Survivor Annuity in effect after that date. A Participant who terminates his Company employment prior to the first day of the Plan Year in which he reaches an Attained Age of thirty-five (35) shall be required to obtain a waiver or new waiver during the period beginning on the date which is one (1) month prior to the date the Participant separates from service and ending on his Annuity Starting Date in order for the waiver to be effective.

(3)	Notice Requirements. The Plan Administrator shall provide to each Participant a written explanation of the Survivor Annuity described in Section 5.5(d)(i)(D) (Survivor Annuity), including:

(a)	the terms and conditions thereof;

(b)	the Participant’s right to make, and the effect of, a waiver of the Survivor Annuity;

(c)	the rights of the Participant’s Spouse; and

(d)	the right to make, and the effect of, a revocation of any waiver of the Survivor Annuity.

The explanations with respect to the portion of the Participant’s Distributable Account not attributable to his Money Purchase Contribution Account shall be provided within the time period described in Section 5.5(b) (Notice) before the Participant’s Annuity Starting Date.

The explanations with respect to the portion of the Participant’s Distributable Account attributable to his Money Purchase Contribution Account, shall be provided on the date the Employee first becomes a Participant and again either:

(e)	during the period beginning with the first day of the Plan Year in which the Participant reaches an Attained Age of thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant reaches an Attained Age of thirty-five (35); or

(f)	within a reasonable period after separation from service, in the case of a Participant who separates from Company employment before reaching an Attained Age of thirty-five (35).

(ii)	Elections. A Participant may, at any time prior to his death, elect, on forms prescribed by the Plan Administrator, and with the consent of his Spouse, if required, the manner in which Death Benefits will be paid. Subject to Section 5.5(g) (Permanent Elections), a Participant’s Beneficiary can change the manner of payment after the Participant’s death. In such case, the Beneficiary may select from the options otherwise available to the Participant.

(iii)	Time for Payment. Payments under this Section 5.5(d) shall be made (or begin) within one (1) year following the date of the Participant’s death, except that a Surviving Spouse may elect to delay receipt of such payment until the date on which the Participant would have reached an Attained Age of seventy and one-half (70-1/2).

(iv)	Designation of Beneficiary by Participant. A Participant shall have the right to file with the Plan Administrator, at any time after his Plan participation commences, a written designation of Beneficiary, which designation may at any time be amended or revoked; provided, however, that:

(A)	No designation, and no amendment or revocation thereof, shall become effective if filed after such Participant’s death.

(B)	In the case of a married Participant, his designation of any Beneficiary other than his Spouse must be consented to by such Spouse in writing in accordance with the requirements of Section 5.5(e) (Spouse Consent).

(C)	In the absence of an effective designation of Beneficiary, or if the Beneficiary shall not survive the Participant, then his Death Benefits shall be paid to the individual (or to the individuals in equal shares, per capita) in the first of the following classes of successive preference Beneficiaries in which there shall be any individual surviving such Participant:

(1)	His Spouse,

(2)	His children (or children of deceased children, by right of representation),

(3)	His parents, or

(4)	His brothers and sisters (or children of deceased brothers and sisters, by right of representation).

In the event of the failure of all of the above categories, then the Death Benefits shall be paid to the Participant’s estate.

(D)	In determining who are “children” for the purposes of paragraph (c) above, adopted persons shall be treated as if they were the natural offspring of their adoptive parents.

(E)	Any designation of the Participant’s Spouse as a Beneficiary shall automatically immediately be revoked in the event of the Participant’s divorce from his Spouse.

(F)	In the event the Participant’s Beneficiary disclaims his interest in any payments from the Plan, amounts payable as a result of the Participant’s death shall thereafter be payable from the Plan as if the Beneficiary had predeceased the Participant. The Plan Administrator shall have no obligation to establish the validity of any disclaimer presented to it.

(G)	In the event the Participant’s primary Beneficiary dies after the Participant, but before receiving any of the benefits due to him from the Plan, amounts payable as a result of the Participant’s death shall thereafter be payable to the Participant’s surviving contingent Beneficiary, if any. If the Participant’s primary Beneficiary dies after he begins receiving benefits from the Plan, or the Participant did not designate a contingent Beneficiary, any remaining benefits shall be paid to the primary Beneficiary’s estate.

The Participant’s Beneficiary, whether automatically determined or specified by the Participant shall, in any case, be a “designated beneficiary” for purposes of distributions under Code Section 401(a)(9) and Section 5.5(f) (Required Distributions).

(v)	Designation of Beneficiary by Surviving Spouse or Alternate Payee. The Surviving Spouse of a Participant or an alternate payee under a “qualified domestic relations order” shall have the right to file with the Plan Administrator a designation of Beneficiary under the following circumstances:

(A)	A Participant’s Surviving Spouse may do so for purposes of Section 5.5(f) (Required Distributions).

(B)	An alternate payee under a “qualified domestic relations order” may do so to the extent consistent with such alternate payee’s rights under the order.

     (e) Spouse Consent. Whenever the consent of a Spouse is required with respect to any election, revocation of election, or designation of Beneficiary under Section 5.5(c) (Payment of Benefits Other Than Death Benefits) or 5.5(d) (Payment of Death Benefits), such consent shall be in writing, shall acknowledge the effect of the election, revocation or designation, and shall be witnessed by a notary public or by a Plan representative. There shall be no need to obtain the Spouse consent described in this Section 5.5(e), however, if the Participant establishes to the satisfaction of the Plan Administrator that the required consent may not be obtained because there is no Spouse, or because the Spouse cannot be located, or because of such other reasons as may be permitted by regulations promulgated by the Secretary of the Treasury. For purposes of this paragraph and Section 5.5(c) (Payment of Benefits Other Than Death Benefits) and Section 5.5(d) (Payment of Death Benefits), a former Spouse shall be treated as a Spouse to the extent specified in a “qualified domestic relations order” within the meaning of Section 414(p) of the Code. A Spouse’s consent hereunder is irrevocable unless the Participant changes his election and shall be limited to the Beneficiary and form of payment designated. The Spouse may, nevertheless, be permitted to consent generally to future Beneficiary changes by the Participant and alternate selections of forms of payment by the Participant without the need to obtain additional consent from the Spouse, provided that the general consent acknowledges that the Spouse has the right to limit consent to a specific Beneficiary and specific form of benefit, where applicable, and that the Spouse voluntarily relinquishes both rights. A Spouse’s general consent is irrevocable, except that it must be given whenever a Participant’s election is required to be given in order to be or to continue to be effective.

     (f) Required Distributions.

(i)	General Rules.

(A)	Effective Date. The provisions of this Section 5.5(f) will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year, as well as required minimum distributions for the 2002 calendar year that are made on or after March 1, 2003.

(B)	Precedence. The requirements of this Section 5.5(f) will take precedence over any inconsistent provisions of the Plan.

(C)	Requirements of Treasury Regulations Incorporated. All distributions required under this Section 5.5(f) will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code, including the incidental death benefit requirements of Treas. Reg. Section 1.401(a)(9)-2.

(D)	TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section 5.5(f), distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(ii)	Time and Manner of Distribution.

(A)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(B)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, by December 31 of the calendar year immediately following the calendar year in which the Participant died, except that:

(1)	If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, then distributions to the Surviving Spouse will begin by December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70-1/2), if later.

(2)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3)	If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this Section 5.5(f)(ii)(B), other than Section 5.5(f)(ii)(B)(1), will apply as if the Surviving Spouse were the Participant.

For purposes of this Section 5.5(f)(ii)(B) and Section 5.5(f)(iv) (Required Minimum Distributions After Participant’s Death), unless Section 5.5(f)(ii)(B)(3) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 5.5(f)(ii)(B)(3) applies, distributions are considered to begin on the date distributions are required to begin to the Surviving Spouse under Section 5.5(f)(ii)(B)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s Surviving Spouse before the date distributions are required to begin to the Surviving Spouse under

Section 5.5(f)(ii)(B)(1)), the date distributions are considered to begin is the date distributions actually commence.

(C)	Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 5.5(f)(iii) (Required Minimum Distributions During Participant’s Lifetime) and 5.5(f)(iv) (Required Minimum Distributions After Participant’s Death). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations.

(iii)	Required Minimum Distributions During Participant’s Lifetime.

(A)	Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year may be made in any form for payment of benefits under the Plan, as described in Section 5.5(c) (Payment of Benefits other than Death Benefits), but shall not be less than the lesser of:

(1)	the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(2)	if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account

Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

(B)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 5.5(f)(iii) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(iv)	Required Minimum Distributions After Participant’s Death.

(A)	Death On or After Date Distributions Begin.

(1)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(a)	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b)	If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the Surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the Surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the Surviving Spouse’s death, the remaining Life Expectancy of the Surviving Spouse is calculated using the age of the Surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(c)	If the Participant’s Surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)	Death Before Date Distributions Begin.

(1)	Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 5.5(f)(iv)(A) (Death On or After Date Distributions Begin).

(2)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, and the Surviving Spouse dies before distributions are required to begin to the Surviving Spouse under Section 5.5(f)(ii)(B)(1), this Section 5.5(f)(iv)(B) will apply as if the Surviving Spouse were the Participant.

     (g) Permanent Elections. Once benefit payments have commenced under any provision of this Plan, neither the Participant nor his Beneficiary may change his election of payment method, except to the extent specifically permitted under the particular payment method selected. If the Participant dies after his Annuity Starting Date or after the Trustee has irrevocably committed to purchase an annuity to provide that benefit, the benefit shall be paid as elected by the Participant in accordance with Section 5.5(c) (Payment of Benefits Other Than Death Benefits). In any other case, the benefit payable with respect to a deceased Participant shall be a Death Benefit, subject to the provisions of Section 5.5(d) (Payment of Death Benefits).

     (h) Unclaimed Benefits. To the extent not inconsistent with applicable state law, in the event any benefit payment is unclaimed and the Plan Administrator is unable to determine the whereabouts of a Participant, Beneficiary or other person whose benefits from the Plan are due and owing within three (3) years from the date the benefit would otherwise be payable (which date shall be determined, in the event an application for benefits pursuant to Section 5.5(a) (Application) shall not have been filed, as if such application had been filed on the date the Participant’s benefits under the Plan would have been required to commence pursuant to Section 5.5(f) (Required Distributions)), the right to the benefit shall be forfeited and revert to and become a part of the Trust Fund (to be used to reduce any Company Contribution which coincides with or follows the date such amount is treated as forfeited); provided, however, that the amount forfeited pursuant to this Section 5.5(h) shall be reinstated (initially from current contributions and forfeitures) if the person to whom the benefit is due and owing subsequently makes written application therefor to the Plan Administrator. The effective date for reinstatement of the benefit shall be the date that the written application for benefits is received by the Plan Administrator.

     (i) Small Benefits. Notwithstanding anything in this Section 5.5(i) to the contrary, if the balance in a Participant’s Distributable Account does not exceed Five Thousand Dollars ($5,000), then upon the Participant or his Beneficiary becoming entitled to payment of the Participant’s benefits as a result of his death, Permanent and Total Disability, retirement, or termination of employment, the Plan Administrator shall direct the Trustee to pay his benefit to him or to his Beneficiary, as the case may be, regardless of whether the Participant or Beneficiary has applied therefor in accordance with Section 5.5(a) (Application) or whether the Participant or the Participant’s Spouse has consented thereto. Such payment shall be made in a single lump sum payment as soon as administratively feasible thereafter and shall be made not later than the end of the second Plan Year following the termination of the Participant’s employment with the Employer Group; provided, however, that where the Participant’s Account balance at the time of his previous termination of employment with the Employer Group, or at the time of any previous distribution or other distributable event, exceeded the applicable amount then in effect but does not currently exceed the applicable amount, payment may be made later than the end of the second Plan Year following the Participant’s termination of employment with the Employer Group. Payments which have already begun in an annuity or installment form under Sections 5.5(c) (Payment of Benefits Other Than Death Benefits) or 5.5(d) (Payment of Death Benefits) shall not be treated as a small benefit under this Section 5.5(i). The provisions of this Section 5.5(i) shall also apply to amounts payable to an alternate payee pursuant to a qualified domestic relations order and, in such a case, shall be applied solely with reference to the amounts payable to the alternate payee.

     (j) Deadline for Payment. If a Participant has not applied under Section 5.5(a) (Application) for benefit commencement under the Plan, the Participant shall be deemed to have consented to extend the payment of benefits under the Plan beyond the limits described in this Section 5.5(j). Otherwise, the payment of benefits under the Plan to a Participant, except as provided in Section 5.5(f) (Required Distributions), which may require payment of benefits to begin earlier than required by this Section 5.5(j), shall begin not later than the sixtieth (60th) day after the close of the Plan Year in which occurs the latest of the following:

(i)	His reaching his Normal Retirement Age.

(ii)	The tenth (10th) anniversary of the date he commenced participation in the Plan.

(iii)	The termination of his employment with the Employer Group.

     Notwithstanding the foregoing, if the amount of the payment required to commence on the date determined pursuant to this Section 5.5(j) cannot be ascertained by such date or if the Plan Administrator has been unable to locate the Participant after making reasonable efforts to do so, a payment retroactive to such date may be made no later than sixty (60) days after the earliest date on which the amount of such payment can be ascertained under the Plan or the date on which the Participant is located (whichever is applicable).

     (k) Direct Rollovers. A Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

5.6 Benefit Recipients.

     (a) Distributions to Participants. Except as provided in Section 5.5(k) (Direct Rollovers) or Section 12.4(b) (Qualified Domestic Relations Orders), payment of Plan benefits shall be made only to the Participant or, if applicable, to his Beneficiary.

     (b) Distributions to Minors and Incompetent Individuals. If an individual to whom benefits shall be distributable hereunder shall be a minor or adjudged mentally incompetent, the Plan Administrator may in its Discretion direct the Trustee to distribute all or part of such benefits by one or more of the following methods:

(i)	Directly to such minor or incompetent individual;

(ii)	To the legal representative of such individual; or

(iii)	To another person for the use or benefit of such individual, but only if pursuant to an order of a court of competent jurisdiction.

Neither the Plan Administrator nor the Trustee shall be required to see to the application of any such distributions nor to seek the appointment of a legal representative. Distributions made pursuant to this Section 5.6 shall operate as a complete discharge of the Committee, Trustee, the Company and the Trust Fund.

5.7 Payment Medium. Benefits payable pursuant to the Plan shall be paid in cash.

5.8 Distribution of Excess Deferrals. A Participant who determines that he has made Excess Deferrals under this Plan or a combination of this Plan and other retirement plans in which he may participate shall have the right to notify the Plan Administrator of the Excess Deferrals and receive a distribution of those Excess Deferrals attributable to the Plan in accordance with this Section 5.8.

     (a) Notification to Plan Administrator. The Participant may notify the Plan Administrator in writing not later than the February 15 next following the calendar year in which such Excess Deferrals were made that he has allocated all or a portion of his Excess Deferrals to the Plan; provided, however, that a Participant is deemed to have notified the Plan of Excess Deferrals to the extent that the Excess Deferrals arise by taking into account only his Elective Deferrals to this Plan.

     (b) Timing of Distribution. If a Participant notifies the Plan Administrator of Excess Deferrals allocable to the Plan in accordance with Section 5.8(a) (Notification to Plan Administrator), the Plan Administrator shall distribute the portion of the Excess Deferrals which the Participant has allocated to the Plan, along with any income attributable to such amount, to that Participant not later than the April 15th next following the calendar year in which such Excess Deferrals were made. Income attributable to Excess Deferrals shall be calculated under any method permitted under Section 4.2(a)(iii)(B) (Determination of Income). The amount of Excess Deferrals to be distributed shall be reduced by the amount of any Excess Elective Deferrals previously distributed to the Participant for the Plan Year beginning in the Participant’s taxable year.

5.9 Payments Pursuant to a Qualified Domestic Relations Order. Notwithstanding any other provision of the Plan to the contrary, the Plan Administrator may instruct the Trustee to make payments to an alternate payee, pursuant to the terms of a qualified domestic relations order (within the meaning of Section 414(p) of the Code), at a time when distributions may not otherwise be permitted under the Plan. Furthermore, any amount which becomes payable to an alternate payee which, with reference only to that amount, is described in Section 5.5(i) (Small Benefits) shall be paid to the alternate payee as soon as practicable following receipt by the Plan of a qualified domestic relations order or the earliest date allowed under the qualified domestic relations order, if later.

ARTICLE VI

TOP HEAVY REQUIREMENTS

6.1 Applicability. For each Plan Year in which the Plan is Top Heavy within the meaning of Section 6.2 (Determination of Top Heavy Status), the restrictions set forth in Section 6.3 (Top Heavy Restrictions) shall apply.

6.2 Determination of Top Heavy Status. For any Plan Year, the determination as to whether the Plan is Top Heavy shall be made in accordance with the following rules:

     (a) General Rule. The Plan shall be determined to be Top Heavy if, as of the Determination Date, the sum of the Account balances of all Participants who are Key Employees exceeds sixty percent (60%) of the sum of the Account balances of all Key Employees and Non-Key Employees.

     (b) Required Aggregation. Notwithstanding Section 6.2(a) (General Rule), however, there shall be aggregated with the Plan, for purposes of determining the Plan’s Top Heavy status, each other plan of the Company (and of any member of the Employer Group):

(i)	in which a Key Employee is a participant, or

(ii)	which enables either the Plan or any plan described in (i) above to meet the requirements of Section 401(a)(4) or 410(b) of the Code.

     (c) Optional Aggregation. Notwithstanding Section 6.2(a) (General Rule) or Section 6.2(b) (Required Aggregation), any plan of the Company or of any member of the Employer Group, other than those which are described in Section 6.2(b) (Required Aggregation), may, at the election of the Plan Administrator, be considered with the Plan for the purpose of determining the existence of Top Heavy status, so long as the aggregated plans, considered as a group, would satisfy the requirements of Sections 401(a)(4) and 410(b) of the Code.

     (d) Aggregation Rule. In the event any other plan is considered with the Plan for purposes of determining the existence of Top Heavy status whether pursuant to Section 6.2(b)

(Required Aggregation) or 6.2(c) (Optional Aggregation), the Plan shall be considered Top Heavy only if the sum of (i) and (ii) below exceeds sixty percent (60%) of (iii), where

(i)	is the sum of the account balances (within the meaning of Section 416(g) of the Code) of all Key Employees under all of the defined contribution plans which are being aggregated;

(ii)	is the sum of the present values of the accrued benefits (within the meaning of Section 416(g)(4)(F) of the Code) for Key Employees under all of the defined benefit plans which are being aggregated; and

(iii)	is the sum of the account balances and present values of accrued benefits (within the meaning of Section 416(g) of the Code) for all Key Employees and Non-Key Employees under all plans which are being aggregated.

For purposes of this Section 6.2(d), the values of account balances and present values of accrued benefits for plans being aggregated with the Plan shall be determined as of the determination date of such plan(s) which falls within the same calendar year as the Determination Date for the Plan.

     (e) Special Computation Rules. The following rules shall be applied in determining the Top Heavy status of the Plan under this Section 6.2 and for purposes of aggregating the Plan with another plan of the Company (or Employer Group) in order to evaluate the Top Heavy status of such other plan.

(i)	The value of an Account for purposes of this Section 6.2 shall mean its balance as of the Valuation Date coincident with or next preceding the Determination Date, including Company Contributions, if any, actually made after the Valuation Date but on or before the Determination Date.

(ii)	The value of an Employee’s (or former Employee’s) Account shall be increased by the value of all distributions to that Employee (or former Employee) from the Plan, and from any plan required to be aggregated with the Plan under Section 6.2(b) (Required Aggregation), or any terminated plan which, had it not been terminated, would have been required to be so aggregated, including any direct transfers to another plan, but excluding distributions which are rolled over or transferred by the Employee to another plan maintained by a member of the Employer Group, occurring during the one (1) year period ending on the Determination Date, unless the distribution is already included in the value of the Account under paragraph (i); provided, however, that the one (1) year period shall instead be a five (5) year period for distributions made for a reason other than separation from service, death or disability.

(iii)	If an Employee has not performed any services for the Employer Group during the one (1) year period ending on the Determination Date, his Account shall not be considered.

(iv)	The value of an Account shall include the allocable portion of any contribution which is required to be made under Code Section 412 to any plan which is aggregated with the Plan pursuant to Section 6.2(b) (Required Aggregation) or Section 6.2(c) (Optional Aggregation), and which would be allocated as of any date not later than the Determination Date, whether or not such contribution has been made or is due as of the date of computation.

(v)	Transferred Assets shall be excluded in determining the value of an Employee’s (or former Employee’s) Account for purposes of this Section 6.2 if the transfer occurred at the initiation of the Employee (or former Employee) and did not include funds distributed from a plan maintained by any member of the Employer Group.

(vi)	The Account of any individual who is a Non-Key Employee, but who was a Key Employee for any prior Plan Year, shall not be taken into account.

(vii)	The accrued benefit of a Participant (other than a Key Employee) shall be determined under the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer Group, or, if there is no such uniform method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

6.3 Top Heavy Restrictions. For each Plan Year in which the Plan is determined to be Top Heavy, the following requirements shall become effective, superseding, for that Plan Year, any other provisions of the Plan to the contrary.

     (a) Minimum Vesting. Each Participant’s interest in his Plan Account (other than those portions which have previously become one hundred percent (100%) Nonforfeitable) shall be determined in accordance with the following schedule:

Nonforfeitable
Years of Service	Percentage
Less than 2	0%
2 but less than 3	20%
3 but less than 4	40%
4 but less than 5	60%
5 but less than 6	80%
6 or more	100%

     Application of this Section 6.3(a) shall not operate to reduce a Participant’s previously existing Nonforfeitable interest in any portion of his Account. Notwithstanding any other provision of this Section 6.3 to the contrary, the modified vesting provisions described in this Section 6.3(a) shall be effective for the first Plan Year in which the Plan is determined to be Top Heavy and shall replace the provisions of Section 5.2(a) (Vesting) for all periods thereafter, unless amended by the Company.

     (b) Minimum Required Allocation For Non-Key Employees.

(i)	General. The Committee shall first allocate Matching Contributions as provided in Section 4.1(b) (Allocation of Matching Contributions), Discretionary Contributions as provided in Section 4.1(c) (Discretionary Contributions) and Nondiscretionary Contributions as provided in Section 4.1(d) (Allocation of Nondiscretionary Contributions). The Committee

shall then allocate to the Account of each Participant who is a Non-Key Employee, and who, as of the last day of the Plan Year, has not terminated his Company employment, whether or not that Participant is otherwise entitled to an allocation pursuant to Section 4.1 (Participants’ Shares of Contributions), Top Heavy Contributions equal to the lesser of three percent (3%) or the percentage determined under subparagraph (ii) (Adjustment for Small Contributions) multiplied by such Participant’s Total Compensation, less the amount of Matching Contributions, Discretionary Contributions, and Nondiscretionary Company Contributions allocated for such Participant for that Plan Year. Matching Contributions that are used to satisfy the minimum contribution requirements of this paragraph shall be treated as Matching Contributions for purposes of the actual contribution test and other requirements of Section 401(m) of the Code.

(ii)	Adjustment for Small Contributions. Notwithstanding the provisions of Section 6.3(b)(i) (General), the amount which is required to be allocated to the Accounts of Participants who are Non-Key Employees need not be greater than the largest allocation to the Account of a Key Employee Participant, expressed as a percentage of that Key Employee’s Total Compensation, as limited by Code Section 401(a)(17). For purposes of determining the largest allocation to the Account of a Key Employee Participant, Elective Deferrals shall be included.

(iii)	Alternative Method for Satisfying the Minimum Allocation Requirement. In the event a Participant who is a Non-Key Employee (who is entitled to a minimum allocation pursuant to Section 6.3(b)(i) (General)) participates both in this Plan and another Qualified plan of the Employer Group, then:

(A)	If the other plan is a defined contribution plan, any Company contributions made for the Participant to the other plan may be considered contributions made toward the minimum required allocation for the Participant under this Plan.

(B)	In the event the other plan is a defined benefit plan, the minimum allocation required to be provided to the Participant under this Plan shall be an amount determined by substituting five percent (5%) in each place where three percent (3%) appears in Section 6.3(b)(i) (General) and Section 6.3(b)(ii) (Adjustment for Small Contributions) shall not apply.

ARTICLE VII

TERMINATION OF EMPLOYMENT

7.1 Dissolution. If a Participant’s employment with the Company terminates by reason of complete or partial liquidation or dissolution of the Company, then the Participant’s employment shall be deemed to have terminated under Section 5.1(a) (Normal Retirement Benefit) or Section 5.2 (Termination Benefit), as the case may be, as of the effective date of the liquidation or dissolution, except that for purposes of Section 5.2 (Termination Benefit), the Participant’s Nonforfeitable percentage shall be one hundred percent (100%).

7.2 Termination in Other Circumstances. If a Participant’s employment terminates for any reason other than the liquidation or dissolution of the Company under Section 7.1 (Dissolution), he shall be entitled to only such benefits as are provided by Article V (Benefits and Distributions).

7.3 Temporary Absence and Military Service. Any absence from active employment, other than during vacations, holidays and nonbusiness hours, constitutes the termination of employment, except as follows:

     (a) Leaves, Illness, Layoffs. Absence for less than one (1) year on account of (i) illness, (ii) mental or physical disability (other than Permanent and Total Disability), (iii) an occurrence for which leave is taken which qualifies under FMLA (if the provisions of FMLA apply to the Company), (iv) leave of absence granted in accordance with uniform rules so that all Employees in similar circumstances are treated alike, or (v) temporary layoff (whether or not of indefinite duration). If, however, a Participant does not resume active employment within thirty (30) days from the expiration of the illness, disability or non-FMLA leave of absence, or if he fails promptly to report for work upon being recalled from the layoff, his employment or participation, as the case may be, shall terminate upon his recovery from illness or disability or the expiration of his leave of absence or his being recalled from temporary layoff, as the case may be.

     (b) Armed Forces. Absence for the purpose of becoming a member of the Armed Forces of the United States; provided, however, that if he does not resume active employment within the period during which he has reemployment rights under the Uniformed Services Employment and Re-employment Rights Act, as amended or superseded, his employment shall be deemed to have terminated on the date his absence began.

     (c) Inactive Status. During any period when a Participant or other Employee is not in fact actively employed by the Company, he shall not be regarded as receiving any Creditable Compensation except that which the Company actually pays to him during the period.

     (d) Short Absences. An absence not exceeding twenty (20) working days shall not constitute a termination of employment if employment is immediately thereafter resumed and the Plan Administrator shall determine in its Discretion that the Participant in question had a satisfactory excuse for the absence.

     (e) Corrective Actions. If contributions or other credit or debit items are allocated to a Participant’s Account due to the provisions of Section 7.3(a) (Leaves, Illness, Layoffs) or 7.3(b) (Armed Forces), and it is later determined that the Participant’s employment should have terminated, then the Trustee upon notification thereof shall treat such allocations as erroneous and shall, within the limits of practicality, endeavor to undo the effects of the allocation.

     (f) Mutual Agreement. The foregoing provisions of this Section 7.3 shall not prevent the Company and the Participant or other Employee in question from mutually determining that his status as an Employee shall terminate at any designated time, either with or without cause.

7.4 No Longer Covered Employee. During any Plan Year in which a Participant has at no time been a Covered Employee, he shall not be deemed a Participant for purposes of allocations under Section 4.1 (Participants’ Shares of Contributions) even though he may for other purposes still be a Participant; provided, however, that if such failure is due to absences which are counted as periods of employment under Section 7.3 (Temporary Absence and Military Service), then Section 7.3 (Temporary Absence and Military Service) shall be controlling rather than this Section 7.4.

ARTICLE VIII

COMMITTEE AND COMPANY

8.1 Composition of Committee.

     (a) Appointment of Members. The Plan shall be administered by a Committee of three (3) or more Employees (or other individuals familiar with the affairs and personnel of the Company) who shall be appointed by, and hold office at the pleasure of, the Board of Directors of Steelcase Inc. Vacancies in the Committee resulting from death, resignation, removal or otherwise shall be promptly filled by the Board of Directors of Steelcase Inc., but the Committee may exercise its powers and authority notwithstanding the existence of vacancies. At any time that there are no current members of the Committee, Steelcase Inc. shall perform the functions of the Committee.

     (b) Plan Administrator. Notwithstanding Section 8.1(a) (Appointment of Members), the Employer shall be the Plan Administrator as defined in the Act.

8.2 Removal and Resignation. A member of the Committee may resign at any time upon not less than ten (10) days’ written notice to the Board of Directors of Steelcase Inc. specifying the effective date of the resignation. A member may be removed or appointed by such Board for any reason or for no reason and at any meeting of the Board, whether or not called for that purpose.

8.3 Actions. The Committee shall act by a majority of its members at the time in office, and such action may be taken either by vote at a meeting or in writing without a meeting. A member of the Committee shall not vote or act on any matter relating solely to himself.

8.4 Officers. The Committee may appoint from among its number a Chairman to preside at its meetings and a Secretary, who need not be a member, to keep records of its meetings and activities and to perform other duties and functions that the Committee may prescribe. It may in like manner designate any one or more of its members or its Secretary to execute any instrument or document upon its behalf, and the action of that person shall have the same force and effect as if taken by the entire Committee. In the event of such authorization, the Committee shall in writing notify the other Administrative Parties of the action, and those parties shall be entitled to rely upon such notification until the Committee gives written notification to the contrary.

8.5 Duties of Employer. In addition to its other duties and responsibilities set forth in this Plan, the Employer shall:

     (a) Provide Notification. Notify Covered Employees of the Plan, including the basic provisions thereof, and keep them and the other Administrative Parties advised from time to time of any contributions thereto, any substantial changes therein, and any discontinuance, suspension or termination thereof, as well as the identities of, and any changes in, the Committee members and the Trustee.

     (b) Maintain Records. Maintain records with respect to each Employee sufficient to determine the benefits due, or which may become due, to such Employee under the Plan.

     (c) Furnish Information. Furnish the Committee with all information necessary for the performance of the Committee’s duties under this Plan.

     (d) Make Available Materials. Make available to the Committee for its inspection, at all reasonable times, all such books and records of the Company as may be reasonably necessary for the Committee’s performance of its duties under this Plan, including but not limited to the Company’s personnel records, annual reports and financial statements; provided, however, that the Committee shall not be required to make such inspection but may in good faith rely upon any statement or information furnished by or on behalf of the Company.

     (e) Establish Investment Funds. Establish, from time to time, Investment Funds consistent with the Plan’s funding policy; provided, however, that different Investment Funds may be established for assets held in a Participant’s Elective Deferral Account, Matching Contribution Account, Money Purchase Contribution Account, Employee Contribution Account, Discretionary Contribution Account, Nondiscretionary Contribution Account and Transferred Assets Account.

8.6 Duties of Committee. In addition to its other duties and responsibilities set forth in this Plan, the Committee shall:

     (a) Maintain Data. Maintain or cause to be maintained the data and information necessary for the administration of the Plan, including all statements, reports and other information furnished to it by the other Administrative Parties.

     (b) Make Records Available. Make available to each Participant, at all reasonable times during business hours, a copy of this Plan and such of the Committee’s records as pertain to such Participant or his Account.

     (c) Provide Forms. Furnish Participants at appropriate times, or upon request, with forms for designations of Beneficiary and methods of settlement, as provided in Section 5.5(d) (Payment of Death Benefits) and for election of distribution options, obtaining Spouse consent, if necessary, explanations of retirement benefit options and any other form or notice required for the Proper operation of the Plan.

     (d) Accept/Reject Forms. Indicate acceptance or rejection of designations of Beneficiaries or methods of settlement.

     (e) Furnish Allocation Information. Promptly furnish to the Trustee the information necessary to determine the amount allocable to each Participant’s Account.

     (f) Furnish Participant Information. Furnish to the Trustee such other certificates, information and documents as the Trustee may reasonably require, relating (but not limited) to such matters as: the identities and addresses of all Participants and Beneficiaries; the age, compensation, Normal Retirement Date, and employment record of every Participant; and the date of, and reasons for, termination of a Participant’s employment.

     (g) Administer Investment Funds. Establish procedures by which Participants can elect to invest their Accounts in the Investment Funds pursuant to Section 10.7 (Investment Funds).

     (h) Direct Benefit Payments. Direct the Trustee as to the recipient, time payments are to be made or to begin, and the elected form of distribution.

8.7 Duties of the Plan Administrator. In addition to those duties imposed upon the Plan Administrator by the Act or by other provisions of this Plan, the Plan Administrator shall:

     (a) Establish Procedures for Benefit Claims. Adopt and notify all Participants of the terms of a uniform claims procedure which provides (i) a procedure for claiming benefits under the Plan; (ii) adequate written notice to any Participant or Beneficiary whose claim for benefits under the Plan is denied, setting forth the reasons for such denial; and (iii) a reasonable opportunity to any Participant or Beneficiary whose claim for benefits is denied to obtain full and fair review of the decision of the Plan Administrator denying such claim.

     (b) Establish Rules for Participation Agreements. Establish and communicate to Covered Employees a procedure for execution and delivery of Participation Agreements and develop and communicate to Covered Employees administrative rules concerning designation of participation levels, timing of designations, and related matters.

     (c) Establish Procedures for Domestic Relations Orders. Establish reasonable procedures for determining the existence of a "qualified domestic relations order” within the meaning of Section 414(p) of the Code and notify affected persons of such procedures.

     (d) Reporting and Disclosure. Prepare, file and/or distribute reports, notices and statements as may be required under the Code or the Act in connection with the Plan.

8.8 Claims Procedure.

     (a) Notice. If a claim for benefits under the Plan is denied, in whole or in part, the claimant shall be notified in writing or electronically of the denial, the specific reason for the denial, the Plan provisions on which the denial is based, an explanation of the Plan’s review procedures under Section 8.8(c) (Appeals), including applicable time limits, a description of any additional materials necessary to perfect the claim with an explanation of why such material is necessary, and a statement that the claimant has the right to bring a civil action if there is still an adverse determination after the review. For Disability Benefit claims, the notice will also include any rule, guideline, protocol or other similar criteria relied on in making the determination, and should the adverse determination be based on a matter of medical judgment or necessity, an explanation of the scientific or clinical judgment on which the determination was based, or a statement that a copy of such rule, guideline, protocol or explanation may be obtained upon request at no charge.

     (b) Timing of Determination. Generally, notice of the claim determination shall be issued within ninety (90) days after the claim has been filed with the Plan Administrator, but a notice of the claim determination for a Disability Benefit shall be issued within forty-five (45) days. With respect to all claims, except those for a Disability Benefit, if special circumstances beyond the control of the Plan Administrator require an extension of time for processing the claim, the ninety (90) day period may be extended up to an additional ninety (90) days, to a total of one hundred eighty (180) days, provided that the claimant is notified of the need for an extension within the original ninety (90) day period, and the date by which the Plan Administrator expects to render a final decision. With respect to Disability Benefit claims, the time period may be extended for a period of up to thirty (30) days if necessary and due to circumstances beyond the control of the Plan Administrator, and again, if necessary and due to circumstances beyond the control of the Plan Administrator, for an additional thirty (30) days, provided that the claimant is notified of the need for the extension(s) within the original forty-five (45) day period or the initial thirty (30) day extension period, whichever is applicable. Where additional information is required, the claimant will be informed within the original forty-five (45) day period that he has forty-five (45) days to provide the requested information. In such circumstances, the original forty-five (45) day period is tolled and the Plan Administrator will have thirty (30) days from the receipt of the requested information to make its determination. If the claimant fails to provide the required information within that forty-five (45) day period, the claim may be denied or the Plan Administrator may repeat the request for information and extend the claim period an additional thirty (30) days. If the Plan Administrator repeats the request, the Plan Administrator will have thirty (30) days from the date it receives the request information from the Participant to make its determination.

     (c) Appeals. In the event a claim for benefits under the Plan is denied, in whole or in part:

(i)	The claimant (or his duly authorized representative) shall be entitled to request in writing a review of the denial of his claim by the Plan Administrator within sixty (60) days (one hundred eighty (180) days for Disability Benefit claims) after the claimant receives notice of the denial of his claim.

(ii)	The claimant (or his duly authorized representative) may review pertinent Plan documents and submit issues and comments to the Plan Administrator in writing.

(iii)	Claim reviewers shall grant no deference to the original determination, but shall assess the information provided as if initially assessing the claim. Those individuals reviewing claims shall be different from, and not subordinate to, those who made the initial claim determinations.

(iv)	The claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits.

(v)	The review shall consider all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(vi)	All claims submitted that are neither granted nor denied in accordance with Section 8.8(b) (Timing of Determination) shall be deemed denied and the claimant shall be deemed to have filed a request for review.

(vii)	The decision of the Plan Administrator on review shall be rendered within sixty (60) days (forty-five (45) days for Disability Benefit claim reviews) after the request for review is received by the Plan Administrator unless special circumstances require an extension of time for processing the claim, in which case a decision shall be rendered not later than one hundred twenty (120) days (ninety (90) days for Disability Benefit claim reviews) after the Plan Administrator receives a request for review. The Plan Administrator shall notify the claimant of the benefit determination as soon as possible, but not later than five (5) days after the benefit determination is made.

(viii)	The claimant shall be furnished with notice of any such extension of time prior to the commencement of the extension. The notice shall provide a description of the special circumstances that necessitate the extension and state the date the determination on review is expected.

(ix)	If the decision of the Plan Administrator on review is not furnished within the time specified in paragraph (vii) above, the claim shall be deemed denied on review.

(x)	The decision of the Plan Administrator on review shall be in writing or furnished electronically and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. The decision shall include a statement that the claimant is entitled to copies of documents relevant to the claim and a statement describing any voluntary appeal procedures and the claimant’s right to take the matter to court. For Disability Benefit claim reviews, the identity of any medical or vocational expert whose advice was sought will be provided, even if not relied upon in making the determination, and should the adverse determination be based on a scientific or clinical assessment of a medical judgment, an explanation of the basis for the assessment will be provided, or a statement that a copy of such explanation will be provided upon request at no charge.

(xi)	The decision of the Plan Administrator on review is final and binding on all persons.

8.9 Powers. The Plan Administrator shall have any and all powers and authority which shall be Proper to enable it to carry out its duties under this Plan, including by way of illustration and not limitation (i) the powers and authority contemplated by the Act and by the Code with respect to Qualified plans and (ii) the powers and authority to make rules and regulations in respect of the Plan not inconsistent with this Plan, the Code or the Act and to determine, consistently therewith, all questions that may arise as to the status and rights of Participants and Beneficiaries and any other persons. The Plan Administrator may retain such consultants, attorneys, or advisors as it may deem Proper in order to carry out its duties under the Plan and the fees and expenses for retaining such attorneys, consultants, or advisors may be charged as an expense of the Plan.

8.10 Discretion; Nondiscrimination. Wherever it is provided in this Plan that the Plan Administrator or its delegee may perform or not perform any act, or permit or consent to any action, nonaction or procedure, or wherever the Plan Administrator is given discretionary power or authority, the Plan Administrator shall have exclusive Discretion in the premises; provided, however, that the Plan Administrator shall not exercise its Discretion in such a manner as to violate the Code or the Act or knowingly to discriminate either for or against any Participant, Covered Employee or Beneficiary or any group of such persons.

8.11 Fiduciaries and Named Fiduciaries.

     (a) Identity. The Employer, the Committee, the Trustee and the Steelcase Inc. Investment Committee shall be named fiduciaries under the Plan, within the meaning of Section 402(a) of the Act, solely to the extent of their respective responsibilities specified in the Plan and the Trust. The Committee shall exercise all discretionary authority and control which is not specifically granted to the Employer, the Trustee or the Steelcase Inc. Investment Committee with respect to management of the Plan.

     (b) Responsibility. Each fiduciary (including named fiduciaries) under this Plan shall be solely responsible for its own acts or omissions. Except to the extent required by the Act, no fiduciary shall have the duty to question whether any other fiduciary is fulfilling all of the responsibilities imposed upon such other fiduciary by Federal or State law. No fiduciary shall have any liability for a breach of fiduciary responsibility of another fiduciary with respect to this Plan unless it participates knowingly in such breach, knowingly undertakes to conceal such breach, has actual knowledge of such breach and fails to take reasonable remedial action to remedy said breach or, through its negligence in performing its own specific fiduciary responsibilities which give rise to its status as a fiduciary, it enables such other fiduciary to commit a breach of the latter’s fiduciary responsibility.

     (c) Prior Actions. No fiduciary shall be liable with respect to a breach of fiduciary duty if such breach is committed before it became a fiduciary or after it ceased to be a fiduciary.

     (d) Allocation of Responsibility. The named fiduciaries may allocate their fiduciary responsibilities (other than trustee responsibility within the meaning of Section 405(c)(3) of the Act) among themselves and may make provision for the delegation of fiduciary responsibility (other than trustee responsibility within the meaning of Section 405(c)(3) of the Act) under the Plan to persons who are not named fiduciaries of the Plan. Such allocation or delegation shall be accomplished by a written instrument executed by the named fiduciary or fiduciaries in question, which instrument may be revoked at any time by the named fiduciary. If the fiduciary responsibilities (other than trustee responsibility within the meaning of Section 405(c)(3) of the Act) of a named fiduciary are allocated or delegated to any other person, the named fiduciary shall not be liable for the acts or omissions of such person, except to the extent that the named fiduciary violated Section 404(a)(1) of the Act:

(i)	With respect to such allocation or delegation, or

(ii)	With respect to the establishment or implementation of the method for accomplishing such allocation or delegation specified above, or

(iii)	By continuing such allocation or delegation.

     (e) Multiple Capacities. Any person or entity may serve in more than one (1) fiduciary capacity under the Plan, as, for example, serving on the Committee and as Trustee.

     (f) No Relief for Fraud. Nothing in this Section 8.11 (Fiduciaries and Named Fiduciaries) shall be deemed to relieve any person from liability for his own willful misconduct or fraud.

ARTICLE IX

RETIREE HEALTH ACCOUNTS

9.1 Eligibility for Retiree Health Account. A “Retiree Health Account” shall be established with respect to each Retiree Health Participant on or after the Retiree Health Effective Date.

9.2 Retiree Health Contributions. For each Plan Year ending after the Retiree Health Effective Date, the Company shall contribute in cash, with respect to each Retiree Health Participant employed by the Company during that Plan Year, an amount determined under an age-based formula developed and approved by the Employer prior to the end of that Plan Year. Such contributions shall be made no later than the time set forth for other contributions to the Plan under Section 3.1(f) (Time for Making Company Contributions (Other Than Elective Deferrals)).

     (a) Limitation on Contributions. During each of the first five (5) Plan Years of a Participant’s participation in the Plan, the contribution made with respect to the Participant under this Section 9.2 shall be limited to twenty-five percent (25%) of the aggregate of the amount allocated to his Account under Section 4.1(c) (Discretionary Contributions) and the amount allocated to his Retiree Health Account under this Section 9.2.

     (b) Partial Year of Participation. The amount to be contributed on behalf of a Retiree Health Participant who completes less than twelve (12) months of employment during the Plan Year as a Retiree Health Participant shall be reduced by multiplying the amount otherwise determined under this Section 9.2 by a fraction, the numerator of which is the number of months during the Plan Year in which the Participant had at least one Hour of Service as a Retiree Health Participant, and the denominator of which is twelve (12). Contributions will not be reduced, however, on account of any leave of absence approved by the Company.

9.3 Allocations to Retiree Health Accounts. The contributions made under Section 9.2 (Retiree Health Contributions) shall be allocated to the Retiree Health Accounts of the Participants with respect to whom the contributions are made. The Retiree Health Accounts serve only as bookkeeping accounts to track the amount available to a Retiree to pay for

Company-sponsored retiree health coverage available to that Participant. Any Participant’s rights thereto are only as set forth in this Article IX.

9.4 Earnings and Losses Credited to Retiree Health Account. The contributions allocated to the Retiree Health Account of each Retiree Health Participant shall be invested in the same manner and in the same Investment Funds as the Participant’s Discretionary Contribution Account is invested pursuant to Article X (The Trustee and Trust Agreement; Investments) and shall be adjusted for income, expenses and losses in the same manner as the Participant’s Account is adjusted pursuant to Section 4.4 (Periodic Adjustments to Accounts).

9.5 Retiree Health Account Distributions. Retiree Health Accounts may only be used to pay for Company-sponsored retiree health coverage. Under no circumstances may any Participant withdraw funds from the Retiree Health Account for any other purpose. A Participant is eligible for retiree health coverage sponsored by the Company only if he is a Retiree.

     (a) Election. A Retiree who applies for Company-sponsored retiree health coverage within the thirty (30) day period prior to or immediately following actual retirement shall elect the portion of his required premium for such coverage to be paid from his Retiree Health Account. A retiree may defer enrollment in Company-sponsored retiree health coverage by submitting to the Company, within the thirty (30) day period prior to or immediately following actual retirement, written proof of enrollment in alternative group health coverage. The Retiree may then subsequently enroll in Company-sponsored retiree health coverage and make an election under this Section 9.5(a) upon submitting proof of the loss of the alternative group health coverage, provided that the proof of such loss is submitted within the thirty (30) day period prior to or immediately following the effective date of the loss.

(i)	Procedures. The election shall be made in the manner prescribed by the Plan Administrator, before the first day of each Plan Year or, for the Plan Year in which the Retiree retires or loses alternative group coverage, before the first day of the month following the month in which his actual retirement occurs or proof of loss of alternative group health coverage is provided. The election may be made only in twenty-five percent (25%) increments of the required premium. A Retiree who fails to make a timely election under this Section 9.5(a) shall be deemed to have elected the same percentage as in effect for the prior Plan Year or, if no election was in effect for the prior Plan Year, fifty percent (50%).

(ii)	Retiree’s Failure to Pay Full Required Premiums. If the Retiree has elected to have less than one hundred percent (100%) of his required premium paid by the Plan, and the Retiree in any month fails to pay the remaining portion of the premium, the Plan shall pay the remaining portion of the premium from the Retiree’s Retiree Health Account (to prevent cancellation of coverage), unless the Retiree otherwise directs the Plan Administrator within the thirty (30) day period following the date the premium is due.

(iii)	Election Between COBRA and Retiree Health Account Distributions. If a Retiree elects continuation coverage under COBRA, the Retiree may not make an election under Section 9.5(a) (Election). A Retiree may not use his Retiree Health Account to purchase retiree health coverage from the Company and receive continuation coverage under COBRA.

     (b) Transfers Between Locations. A Participant who has a Retiree Health Account on account of prior employment at an Eligible Location, but who transfers to a location that is not an Eligible Location, shall not be eligible for distributions from his Retiree Health Account if at the time of termination of employment the Participant is employed at a location that is not an Eligible Location. If the Participant returns to employment at an Eligible Location and is a Retiree Health Participant at the time of termination of employment, years of employment within the Employer Group and with Workstage LLC are counted for purposes of satisfying the Rule of 80 or the Grandfather Rule.

     (c) Application of Elected Amounts. The Company may establish for a Retiree Health Participant an unfunded credit account outside the Plan that may also be used by the Retiree toward his premium payment for retiree health coverage. If a Retiree has made an election pursuant to Section 9.5(a) (Election) to have all or a portion of his premium paid by his Retiree Health Account, such amount shall first be paid or debited from the unfunded credit account maintained by the Company until that account is exhausted. Any remaining premiums or portions thereof shall be paid by the Plan from the Retiree’s Retiree Health Account. The amounts to be paid by the Plan shall be paid by the Trustee in cash to the applicable insurer, if the Company-sponsored retiree health coverage is insured, or to the trust established for the plan providing such coverage, if not insured, and shall reduce the premium amount otherwise owed by the Retiree for such coverage.

     (d) Death of Retiree Health Participant. Any eligible dependents covered under a Company-sponsored health plan at the time of the death of a Retiree Health Participant shall be eligible to elect as follows:

(i)	After Rule of 80 or Grandfather Rule is Satisfied. Eligible and covered dependents of a Participant who, at the time of his death, had satisfied the Rule of 80 or the Grandfather Rule, shall have access to his Retiree Health Account on the same basis as would the Participant, had he survived. The covered dependents who elect continuation coverage under COBRA, however, may not make an election under Section 9.5(a) (Election).

(ii)	Before Rule of 80 or Grandfather Rule is Satisfied. Eligible dependents of a Participant who at the time of his death, had not satisfied the Rule of 80 or the Grandfather Rule, shall not have access to the Participant’s Retiree Health Account.

Any funds remaining allocated to the Participant’s Retiree Health Account after there are no longer any eligible dependents under Section 9.5(d)(i) (After Rule of 80 or Grandfather Rule is Satisfied), shall be reallocated to the Retiree Health Accounts of the remaining Retiree Health Participants as part of the contribution made pursuant to Section 9.2 (Retiree Health Contributions), and shall reduce the Company contribution otherwise determined.

9.6 Failure to Satisfy Rule of 80 or Grandfather Rule or Loss of Coverage. A Participant shall no longer have any right to Plan payments for Company-sponsored retiree health coverage if (a) he terminates employment with the Employer Group prior to satisfying the Rule of 80 or Grandfather Rule, or (b) fails to timely apply pursuant to Section 9.5(a) (Election) for Company-sponsored retiree health coverage either when he is first eligible (and has not provided written proof of other group health coverage), or after losing his alternative group health coverage. Any funds allocated to the Retiree Health Account maintained with respect to such a Participant or Retiree shall be reallocated to the Retiree Health Accounts of the remaining Retiree Health Participants as part of the contribution made pursuant to Section 9.2 (Retiree Health Contributions), and shall reduce the Company contribution otherwise determined.

ARTICLE X

THE TRUSTEE AND TRUST AGREEMENT; INVESTMENTS

10.1 The Trustee. The Employer has entered into a Trust Agreement under the terms of which a Trust Fund has been established to receive and hold contributions payable by the Company pursuant to the Plan and the Prior Plan. The Trustee may be removed and replaced by any successor Trustee, from time to time by action of Steelcase Inc.

10.2 Form and Terms of the Trust Agreement. The Employer may from time to time modify the form and terms of the Trust Agreement to accomplish the purposes of the Plan.

10.3 Fiduciary of Trust Fund. Except to the extent that such authority and duty are transferred to the Employer, Participants, within the meaning of Section 404 of the Act, the Steelcase Inc. Investment Committee, or an Investment Manager pursuant to the Plan or the Trust Agreement, the Trustee shall be the fiduciary with respect to the investment, management and control of the Trust Fund with full Discretion, management and control thereof. The Employer may transfer to itself or the Steelcase Inc. Investment Committee, or the Steelcase Inc. Investment Committee may transfer to an Investment Manager, the authority and duty to direct the investment of all or part of the Trust Fund. Such transfer shall be made by written instrument executed on behalf of the Employer or the Steelcase Inc. Investment Committee, as the case may be, and by the party so appointed, who shall thereby acknowledge that he is a fiduciary under the Plan with respect to investments of the Plan’s assets. Upon any such transfer of authority and duty, the Employer, the Steelcase Inc. Investment Committee or the Investment Manager, as the case may be, shall be the fiduciary with respect to the investment and management of such assets of the Trust Fund, and the Trustee shall be relieved of all responsibility with respect to the investment and management thereof.

10.4 Transfer of Investment Authority. In the event that the authority and duty to direct the investment of all or part of the Trust Fund are transferred to a party other than the Trustee, the following rules shall apply.

     (a) Transfer to Employer or Steelcase Inc. Investment Committee. If investment direction is transferred to the Employer, the Steelcase Inc. Investment Committee or the

Committee, the Trustee shall not be liable or responsible for the consequences arising from the Trustee’s compliance with the directions of the Employer, the Steelcase Inc. Investment Committee or the Committee which are made in accordance with the terms of the Trust and which are not contrary to the provisions of applicable law regulating such investment and management of the assets of an employee benefit trust.

     (b) Transfer to Investment Manager. If investment direction is transferred to an Investment Manager, the Trustee shall not be liable or responsible for any consequences arising from the Trustee’s compliance with investment or management directions received by the Trustee from the Investment Manager. The Trustee shall be under no duty to question any directions of the Investment Manager, nor to review in any respect the manner in which the Investment Manager exercises its authority and discharges its duties with respect to the assets of the Trust Fund as to which it has been so appointed.

     (c) Transfer to Participants. In the event investment authority has been transferred to Participants, within the meaning of Section 404(c) of the Act, the Trustee shall not be liable or responsible for any consequences arising from the Trustee’s compliance with investment instructions received by the Trustee from the Participants.

10.5 Bonding. Except as otherwise exempted by Section 412 of the Act, every fiduciary of the Plan, within the meaning of the Act, and every person who handles funds or other property of the Plan shall be bonded in accordance with Section 412 of the Act.

10.6 Funding Policy. The Plan Administrator shall from time to time establish a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of the Act. The funding policy and method so established shall be reviewed by the Plan Administrator at least annually. In establishing and reviewing such funding policy and method, the Plan Administrator shall consider the short-term and long-term investment objectives and financial needs of the Plan, taking into account the need for liquidity to pay for benefits and the need for investment growth. All actions of the Plan Administrator in accordance with this Section 10.6 shall be communicated to the Trustee and to the Employer.

10.7 Investment Funds.

     (a) Participants’ Interests in Investment Funds. The Trust Fund shall consist of one or more Investment Funds in which each Participant with any interest therein shall have an undivided proportionate interest. Each Participant’s undivided proportionate interest in each Investment Fund shall be determined according to the ratio that the value of the portion of such Participant’s Account which is invested in that Investment Fund bears to the total value of all Participants’ Accounts (or portions of them) invested in that Investment Fund on the date of determination.

     (b) Addition or Deletion of Investment Funds. The Employer shall have the right to establish additional Investment Funds and abolish Investment Funds at any time, in its Discretion, in furtherance of the funding policy and investment objectives established by the Plan Administrator.

     (c) Participant Elections. Whenever there shall exist two (2) or more Investment Funds, each Participant may elect the portion of his Account which is to be invested in each Investment Fund (or change an existing election). The Employer may make different investment funds available for investment of assets held in the Participant’s Elective Deferral Account, Matching Contribution Account, Money Purchase Contribution Account, Employee Contribution Account, Discretionary Contribution Account, Nondiscretionary Contribution Account and Transferred Assets Account, if any; provided, however, that a Participant may only make a single investment election for both the Discretionary Contribution Account and Nondiscretionary Contribution Account, and a single investment election for both the Elective Deferral Account and the Matching Contribution Account. The election (or change of an existing election) may apply both to the existing Account balance and to future contributions and earnings thereon or, in the Committee’s Discretion, a Participant may elect to apply his investment election separately to the Account and to future contributions and earnings thereon. Such election (or change in an existing election) shall be accomplished in accordance with procedures established by the Committee governing the percentage increments in which elections may be made, the portion of each Participant’s Account which will be subject to investment by the Participant and the manner and timing for making such elections.

     (d) Implementation. The Committee may instruct the Trustee to transfer amounts among the Investment Funds in order to implement the instructions of Participants concerning investment of their Accounts.

ARTICLE XI

TERMINATION AND AMENDMENT

11.1 Termination of Plan. It is the present intention of the Company permanently to maintain the Plan and continue to make contributions under Section 3.1 (Time and Amount of Company Contributions); provided, however, that subject to the provisions of Section 12.2 (Nonforfeitability) and the requirements of the Act and the Code:

     (a) Steelcase Inc., acting through its Board of Directors, or its delegee, reserves the right at any time to revoke or terminate the Plan in its entirety or to partially terminate the Plan, or to terminate or temporarily or permanently suspend its liability to make contributions to the Trust. Each Company, acting through its Board of Directors, retains the right to terminate the Plan to the extent that it relates to that Company and its Employees. This Plan shall automatically terminate and contributions to the trust shall cease upon the Employer’s legal dissolution, or upon its adjudication as bankrupt or insolvent, or upon a general assignment by the Employer for the benefit of creditors, or upon the appointment of a receiver for its assets, or if required by ERISA or the Code.

     (b) In the event of any termination, partial termination or suspension under paragraph (a) above, or under operation of applicable law, the Company shall give such timely notice thereof to the Internal Revenue Service and the Department of Labor as may be required by provisions of the Act or Code.

     (c) In the event of any termination, partial termination or permanent suspension under paragraph (a) above, or under operation of applicable law, and subject to Section 12.2 (Nonforfeitability), the right of each affected Participant (as to whom the Plan has terminated or with respect to whom a permanent suspension has occurred) to the amount credited to his Account at the time of termination, permanent suspension, or partial termination immediately become Nonforfeitable.

     (d) Termination of the Plan shall not have the effect of reducing or eliminating any protected benefit, within the meaning of Section 411(d)(6) of the Code and regulations promulgated thereunder.

11.2 Liquidation of Plan. In the event of termination of the Plan without establishment of a successor plan, the Trustee shall proceed as promptly as possible, subject to any directions from the Committee, to liquidate all investments, other than Insurance Contracts, and shall thereupon determine the value of each Participant’s Account under Section 4.6 (Distributable Accounts) as of the date of termination. After each such Account has been appropriately adjusted to cover any expenses of distribution and final liquidation costs, the Trustee shall pay the balance of such Account to the Participant (or, if deceased, his Beneficiary) in a lump sum or in such other method of distribution as may be permitted under Section 5.5(c) (Payment of Benefits Other Than Death Benefits), as selected by the Participant (or Beneficiary). Any Insurance Contract issued in respect of any Participant shall be delivered to him or, if deceased, to his Beneficiary at as early a date as is administratively feasible after termination. For purposes of this Section 11.2, the term "successor plan” means any other defined contribution plan (other than an employee stock ownership plan) maintained by the Employer that exists at the time the Plan is terminated or within the period ending twelve (12) months after distribution of all assets from the Plan. Such other plan shall not be treated as a successor plan, however, if fewer than two percent (2%) of the employees who are eligible under this Plan at the time of its termination are or were eligible under the other plan at any time during the twenty-four (24) month period beginning twelve (12) months before the time of the termination.

11.3 Termination of Trust. Notwithstanding termination of the Plan, the Trust shall terminate when the Trust Fund is entirely paid out and distributed in accordance with its terms and the terms of this Plan.

11.4 Amendment. Steelcase Inc., acting through its Board of Directors or its delegee, reserves the right at any time and from time to time, to amend the Plan, without the consent of any Participant or Beneficiary, or any other Company in any manner which it deems to be Proper, whether or not (i) for reasons of business necessity or (ii) for the purpose of causing the Plan and Trust to be Qualified or to continue to be Qualified.

     (a) No Increase in Liabilities. No such amendment, except upon written consent of the affected person, shall increase the duties or liabilities of the Trustee or the Committee, or diminish their remuneration.

     (b) Retroactivity Allowed. Any modification, alteration or amendment may be made effective retroactively within the limits satisfactory to the Internal Revenue Service and the Department of Labor.

     (c) Benefits Preserved. Notwithstanding anything contained in this Section 11.4 to the contrary, no amendment to the Plan shall decrease the Account balance of any Participant or have the effect of eliminating or reducing any protected benefit within the meaning of Section 411(d)(6) of the Code or any early retirement benefit or retirement-type subsidy or eliminating an optional form for payment of benefits with respect to benefits attributable to service accumulated prior to the amendment.

     (d) Vesting Changes. In the event the Employer adopts an amendment to the Plan which changes the Plan’s vesting provisions such that the Nonforfeitable percentage of any Participant, when determined under the Plan as so amended, would at any time be less than would have been the case absent such amendment, then the following rules shall apply.

(i)	Election. Each Participant who has completed at least three (3) years of service (within the meaning of Treas. Reg. Section 1.411(a)-8T(b)(3)) shall be permitted to elect, during the election period described in (ii), to have his Nonforfeitable percentage determined without regard to such amendment.

(ii)	Election Period. The election described in paragraph (i) may be made during the period which begins not later than the date on which the Plan amendment is adopted and which ends no earlier than the latest of the following dates:

(A)	The date which is sixty (60) days after the day the Plan amendment is adopted.

(B)	The date which is sixty (60) days after the day the Plan amendment becomes effective.

(C)	The date which is sixty (60) days after the day the Participant is issued written notice of the Plan amendment by the Employer or Plan Administrator.

ARTICLE XII

MISCELLANEOUS

12.1 No Reversions. Except as otherwise provided by Section 3.2 (Contributions Conditioned Upon Deductibility) or Section 4.3 (Limitations on Annual Contributions and Additions), the assets of the Plan shall never inure to the benefit of the Company and shall be held for the exclusive purposes of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan; and the Company shall not be entitled to receive or recover any part of its contributions to the Trust or the earnings thereon.

12.2 Nonforfeitability. A Participant’s right to his benefits under the Plan shall be one hundred percent (100%) Nonforfeitable upon his reaching his Normal Retirement Age; provided, however, that he is then employed by a member of the Employer Group.

12.3 Merger, Consolidation, Etc.

     (a) Transfers to Other Plans. In no event may the Plan be merged or consolidated with, or the assets or liabilities of the Plan transferred to, any other Qualified plan, unless each Participant would (if such other Qualified plan were terminated after such merger, consolidation or transfer of assets or liabilities) receive a benefit immediately after such merger, consolidation or transfer which is not less than the benefit he would have been entitled to receive (including protected benefits within the meaning of Section 411(d)(6) of the Code and regulations promulgated thereunder) had the Plan been terminated immediately before such merger, consolidation or transfer.

     (b) Transfers From Other Plans. The Employer may authorize the acceptance of a transfer of assets and liabilities directly to the Plan from another Qualified plan. In any such case the Plan shall preserve any features of the transferring plan which constitute protected benefits within the meaning of Code Section 411(d)(6). In no event may the Employer authorize the acceptance of a transfer of assets and liabilities from another Qualified plan unless each Participant would (if these Plans were terminated after such transfer of assets and liabilities) receive a benefit immediately after such merger, consolidation or transfer which is not less than the benefit he would have been entitled to receive (including protected benefits within the meaning of Section 411(d)(6) of the Code and regulations promulgated thereunder) had such other Qualified plan been terminated immediately before such transfer.

12.4 Spendthrift Provision.

     (a) No Assignment Permitted. To the extent permitted by law, no benefits, payments, proceeds, claims, rights or interest of any Participant or Beneficiary in, to or under the Plan, the Trust or any part of the Trust Fund, shall be liable or subject to the debts, contracts, liabilities, engagements or torts of any such person, directly or indirectly, or subject to any claim of any creditor of such person, through legal process or otherwise; nor shall any such Participant or Beneficiary be able or permitted, voluntarily or involuntarily, to transfer, encumber, pledge, anticipate, alienate or assign any such benefits, payments, proceeds, claims, rights or interest, contingent or otherwise, except as provided in Section 5.4 (Loans to Participants) and Section 12.4(b) (Qualified Domestic Relations Orders). It is the intention and purpose of the parties to this Plan to place the absolute title to the Trust Fund in the Trustee alone, with power and authority to pay out the same only as provided in this Plan.

     (b) Qualified Domestic Relations Orders. Notwithstanding Section 12.4(a) (No Assignment Permitted), the Trustee shall honor an assignment to, or an order to segregate assets for, or instructions to make benefit payments to a person other than a Participant or Beneficiary if the Plan Administrator so directs and the Plan Administrator has determined that there exists either (i) a domestic relations order entered before January 1, 1985, under which payments are being made or which the Plan Administrator determines should be honored or (ii) a "qualified domestic relations order", within the meaning of Section 414(p) of the Code, pursuant to which such assignment, segregation, or payment is required. The Plan Administrator shall establish written procedures for determining the existence of a "qualified domestic relations order” and for compliance by the Plan with the applicable provisions thereof.

12.5 Execution of Instruments. Except as otherwise expressly provided in this Plan, any instrument or document to be delivered or furnished by the Company shall be sufficiently executed if executed in the name of the Company by any of its officers; or, where furnished or delivered by the Committee, if executed in the name of the Committee by any member thereof; or where furnished or delivered by the Trustee, if executed as follows:

     (a) If the Trustee consists of two (2) or more persons, if executed in the Trustee’s name by any such person, and

     (b) In the case of any corporate Trustee (whether or not the sole Trustee), if executed as Trustee in the name of such corporation by any of its officers;

provided, further, that any Administrative Party shall be fully protected in relying upon any instrument or document so executed; and such execution shall be conclusive proof that any signature is duly authorized and that any information contained in the instrument or document is true and correct.

12.6 Company Actions. Whenever the Company under this Plan is permitted or required to do or perform any act or execute any paper or document, it shall be performed or executed at the direction of the Board of Directors of the Company, or by duly authorized officers or agents of the Company, and may be evidenced by resolutions certified by the Secretary of the Company.

12.7 Successors, Etc. This Plan shall be binding upon, and inure to the benefit of, the Company and subject to Sections 11.1 (Termination of Plan) and 11.4 (Amendment), its successors, the Trustee and its successors, the Committee as from time to time constituted, and the Participants and Beneficiaries, their heirs, personal representatives, successors, and assigns, all in accordance with and subject to the terms of this Plan.

12.8 Miscellaneous Protective Provisions. Except as otherwise provided in this Plan or the Act:

     (a) Any Administrative Party may request and rely upon an opinion of counsel, who may or may not be counsel for the Company, and shall be fully protected for any action taken, suffered or omitted in good faith reliance upon such opinion.

     (b) No recourse under this Plan, or for any action or nonaction hereunder or for any loss or diminution of the Trust Fund, or for any payment or nonpayment of benefits, or for any other reason whatsoever relating to the Plan, shall be had by any person whomsoever against any stockholder, officer, director or Employee of the Company as such, past, present or future.

     (c) Where the establishment of any fact is in question, any Administrative Party may in its Discretion accept as evidence thereof any properly executed instrument or document furnished by any other Administrative Party or such other evidence as may seem reasonable in the circumstances.

12.9 Reliance. The Company and the Plan Administrator shall be entitled to rely upon all tables, valuations, certificates and reports or any other information furnished to it by any actuary, accountant, or the Trustee, and upon the opinions given by any legal counsel, in each case as selected by the Company.

12.10 Common Control and Successorship Situations. To the extent required by Section 414 of the Code, the following rules shall apply.

     (a) Predecessor and Successor Employers. The service of Employees who are hired into the Employer Group from a predecessor employer on account of either a stock or an asset acquisition shall include service with the predecessor employer. Service with the Employer Group shall be treated as service with a successor employer, if the Plan is taken over by such successor.

     (b) Transfers Within Employer Group. For purposes of the participation and vesting provisions of the Plan, in the event that an employee of a corporation or other trade or business, whether or not incorporated, which is a member of the Employer Group is transferred to employment with the Company (or from employment with the Company to employment with a member of the Employer Group which has not adopted the Plan), his service with such member or members of the Employer Group shall be treated as service with the Company. In the event a Participant is transferred to employment by an employer which is a member of such Employer Group, the transferred Participant’s employment by the Company and participation in the Plan shall not be deemed terminated by reason of such transfer, except that such transferred Participant’s Account shall not be credited with any portion of the Company Contributions made pursuant to Section 3.1 (Time and Amount of Company Contributions) or forfeitures arising with respect to a Plan Year ending within a taxable year of the Company after the taxable year in which such transfer occurred. For purposes of eligibility for benefits hereunder, a Participant so transferred shall be deemed to have severed employment with the Company at the time he is no longer employed by an employer which is a member of the Employer Group.

     (c) Multiple Employers. If and while the Plan is maintained by more than one employer, the participation provisions of the Plan shall be applied as if all employees of each of the employers were employed by a single employer, and the vesting provisions of the Plan shall be applied as if all such employers constituted a single employer.

12.11 Indemnification by Company. To the extent permitted by the Act, the Company shall indemnify and save harmless the Committee members and other fiduciaries of the Plan who are officers, directors, shareholders or Employees of the Company against any liabilities incurred by them in the exercise and performance of their powers and duties under the Plan to the extent that such protection would be afforded by insurance coverage under Section 410(b)(3) of the Act.

12.12 Employment Rights Not Enlarged. The Plan as now or may hereafter exist, shall not be construed as giving any Participant or any other person whomsoever any legal or equitable right against the Company, or as giving any Participant the right to be continued in the employ of the Company, and all Employees and all Participants shall remain subject to discharge to the same extent as if this Plan had not been adopted.

12.13 Correction of Errors and Recoupment. If any error or change in records results in any Participant or Beneficiary receiving from the Plan more or less than the amount to which he would have been entitled to receive had the records been correct or had the error not been made, the Plan Administrator shall correct the error by adjusting, as far as practicable, the future payments in such a manner that the benefits to which such person was correctly entitled shall be paid. The Plan Administrator shall be entitled to recoup amounts which are overpaid to a Participant or Beneficiary and may choose to recoup by requesting repayment from such person either in addition to or instead of adjusting future benefit payments to such person.

12.14 Effect of Participant’s Acceptance of Payments. Acceptance by any Participant or Beneficiary of benefit payments from the Plan shall, to the extent of such payment, constitute a release of the Plan from liability in connection with such payment.

12.15 Notification of Address. Each Participant, former Participant and Beneficiary shall furnish the Plan Administrator with such information as the Plan Administrator may reasonably require. This information shall include written notice of his current post office address and any change in that address. The Company, Committee and Trustee shall be entitled to rely upon the last post office address furnished to the Plan Administrator by such person for purposes of providing notice to such person, payment of benefits or any other purpose.

12.16 Source of Benefit Payments. A Participant, Beneficiary or other person claiming benefits under the Plan shall be required to look only to the Trust for payment of his benefits and benefits are payable from the Trust only to the extent funded through the Trust. Neither the Trustee nor the Company shall have any liability to provide benefits which cannot be provided with amounts held in the Trust Fund.

ARTICLE XIII

INSURANCE PROVISIONS

13.1 Type and Amount of Insurance Contracts. It is contemplated but not required that all or part of the Trust Fund may from time to time be invested in Insurance Contracts, at the direction of the Participant for the Participant’s Account, on the life of a Participant who has been continuously employed by the Company for at least three (3) years, provided that the Participant’s share of Discretionary Contributions is sufficient to purchase at least two thousand five hundred dollars ($2,500) of coverage under an Insurance Contract. The portion of the Trust Fund to be invested in Insurance Contracts, the arrangements with respect thereto, and the type of Insurance Contracts to be purchased, shall be within the Plan Administrator’s Discretion, subject to the following rules.

     (a) Limited Locations. Only Participants at the following locations shall be eligible to direct investment in Insurance Contracts: Athens, Alabama, a division of Steelcase Inc.; Attwood Corporation; East Point, Georgia, a division of Attwood Corporation; the Fletcher, North Carolina location of the Wood division of Steelcase Inc.; Grand Rapids, Michigan, a division of Steelcase Inc.; Hedberg Data Systems, Inc.; Office Details Inc.; SC Development Inc.; Steelcase Financial Services Inc.; and City of Industry, California, a division of Steelcase Inc.

     (b) No Discrimination. The Plan Administrator shall exercise such Discretion in a nondiscriminatory manner among the respective eligible Participants, subject to insurability and rating rules and policies of the Contract Issuer.

     (c) Limit on Investment. The maximum portion of any Participant’s Account which may be invested in life insurance protection for such Participant shall be:

(i)	Less than one-half (1/2) of the aggregate amount of the Discretionary Contributions plus forfeitures, if any, held in his Account for less than two (2) years; or

(ii)	One hundred percent (100%) of the aggregate amount of the Discretionary Contributions and forfeitures that have been held in the Participant’s Account for at least two (2) years.

     (d) Investment Limit Inapplicable. The limitations contained in Section 13.1(c) (Limit on Investment) above shall not apply to cash value Insurance Contracts taken out by the Trustee on the lives of key employees of the Company, the proceeds of which are payable to the Trust for the benefit of the Trust as a whole.

13.2 Application and Ownership. Applications for Insurance Contracts shall be made by the Trustee at such time or times, in such manner, and to such Contract Issuer as the Plan Administrator shall designate. Any such application, and any Insurance Contract issued as a result thereof, shall provide that legal ownership of such Insurance Contract shall vest in the Trustee and not in the Participant in respect of whom it is issued. However, the Trustee shall exercise all rights, options and privileges under or incident to such Insurance Contract only in a manner directed and approved by the Plan Administrator. All proceeds of the policies and earnings on the policies, including dividends or other credits, shall be applied to premiums or be paid to the Trustee to be credited to the Participant’s Account and to be distributed to the Participant or the Participant’s Beneficiary. The Trustee shall not hold a policy after Plan distributions to the Participant have begun.

13.3 Protective Provisions. No Contract Issuer shall be deemed a party to the Plan and its obligation shall be measured solely by the terms of any Contracts issued by it, except as otherwise required by the Act. It is further agreed:

     (a) A Contract Issuer may rely upon the identity of the Trustee as shown by its records until such time as it shall receive at its home office satisfactory notification of a change in the Trustee’s identity.

     (b) A Contract Issuer shall deal with the Trustee as the sole and absolute owner of all Contracts and shall not be obligated to ascertain whether the Trustee is adhering to the terms of this Plan or the directions of the Committee.

     (c) A Contract Issuer may rely upon receipts and releases given by the Trustee and shall be fully discharged from liability for any action taken or payment made in accordance with the Trustee’s directions or with the terms of the Insurance Contract; nor shall a Contract Issuer be obligated to see to the application of any amount so paid.

     (d) The provisions of Section 12.5 (Execution of Instruments) apply, in part, for the protection of Contract Issuers. Any signature affixed to an application or other writing as therein provided shall be conclusive proof to the Contract Issuer that the individual in respect of whom an application for an Insurance Contract is being made is eligible to have such Insurance Contract issued in respect of him as to the form, benefits and amount requested in such application.

ARTICLE XIV

TRANSFERRED ASSETS

14.1 Right to Transfer. The Plan Administrator may, in its Discretion, direct the Trustee to accept Transferred Assets on behalf of a Participant; provided, however, that the Transferred Assets shall be credited to the account established for the Participant to receive the Transferred Assets (his “Transferred Assets Account”).

14.2 Accounting for Transferred Assets. Transferred Assets shall be credited to the Participant’s Transferred Assets Account within thirty (30) days after the date they are paid to and accepted by the Trustee and shall be adjusted for distributions, loans, expenses, profits and losses in the manner described in Section 4.4 (Periodic Adjustments to Accounts) as if such transferred portion of the Account in question were, in fact, a separate account.

14.3 Nonforfeitability of Transferred Assets. Transferred Assets shall at all times be Nonforfeitable.

14.4 Distribution of Transferred Assets. Any balance in a Participant’s Transferred Assets Account shall be distributed to the Participant (or his Beneficiary) at the same time and in the same manner as other benefits payable to him under the Plan.

ARTICLE XV

EMPLOYEE CONTRIBUTIONS

15.1 Right to Contribute. No Participant shall have the right to make Employee Contributions to this Plan. Employee Contributions previously were permitted under the Steelcase Inc. Group Retirement Plan before September 1, 2000, and are transferred to this Plan in connection with the merger of the Steelcase Inc. Group Retirement Plan with this Plan. Those Employee Contributions shall be subject to the provisions of this Article XV.

15.2 Accounting. Employee Contributions and earnings transferred from the Steelcase Inc. Group Retirement Plan shall be held in the Employee Contribution Accounts of the affected Participants. Solely for purposes of adjustments to a Participant’s Employee Contribution Account pursuant to Section 4.4 (Periodic Adjustments to Accounts), all withdrawals during a Plan Year pursuant to Section 15.4 (Withdrawals While Employed) shall be deemed withdrawn as of the next preceding Valuation Date; provided, however, that any other reasonable methodology may be used by the Trustee for accounting for Employee Contributions for purposes of Employee Contribution Account adjustments, so long as such methodology is used consistently and in a nondiscriminatory fashion.

15.3 Nonforfeitability. Employee Contributions shall be Nonforfeitable. Any balance in a Participant’s Employee Contribution Account resulting from his own contributions not previously withdrawn shall be paid to him following his retirement or other termination of employment, or to his Beneficiary in the event of his death, in the same manner as other benefits payable to him upon such events.

15.4 Withdrawals While Employed. A Participant may withdraw his Employee Contributions at any time upon written request to the Committee; provided that no withdrawal may be made within six (6) months of a prior withdrawal and no more than two (2) withdrawals are permitted during a Plan Year.

ARTICLE XVI

EXECUTION

     IN WITNESS WHEREOF, Steelcase Inc. has caused this Plan, captioned “Steelcase Inc. Retirement Plan,” as amended and restated effective as of February 28, 2003, to be executed by its duly authorized officer this 22nd day of January, 2003.

STEELCASE INC.

By:		/s/ Nancy W. Hickey

	Its:	Sr. Vice President, Global Strategic Resources & Chief Administrative Officer

SCHEDULE A
PARTICIPATING AFFILIATES, DIVISIONS AND LOCATIONS

OTHER PARTICIPATING AFFILIATES , DIVISIONS AND LOCATIONS

Each of the divisions, locations and entities listed in this Schedule A began participating in the Plan prior to the Effective Date, unless otherwise specified, and is eligible to make both Discretionary and Elective Deferral Contributions. Non-Discretionary and Matching Contributions may be made only if so noted.

Eligible For
Non-discretionary
Affiliate/Division/Location Name	Contributions?
Athens, Alabama, a division of Steelcase Inc.	Yes
Attwood Corporation (except employees of Attwood Canvas (Eastpoint), a division of Attwood Corporation)	Yes
Attwood Canvas (Eastpoint), a division of Attwood Corporation	No
City of Industry, California, a division of Steelcase Inc.	Yes
Grand Rapids, Michigan, a division of Steelcase Inc.	Yes
Hedberg Data Systems, Inc.	No
Office Details Inc.	Yes
SC Development Inc.	Yes
SC Transport Inc.	No
Steelcase Design Partnership Inc.	No
Steelcase Financial Services Inc.	Yes
Wood Division of Steelcase Inc.
Fletcher, North Carolina	Yes
Grand Rapids, Michigan	Yes
New Paris, Indiana
(f/k/a Stow Davis Furniture, a division of Steelcase Inc.)	No

SCHEDULE A
PARTICIPATING AFFILIATES, DIVISIONS AND LOCATIONS
(CONTINUED)
ANDERSON DESK INC.

Non-discretionary Contributions – Not eligible.

Matching Contributions:

•	Contribution Formula: Discretionary each Plan Year, expressed as a specific percentage of Elective Deferrals contributed each pay period (not including Excess Deferrals or Excess Contributions) or a specific dollar amount.

•	Eligible Participant: Employees identified as eligible by the company for the Plan Year.

SCHEDULE A
PARTICIPATING AFFILIATES, DIVISIONS AND LOCATIONS
(CONTINUED)
BRAYTON INTERNATIONAL INC.

Non-discretionary Contributions – Not eligible.

Matching Contributions:

•	Contribution Formula: Discretionary each Plan Year, expressed as a specific percentage of Elective Deferrals (not including Excess Deferrals or Excess Contributions) or a specific dollar amount.

•	Eligible Participant: Employees identified as eligible by the company for the Plan Year.

SCHEDULE A
PARTICIPATING AFFILIATES, DIVISIONS AND LOCATIONS
(CONTINUED)
THE DESIGNTEX GROUP, AN AFFILIATE OF STEELCASE INC.

Discretionary Contributions are subject to the maximum contribution limit described below:

•	Allocation Formula: Contributions will be allocated as described in the Plan, subject to a maximum contribution of Two Thousand Dollars ($2,000) each Plan Year per Participant.

Non-discretionary Contributions – Not eligible.

Matching Contributions:

•	Contribution Formula: Twenty-five percent (25%) of Elective Deferrals, subject to a maximum contribution of Two Thousand Dollars ($2,000) per Participant each Plan Year.

•	Eligible Participant: Salaried, non-union Participants employed by The Designtex Group.

SCHEDULE A
PARTICIPATING AFFILIATES, DIVISIONS AND LOCATIONS
(CONTINUED)
VECTA CONTRACT, A DIVISION OF STEELCASE INC.

Non-Discretionary Contributions – Not eligible.

Matching Contributions:

•	Contribution Formula: One hundred percent (100%) of Elective Deferrals up to three percent (3%) of Creditable Compensation each payroll period, plus fifty percent (50%) of Elective Deferrals between three percent (3%) and five percent (5%) of Creditable Compensation each payroll period.

•	Eligible Participant: Participants employed by Vecta Contract.

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